EXHIBIT 4.35

EXECUTION VERSION

Dated 2 March 2017
FOSTER WHEELER LLC and AMEC FOSTER WHEELER PLC and SUMITOMO HEAVY INDUSTRIES, LTD.
SHARE SALE AGREEMENT relating to the companies comprising the CFB Business

Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom

Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222
Ref: L-244509

EXECUTION VERSION

Share Sale Agreement

This Agreement is made on 2 March 2017 between:

(1)	Foster Wheeler LLC, a limited liability company incorporated in Delaware whose registered office is at Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle, DE 19801, United States with its principal office at Perryville Corporate Park, Clinton, New Jersey 08809-4000, United States (the “Seller”);

(2)	Amec Foster Wheeler plc, a company incorporated in England whose registered office is at Booths Park, Chelford Road, Knutsford, Cheshire, WA16 8QZ (the “Guarantor” and together with the Seller, “AFW/Seller”); and

(3)	Sumitomo Heavy Industries, Ltd., a company incorporated in Japan whose registered office is at ThinkPark Tower, 1-1 Osaki 2-chome, Shinagawa-ku, Tokyo 141-6025, Japan (the “Purchaser”).

Whereas:

(A)	The Seller has agreed to sell the Shares (as defined below) and transfer the CFB Business to the Purchaser by means of such sale of the Shares and to assume the obligations imposed on the Seller under this Agreement.

(B)	The Purchaser has agreed to purchase the Shares and acquire the CFB Business from the Seller by means of such purchase of the Shares and to assume the obligations imposed on the Purchaser under this Agreement.

(C)	By virtue of the sale and purchase of the Shares contemplated by this Agreement and the performance of the obligations under the Transitional Services Agreement and the Transitional Trade Mark Licence, the CFB Business will effectively be transferred by the Seller to the Purchaser.

(D)	The Guarantor is a party to this Agreement to provide the Guarantee set out in Clause 17 and to assume certain other obligations under this Agreement.

It is agreed as follows:

1	Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1	Definitions

“Accounts” means the pro forma balance sheets and the profit and loss accounts of the CFB Business (reflecting, for the avoidance of doubt, any part thereof conducted by any member of the Retained Group), for the balance sheets, as at the end of each month between January 2015 and December 2016, as applicable, and, for the profit and loss accounts, as for the 9-month period ending at the Accounts Date and 12 month period ending at 31 December 2015, as applicable, set out in folders 3.2.9.15.1, 3.2.9.18.2.3, 3.2.9.18.2.4, 3.2.9.18.2.5, 3.2.9.28.1, 3.1.18.26.12.1, 3.1.18.26.12.2, 3.2.2.5, 3.2.2.6 and 3.2.2.3.2 of the Data Room;

“Accounts Date” means 30 September 2016;

2

“Affiliate” means, with respect to a person, any other person that Controls, is Controlled by or is under common Control with such person;

“Aftermarket Affiliates” has the meaning given to it in Clause 5.7.9;

“Aftermarket Services Business” means the provision of services and the supply and/or installation of parts and components for owners of CFB Products that: (i) have been sold by the Seller’s Group, any Group Company or a third party and have been installed as of the Closing Date, or (ii) will be installed by any Group Company or a third party after the Closing Date, and such services include regular maintenance and emergency repair, improvement of steam generator performance in terms of efficiency, reliability, emissions improvements and fuel flexibility and/or switching, but exclude modifying any operational steam generator that is not a CFB Product into a CFB Product;

“Aftermarket Services Licence” has the meaning given to it in Clause 8.4.8;

“Agreed Terms” means, in relation to a document, such document in the terms agreed between the Seller and the Purchaser and signed for identification by the Purchaser and the Seller with such alterations as may be agreed in writing between the Seller and the Purchaser from time to time;

“Amigo Software” means any and all versions in existence of the thermal design and performance calculation software program used by the Seller’s Group for CFB Products which, at the date of this Agreement, is named “Amigo Designer”;

“Anti-Corruption Law” means:

(i)	the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

(ii)	the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended by the Foreign Corrupt Practices Act Amendments of 1988 and 1998, and as may be further amended and supplemented from time to time;

(iii)	the UK Bribery Act 2010;

(iv)	any other applicable law (including any (a) statute, ordinance, rule or regulation; (b) order of any court, tribunal or any other judicial body; and (c) rule, regulation, guideline or order of any public body, or any other administrative requirement) which:

(a)	prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or

(b)	is broadly equivalent to paragraph (ii) or (iii) above or was intended to enact the provisions of the OECD Convention described in paragraph (i) above or which has as its objective the prevention of corruption;

“Applicable Law” means any statute or other law, ordinance, rule, regulation, judicial or arbitral or regulatory judgment, order, injunction, decision, ruling or award of any Governmental Entity, in each case to the extent applicable to any Group Company or, as the context requires, the Seller’s Group or the Purchaser;

“Asbestos” has the meaning given to that term in paragraph 1 of Part 1 of Schedule 6;

“Asbestos Indemnity” means the indemnity set out in Part 1 of Schedule 6;

3

“Asbestos Indemnity Claim” means a claim under the Asbestos Indemnity;

“Asbestos Survey” has the meaning given to that term in paragraph 1 of Part 1 of Schedule 6;

“ASB Sub-Licensee” has the meaning given to it in Clause 8.4.9(ii);

“Base Working Capital” means US$(73,400,000);

“Business Day” means a day which is not a Saturday, a Sunday, a public holiday in England, the United States, the Netherlands or Japan or 1 May 2017, 16 August 2017, 17 August 2017, 2 January 2018, 3 January 2018 or 4 January 2018 on which the Purchaser does not conduct its business in Japan;

“Business IT” has the meaning given to it in paragraph 8.1 of Schedule 4;

“Cash Balances” means those line items and adjustments included in the “Cash” column in the Estimated Closing Statement or the Final Closing Statement (as applicable), in each case, with reference to the relevant line items and adjustments identified in the Reference Balance Sheet;

“Cash Extraction” means the extraction of cash from each of the Group Companies achieved between the date of this Agreement and the Closing Date by means of dividends, distributions, capital-reductions, share buybacks or other similar actions in accordance with the Pre-Closing Reorganisation Plan;

“CFB Business” means the business relating to technologies, research and development, engineering, procurement, manufacturing, selling, licensing, planning, installation and aftermarket servicing of, and any other business activities for, the following products (the “CFB Products”) as conducted by the Seller’s Group within the twelve (12) months immediately prior to Closing:

(i)	circulating fluidised bed boilers;

(ii)	bubbling fluidised bed boilers;

(iii)	circulating fluidised bed scrubbers;

(iv)	waste heat boilers for non-ferrous metallurgical industries; and

(v)	pressurised oxygen-steam blown biomass gasifiers,

but excluding the Excluded CFB Business.

For the avoidance of doubt, the CFB Business includes Seller’s Group’s research and development activities of the technologies relevant to the CFB Products that are conducted by the Seller’s Group as of the date of this Agreement, including research and development activities on metallurgical technologies, such as material technologies;

“CFB Business IPR” means all Intellectual Property Rights which are used in relation to the CFB Business, excluding any Intellectual Property Rights relating to Business IT;

“CFB Exclusive Non-Registered IP” means any: (i) Non-Registered IP that exists, and is owned by a Group Company, immediately prior to Closing; and (ii) Transferring Non-Registered IP, in each case, that Relate Exclusively to the CFB Products, including any Transferring Non-Registered IP and any such Non-Registered IP, in each case, protecting:

4

(i)	the processes for the design and/or operation of CFB Products described under the heading “CFB Exclusive Non-Registered IP” in Schedule 11; and/or

(ii)	the Seven Categories of Exclusive IP, representative items of which will be identified by the parties pursuant to Clause 5.7.7 of this Agreement;

“CFB Know-how Materials” has the meaning given to it in paragraph 7.7 of Schedule 4;

“China Manufacturing Joint Venture” means Amec Foster Wheeler Power Machinery Company Limited;

“China Manufacturing JV IP” means any Intellectual Property Rights that are owned by the China Manufacturing Joint Venture protecting any manufacturing processes, procedures, practices or methods of manufacture used by the China Manufacturing Joint Venture prior to the Closing Date and any rights in or to any fabrication drawings that have been created by the China Manufacturing Joint Venture;

“Claim” means a claim by the Purchaser against the Seller or Guarantor for breach of or under this Agreement or the Tax Indemnity;

“Closing” means the completion of the sale and purchase of the Shares pursuant to Clauses 6.1, 6.2 and 6.3;

“Closing Cash” means the Group Companies’ Cash Balances as derived from the Final Closing Statement;

“Closing Date” means the date on which Closing takes place;

“Closing Indebtedness” means the Indebtedness of the Group Companies derived from the Final Closing Statement;

“Closing Working Capital” means the Working Capital as derived from the Final Closing Statement;

“Closing Working Capital Adjustment” means the amount by which the Closing Working Capital exceeds the Base Working Capital (which amount shall be added to the Enterprise Value for the purposes of Clause 3.1.4), or the amount by which the Closing Working Capital is less than the Base Working Capital (which amount shall be deducted from the Enterprise Value for the purposes of Clause 3.1.4), to be determined in accordance with Part 3 of Schedule 3;

“Company” means FW Energie B.V., a private company with limited liability incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Naritaweg 165, Telestone 8, 1043 BW Amsterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 33297184, the particulars of which are listed in paragraph 1 of Schedule 1;

“Competition Authorities” means the competition authorities of Bulgaria, Republic of Korea, the Philippines, Poland, Russia and Turkey, where a merger control notification is legally required, and “Competition Authority” means any one of them;

“Completion Payment Amount” has the meaning given to that term in Clause 6.3;

“Confidentiality Agreement” means the confidentiality agreement dated 24 March 2016 between Amec Foster Wheeler PLC and the Purchaser pursuant to which Amec Foster

5

Wheeler PLC made available to the Purchaser certain confidential information relating to the Group;

“Consolidated Return” means a Tax Document which relates to any arrangement (whether in place by reason of law, agreement or otherwise) with any Tax Authority whereby one company is primarily responsible for the preparation of the Tax Documents relating to another company or companies;

“Control” means the power to direct the management and policies of a person (directly or indirectly), whether through the ownership of voting securities, by contract or otherwise (and the term “Controlled” shall be interpreted accordingly);

“Data Room” means the electronic data room containing documents and information relating to the Group made available by the Seller online at https://services.intralinks.com by 23 February 2017, the contents of which are provided to the Purchaser in the form of a DVD-ROM concurrently with the execution of this Agreement, and may be updated in accordance with Clause 5.10;

“Disclosure Letter” means the letter dated on the same date as this Agreement from the Seller to the Purchaser disclosing information constituting exceptions to the Seller’s Warranties;

“Draft Closing Statement” has the meaning given to it in Clause 9.1;

“Effective Time“ has the meaning given to it in paragraph 1.2 of Part 1 of Schedule 3;

“Employees” means the directors, officers and employees having a written contract of employment or engagement with, or who are otherwise employed or engaged by, a Group Company as on the Closing Date (including, but not limited to, any Transfer Employees), and “Employee” means any one of them;

“Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal, licence, joint ownership interest, any restriction on the use or other third party right or security interest of any kind, or an agreement, arrangement or obligation to create any of the foregoing;

“Engineering Manuals” means the complete engineering and/or design manuals for CFB Products that are used by the Seller’s Group for CFB Products, including those manuals which, at the date of this Agreement, are named:

(i)	the “Circulating Fluidized Bed Engineering Manual”;

(ii)	the “Circulating Fluidized Bed Design Standards Manual”;

(iii)	the “Bubbling Fluidized Bed Engineering Manual”; and

(iv)	the “Bubbling Fluidized Bed Design Standards Manual”;

“Enterprise Value” has the meaning given to it in Clause 3.1.1;

“Environment”, “Environmental Authority”, “Environmental Law”, “Environmental Matters” and “Environmental Permit” have the meanings given to them in paragraph 12.1 of Schedule 4;

“Estimated Cash” means the Seller’s reasonable estimate of the Group Companies’ Cash Balances as derived from the Estimated Closing Statement;

6

“Estimated Closing Statement” means the statement setting out the Estimated Working Capital, the Estimated Working Capital Adjustment, the Estimated Cash, the Estimated Indebtedness and the Completion Payment Amount to be delivered by the Seller to the Purchaser in accordance with Clause 6.4;

“Estimated Indebtedness” means the Seller’s reasonable estimate of the Indebtedness of the Group Companies as derived from the Estimated Closing Statement;

“Estimated Working Capital” means the Seller’s reasonable estimate of the Working Capital as derived from the Estimated Closing Statement;

“Estimated Working Capital Adjustment” means the amount by which the Estimated Working Capital is greater than the Base Working Capital (in which case it will be added to the Enterprise Value for the purposes of Clause 6.3) or by which it is less than the Base Working Capital (in which case it will be deducted from the Enterprise Value for the purposes of Clause 6.3);

“Excluded CFB Business” means:

(i)	the Aftermarket Services Business currently provided, in part, by the CFB Business for installations located in Canada, the United States and Mexico; and

(ii)	the business conducted by the following entities:

(a)	the China Manufacturing Joint Venture;

(b)	Wuhan Chang Long Power Boiler Company Ltd.;

(c)	Amec Foster Wheeler Energia S.L.U.; and

(d)	Amec Foster Wheeler Consulting Poland Sp. z.o.o;

“Final Closing Statement” means the statement setting out the Working Capital, the Closing Working Capital Adjustment, the Closing Cash and the Closing Indebtedness, to be prepared by the Purchaser in accordance with Clause 9 and Parts 1 and 2 of Schedule 3;

“Final Payment Date” means 10 Business Days after the date on which the process described in paragraph 2 of Part 1 of Schedule 3 for the preparation of the Final Closing Statement is complete;

“Fundamental Warranties” means the warranties set forth in (i) paragraphs 1 and 2 of Schedule 4-A of the Guarantor’s Warranties and (ii) paragraphs 1.1 and 2.1 of Schedule 4 of the Seller’s Warranties;

“Governmental Authorization” means any approval, consent, licence, permit, waiver, order or exemption or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Entity;

“Governmental Entity” means any court of competent jurisdiction, regulator or other governmental authority;

“GPG Business” means the business relating to research and development, engineering, procurement, manufacturing, selling, licensing, installation and aftermarket servicing of, and any other business activities for, steam generators, air quality control systems, and steam and electric power plant equipment and related auxiliary equipment as conducted by the Seller’s Group within the twelve (12) months immediately prior to Closing;

7

“Group” means the Group Companies, taken as a whole;

“Group Companies” means the Company and the Subsidiaries and NewCos, and “Group Company” means any one of them;

“Group Companies’ Cash Balances” means the aggregate amount of the Cash Balances held by or on behalf of the Group Companies;

“Guarantor’s Warranties” means the warranties given by the Guarantor pursuant to Clause 10 and Schedule 4-A, and “Guarantor’s Warranty” means any one of them;

“Hazardous Substances” has the meaning given to it in paragraph 12.1 of Schedule 4;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, the International Accounting Standards adopted by the International Accounting Standards Board, the Standing Interpretation Committee abstracts and the International Financial Reporting Interpretation Committee abstracts as adopted or issued by the International Financial Reporting Interpretation Committee, in each case, as are applicable to the Group Companies;

“Indebtedness” means those line items and adjustments included in the “Indebtedness” column in the Estimated Closing Statement or the Final Closing Statement (as applicable), in each case, with reference to the relevant line items and adjustments in the Reference Balance Sheet;

“Indian Tax Authority” means any relevant Tax Authority in India;

“Individual Accounts” means individual balance sheets and the profit and loss accounts of the respective Group Companies for the respective periods set out in folders 3.1.4.4, 3.1.18.29.1.1 and 3.1.18.31.2.1 of the Data Room;

“Intellectual Property Rights” means Patents, utility models, design rights, rights to inventions, copyrights and neighbouring and related rights, moral rights, trade marks and service marks, rights in trade names, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, computer systems, communication systems, database rights, rights to use and protect the confidentiality of confidential information (including Know-how), and all other intellectual property rights, in each case, whether registered or unregistered and including, where such rights are obtained or enhanced by registration, any registration of such rights, any applications and rights to apply for such registrations, and renewals or extensions of, and rights to claim priority from, such any registrations and applications, and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

“Intended To Be Used” means, as of the Closing Date, reasonably contemplated for use;

“Internal Work Orders” means the documents listed in Schedule 13 and any other similar purchase or sale or services arrangements that fall under the category of (i) engineering services, (ii) manufacturing or (iii) procurement between any Group Company and any member of the Seller’s Group which are not material and which are made in the ordinary course of business, on an informal basis, from time to time;

“Intra-Group Contracts” means any contract, transaction or arrangement, between one or more members of the Seller’s Group (other than a Group Company) and one or more Group Companies, with obligations still outstanding as at the close of business on the

8

Closing Date, other than those relating to the Transitional Services Agreement, the Transitional Trade Mark Licence and any other arrangements entered into pursuant to this Agreement;

“Know-how” means any confidential or proprietary information, including any trade secrets or similar forms of protection for confidential information, and other non-trivial industrial and commercial information, in each case, in any form and not in the public domain, including: formulae, recipes, specifications (including information regarding materials, ingredients, tools, apparatus, sources, vendors), procedures, processes, methods, techniques, ideas, concepts, creations, inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), improvements, research and development, business and other methodologies, engineering and business information, technical data, designs, models, algorithms, subroutines, graphs, drawings, reports, analyses, test results, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers, and all tangible embodiments of the foregoing;

“Licensed-back Intellectual Property” means any: (i) Non-Registered IP that exists, and is owned by a Group Company, immediately prior to Closing; and (ii) Transferring Non-Registered IP, in each case, which is used, or Intended To Be Used, prior to Closing in relation any products other than the CFB Products and any business other than business relating to the CFB Products (including where it is used in relation to any CFB Product also), but excluding any CFB Exclusive Non-Registered IP;

“Liabilities” means any debts, obligations, Indebtedness, commitments or liabilities of any nature whatsoever, asserted or unasserted, known or unknown, liquidated or unliquidated, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise;

“Licences-in” means the licence disclosed as Data Room document 3.2.8.1.3.1;

“Licences-out” means those licences granted by Group Companies to third parties disclosed as Data Room documents 3.2.8.1.2.1.1, 3.2.8.1.2.1.2, 3.2.8.1.2.1.5, 3.2.8.1.2.1.6, 3.2.8.1.2.1.7, 3.2.8.1.2.1.8, 3.2.8.1.2.1.10, 3.2.8.1.2.1.17, 3.2.8.1.2.1.18, 3.2.8.1.2.3.1, 3.2.8.1.2.3.2 and 3.2.9.30.1.5;

“Long Stop Date” means the date falling nine months after the date of this Agreement;

“Losses” means all losses, liabilities, costs (including legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, claims and demands;

“Major Contract” means:

(i)	the Transferring Contracts;

(ii)	any licences-out of Owned Business IPR relating to any CFB Product;

(iii)	any licence-in agreements between a Group Company and a third party (being a person who is not an Affiliate of the Seller); or

(iv)	any services agreements and client contracts between a Group Company and a third party (being a person who is not an Affiliate of the Seller) in relation to any Material Project;

“Material Adverse Effect” means any material adverse effect on the turnover, profitability, financial or trading position or prospects of the Group Companies, other than on a short-term, cyclical or temporary basis and except to the extent caused by:

9

(i)	an event, change or circumstance affecting or likely to affect generally all companies carrying on similar businesses in countries in which the Group Companies carry on business;

(ii)	the transactions contemplated by the Transaction Documents and the announcement and completion of such transactions;

(iii)	changes in law, regulation or accounting standards or principles, or interpretations thereof, applicable to the Group Companies;

(iv)	changes generally applicable to financial, economic, political or similar conditions (including acts of war, declared or undeclared, armed hostilities and terrorism);

(v)	changes generally applicable to securities, commodities or other market conditions or prevailing interest rates; or

(vi)	earthquakes, floods or natural disasters.

“Material Contract” means:

(i)	the Transferring Contracts;

(ii)	any licences-out of Owned Business IPR relating to any CFB Product;

(iii)	any licence-in agreements between a Group Company and a third party (being a person who is not an Affiliate of the Seller);

(iv)	any services agreements and client contracts between a Group Company and a third party (being a person who is not an Affiliate of the Seller) involving, individually, or in a series of related agreements relating to the same counterparty and subject matter, aggregate annual payments in excess of US$1 million, or which is critical to the business of the Group;

(v)	any agreement to which a Group Company is a party that involves an aggregate outstanding expenditure of more than US$2 million and a backlog of more than US$1 million; or

(vi)	any agreement that is a partnership, joint venture or similar agreement to which a Group Company is a party (other than any agreement entered into by any Group Company with or in connection with a recognised trade association or similar body pursuant to which no Group Company has any liability or obligation except for the payment of annual subscription or membership fees);

“Material Projects” means the projects set out in folder 3.2.5 of the Data Room, and “Material Project” means any one of them;

“New Company Name” has the meaning given to it in Clause 8.1.2;

“NewCos” means the entities to be incorporated in the United States; the Philippines, Brazil and Turkey pursuant to the Pre-Closing Reorganisation, and “NewCo” means any one of them;

“Non-CFB Business” means any business of the Group Companies, except for the CFB Business, that is conducted by any member of the Group Companies prior to Closing;

“Non-Registered IP” means any Intellectual Property Rights but excluding any and all Registered IP;

10

“Non-Transferring Assets” means all of the shares held by the Seller or a member of the Seller’s Group in the China Manufacturing Joint Venture, Wuhan Chang Long Power Boiler Company Ltd., Amec Foster Wheeler Energia S.L.U. and Amec Foster Wheeler Consulting Poland Sp. z.o.o.;

“Non-Transferring Contracts” means those contracts entered into by any member of the Group but which do not relate to the CFB Business and which are listed in Part 2 of Schedule 9, and “Non-Transferring Contract” means any one of them;

“Order” means any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Entity or arbitrator;

“Owned Business IPR” means the Owned Registered IPR, the Transferring Non-Registered IP, and any other Intellectual Property Rights owned by any Group Company immediately prior to Closing;

“Owned Registered IPR” means the Owned Patents and the Owned Trade Marks;

“Owned Patents” means the patents and patent applications listed in Part A and Part B of Schedule 11;

“Owned Trade Marks” means the trade mark registrations listed under the heading “Owned Trade Marks” in Schedule 11;

“Patents” means any granted patents and pending patent applications, together with all additions, divisionals, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, revalidations, supplementary protection certificates, and renewals of any of the foregoing, and all foreign applications and patents corresponding to or claiming priority from any of the foregoing;

“PRC” means the People’s Republic of China;

“PRC Tax Authority” means the State Administration of Taxation of the PRC and its local branches or any other relevant Tax Authority in the PRC;

“Pre-Closing Reorganisation” means the transfer of the Transfer Employees, assets and liabilities of the CFB Business from the Retained Group to the Group Companies and the NewCos and the transfer of the assets and liabilities that do not relate to the CFB Business from the Group Companies to the Retained Group in accordance with the steps and terms and conditions set out in the Pre-Closing Reorganisation Plan;

“Pre-Closing Reorganisation Plan” means the document attached hereto in the Annexure to this Agreement setting out the plan to implement the Pre-Closing Reorganisation in the Agreed Terms as of the date of this Agreement;

“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by, or before or otherwise involving, any Governmental Entity or arbitrator;

“Properties” means the properties set out in folder 3.1.10 of the Data Room, and “Property” means any one of them;

“Purchase Price” has the meaning given to it in Clause 3.1;

“Purchaser’s Group” means the Purchaser and its Affiliates from time to time;

11

“Purchaser’s Warranties” means the warranties given by the Purchaser pursuant to Clause 10 and Schedule 5, and “Purchaser’s Warranty” means any one of them;

“Reference Balance Sheet” means the aggregated balance sheet of the Group Companies as at 31 December 2016 as set out in Part 4 of Schedule 3;

“Registered IP” means any registrations, or applications for registration, of any Intellectual Property Rights that are established by way of registration with competent authorities;

“Relate Exclusively to the CFB Products” means relates to CFB Products only, and not to any other products;

“Relief” has the meaning given to it in the Tax Indemnity;

“Remedial Action” has the meaning given to that term in paragraph 1 of Part 1 of Schedule 6;

“Reporting Accountants” means KPMG, New York or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement, a firm of accountants to be agreed by the Seller and the Purchaser within seven days of a notice by one to the other requiring such agreement or failing such agreement to be nominated on the application of either of them by or on behalf of the President of the Institute of Chartered Accountants of England and Wales;

“Retained Group” means the Seller’s Group other than the Group;

“Seller Trade Marks” means any trade marks, services marks, business, company or trade names, logos, get-up, URLs or domain names (“Names”), in each case, owned or registered by any member of the Seller’s Group that comprise any of the marks AMEC FOSTER WHEELER, FOSTER WHEELER, Amec FW, AFW, FW, the FW keystone logo (as represented by United Kingdom trade mark registration number 851176), the Foster Wheeler ‘hot dog’ design logo (as represented by EU trade mark registration number 1111746) or the Amec Foster Wheeler ‘radial design’ logo (as represented by United Kingdom trade mark registration number 3068478), and any marks which are confusingly similar to such Names, but excluding any Owned Trade Marks;

“Seller’s Group” means the Seller and its Affiliates from time to time;

“Seller’s Group Insurance Policies” means all insurance policies (whether under policies maintained with third party insurers or any member of the Seller’s Group), other than Target Group Insurance Policies, maintained by the Seller’s Group, under which, immediately prior to the Closing Date, any Group Company is entitled to any benefit, and “Seller’s Group Insurance Policy” means any one of them;

“Seller’s Warranties” means the warranties given by the Seller pursuant to Clause 10 and Schedule 4, and “Seller’s Warranty” means any one of them;

“Senior Employee” means David Parham, Tomas Harju-Jenty, Bartosz Dudek, Gregory Szastok, Ellen Zhang, Jarmo Puumalainen, Jaroslaw Mlonka, Weigang Chen, Kari Kohvakka, Timo Jantti, Matti Maskuniitty and Jaako Riiali;

“Seven Categories of Exclusive IP” means any materials (including software and data) that comprise or otherwise fall within the following categories: (i) Amigo Software; (ii) design drawings for CFB Products; (iii) design files for CFB Products; (iv) design data for CFB Products; (v) performance data for CFB Products; (vi) test data for CFB Products; and (vii) subject to Clause 5.7.8, the Engineering Manuals;

12

“Shares” means the 211 shares in the capital of the Company, being the entire issued share capital of the Company;

“Specific Claim” means a claim by the Purchaser against the Seller or Guarantor (i) for breach of Seller’s Warranties or Guarantor’s Warranties, (ii) for breach of or under the Tax Indemnity or (iii) under the indemnities in accordance with Clause 7 and Schedule 6, and excludes claims for breach of AFW/Seller’s other obligations under this Agreement;

“Specific Indemnity” means an indemnity specified in Clause 7;

“Subsidiaries” means the companies listed in paragraph 2 of Schedule 1, and “Subsidiary” means any one of them;

“Surviving Clauses” means Clauses 1, 15 and 18.2 to 18.18, and “Surviving Clause” means any one of them;

“Target Group Insurance Policies” means all insurance policies held exclusively by and for the benefit of the Group Companies, and “Target Group Insurance Policy” means any one of them;

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the administration and/or collection of Taxation or enforcement of any law in relation to Taxation;

“Tax Claim” means a claim against the Seller for breach of paragraph 15 of Schedule 4 or for breach of or under the Tax Indemnity;

“Tax Document” has the meaning given to it in the Tax Indemnity;

“Tax Indemnity” means the deed of covenant against Taxation in the Agreed Terms to be entered into at Closing;

“Taxation” or “Tax” means all forms of taxation (other than any accounting provision for deferred tax) and statutory, governmental, state, provincial, local governmental or municipal impositions, fees, tariffs, duties, contributions (including social security contributions), deductions, withholdings, charges, levies, including also advances, in each case in the nature of tax, social security premiums and other public dues, whether levied or imposed by reference to income, profits, gains, net wealth, asset values, turnover, added value, purchase price and other applicable costs or otherwise and shall further include payments to a Tax Authority or withholding on account of Tax (but not, for the avoidance of doubt, payments to a court or tribunal on account of Tax), in each case of anywhere in the world whenever and wherever imposed and whether chargeable directly or primarily or by way of withholding against or attributable directly or primarily to a Group Company or any other person and all penalties and interest relating thereto;

“Third Party Claim” has the meaning given in Clause 12.5;

“Third Party Consents” means any permissions, consents, approvals, agreements, authorisations or waivers (excluding the Governmental Authorisations) required from the relevant third party counterparties for the transaction contemplated hereunder, including assignment, transfer or novation to the relevant Group Company of the Transferring Contracts or to the relevant member of the Retained Group of the Non-Transferring Contracts, and “Third Party Consent” means any one of them;

“Transaction Documents” means this Agreement, the Disclosure Letter, the Transitional Services Agreement, the Transitional Trade Mark Licence and the Tax Indemnity, and all

13

documents entered into pursuant to this Agreement, and “Transaction Document” means any one of them;

“Transfer Employee” means any directors, officers and employees wholly or mainly assigned to the CFB Business immediately prior to completion of the Pre-Closing Reorganisation but not employed or engaged by the Group prior to the date of completion of the Pre-Closing Reorganisation who will become employed or otherwise engaged within the Group (either by transfer pursuant to the Transfer Regulations or by offer and acceptance or as appropriate in light of local legislation, custom or practice) on completion of the Pre-Closing Reorganisation;

“Transfer Regulations” means any laws and regulations of any jurisdictions in which one or more Transfer Employees are employed providing for the automatic transfer of employment of employees on a transfer of undertaking;

“Transferring Contract” means those contracts entered into by any member of the Retained Group, but relating to the CFB Business and listed in Part 1 of Schedule 9, and “Transferring Contract” means any one of them;

“Transferring Non-Registered IP” means any Non-Registered IP that exists, and is owned by a member of the Retained Group, immediately prior to Closing, and is used, or Intended To Be Used, in relation to any CFB Product, including underlying data, databases and the results of research and development relating to the CFB Products (including in respect of metallurgical technologies), but excluding any and all rights in any Seller Trade Mark and any China Manufacturing JV IP;

“Transitional Services Agreement” means the agreement between Amec Foster Wheeler E&C Services Inc., the Purchaser and the Company entered into on the date of this Agreement in respect of the provision of certain services by the Retained Group to the Group Companies;

“Transitional Trade Mark Licence” means the agreement between the Seller and the Purchaser, in the Agreed Terms, to be entered into at Closing pursuant to which certain Seller Trade Marks are licensed for use in relation to the CFB Business for a transitional period;

“US Dollars” or “US$” means the lawful currency of the United States of America, from time to time;

“VAT” means, within the European Union, such Taxation as may be levied in accordance with (but subject to derogations from) the Directive 2006/112/EC and, outside the European Union, any similar Taxation levied by reference to added value or sales; and

“Working Capital” means those line items and adjustments included in the “Working Capital” column in the Estimated Closing Statement or the Final Closing Statement (as applicable), in each case with reference to the relevant line items and adjustments identified in the Reference Balance Sheet.

1.2	Shares

References to shares shall include, where relevant, quotas.

1.3	Singular, Plural, Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

14

1.4	References to Persons and Companies

References to:

1.4.1	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.4.2	a company include any company, corporation or any body corporate, wherever incorporated.

1.5	References to Subsidiaries and Holding Companies

A company is a “subsidiary” of another company (its “holding company”) if that other company, directly or indirectly, through one or more subsidiaries:

1.5.1	holds a majority of the voting rights in it;

1.5.2	is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

1.5.3	is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

1.5.4	has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors are obliged to comply.

1.6	Schedules etc.

References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.7	Reference to Documents

References to any document (including this Agreement), or to a provision in a document, shall be construed as a reference to such document or provision as amended, supplemented, modified, restated or novated from time to time.

1.8	Information

References to books, records or other information mean books, records or other information in any form, including paper, electronically stored data, electronic communications, magnetic media, film and microfilm.

1.9	Non-limiting Effect of Words

The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

1.10	Legal Terms

References to any English legal term shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

15

1.11	Currency Conversion

Any amount to be converted from one currency into another currency for the purposes of this Agreement shall be converted into an equivalent amount at the Conversion Rate prevailing at the Relevant Date. For the purposes of this Clause:

“Conversion Rate” means the close spot mid-trade composite (London) rate for a transaction between the two currencies in question as quoted on Bloomberg on the Business Day immediately preceding the Relevant Date or, if no such rate is quoted on that date, on the preceding date on which such rates are quoted;

“Relevant Date” means, save as otherwise provided in this Agreement, the date on which a payment or an assessment is to be made, save that, for the following purposes, the date shall mean:

(i)	for the purposes of Clause 5, the date of the relevant transaction;

(ii)	for the purposes of Clause 11 and Schedule 7, the date at which the Purchaser makes a claim;

(iii)	for the purposes of Clause 9 and Schedule 3, the Closing Date;

(iv)	for the purposes of Clause 6.4, the Condition Fulfilment Date (as defined below); and

(v)	for the purposes of the monetary amounts set out in Schedule 4, the date at which the Seller’s Warranty is expressed to be true and accurate.

1.12	References to Days

A reference to a day, as opposed to Business Day, means a reference to a calendar day.

2	Sale and Purchase of the Shares

2.1	On and subject to the terms of this Agreement, with effect from Closing, the Seller shall sell and transfer, and the Purchaser shall purchase and accept the transfer of the full legal and beneficial interest in the Shares, including all accrued rights and free from all Encumbrances and with full title guarantee.

2.2	On Closing, the Shares shall be transferred by the Seller to the Purchaser together with all rights and advantages attaching to them as at Closing (including the right to receive all dividends or distributions declared, made or paid on or after Closing).

2.3	The Seller shall procure that on or prior to Closing, any and all rights or restrictions conferred upon it or any other person which may exist in relation to the Shares are waived irrevocably by the persons entitled thereto.

3	Consideration

3.1	Amount

The aggregate consideration for the purchase of the Shares under this Agreement (the “Purchase Price”) shall be an amount in US Dollars equal to:

3.1.1	US$170,000,000 (the “Enterprise Value”);

plus

16

3.1.2	the Closing Cash;

minus

3.1.3	the Closing Indebtedness;

plus or minus

3.1.4	the Closing Working Capital Adjustment.

3.2	Payment of Purchase Price

The Purchase Price shall be paid by way of cash payments pursuant to Clauses 6.3 and 9.3.

3.3	Treatment of Payments

If any payment is made by the Seller to the Purchaser in respect of any Claim or pursuant to an indemnity or covenant to pay under any agreement entered into under this Agreement or the Tax Indemnity, the payment shall be treated as an adjustment of the consideration paid by the Purchaser for the Shares under this Agreement and the consideration shall be deemed to have been reduced by the amount of such payment.

4	Conditions

4.1	Conditions Precedent to Purchaser’s Obligations

The obligations of the Purchaser to consummate Closing as set forth in Clause 6 shall be subject to the fulfilment or the Purchaser’s waiver, at or prior to the Closing Date, of each of the following conditions:

4.1.1	the unconditional competition law clearances required for the purchase and sale of the Shares contemplated hereunder from the Competition Authorities in Bulgaria, Republic of Korea, the Philippines, Poland, Russia and Turkey having been obtained;

4.1.2	save for the completion of any actions which require the consent of any third party and the liquidation of Wuhan Chang Long Power Boiler Company Ltd., the Pre-Closing Reorganisation having been completed in accordance with the Pre-Closing Reorganisation Plan (the “Pre-Closing Reorganisation Condition”);

4.1.3	since the date of this Agreement, no event or change having occurred which has had or is likely to have a Material Adverse Effect;

4.1.4	the Seller’s Warranties being true and correct in all respects (in the case of any warranty qualified by materiality) or in all material respects (in the case of any warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects), except where the failure of such warranties to be true and correct would not have a Material Adverse Effect on the CFB Business; for the avoidance of doubt, any and all updates of the Seller’s Warranties made in accordance with Clause 5.10 to be disregarded for the purpose of application of this Clause 4.1.4; provided, that, only for the purpose of this Clause 4.1.4, a Material Adverse Effect shall mean any material adverse effect on the turnover, profitability, financial or trading position or
17

prospects of the Group Companies, other than on a short-term, cyclical or temporary basis and except to the extent caused by:

(i)	an event, change or circumstance affecting or likely to affect generally all companies carrying on similar businesses in countries in which the Group Companies carry on business;

(ii)	the transactions contemplated by the Transaction Documents and the announcement and completion of such transactions;

(iii)	changes in law, regulation or accounting standards or principles, or interpretations thereof, applicable to the Group Companies;

(iv)	changes generally applicable to financial, economic, political or similar conditions (excluding acts of war, declared or undeclared, armed hostilities and terrorism); or

(v)	changes generally applicable to securities, commodities or other market conditions or prevailing interest rates; and

4.1.5	the Seller not having breached its obligations in Clause 5.1 so as to have a material adverse effect on the Group.

4.2	Conditions Precedent to Seller’s Obligations

The obligations of the Seller to consummate the Closing as set forth in Clause 6 shall be subject to the fulfilment or the Seller’s waiver, at or prior to the Closing, of

4.2.1	the unconditional competition law clearances required for the purchase and sale of the Shares contemplated hereunder from the Competition Authorities in Bulgaria, Republic of Korea, the Philippines, Poland, Russia and Turkey having been obtained;

4.2.2	the Purchaser’s Warranties being true and correct in all respects (in the case of any warranty qualified by materiality) or in all material respects (in the case of any warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); and

4.2.3	the Purchaser having duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to Closing.

4.3	Responsibility for Satisfaction

4.3.1	In order to satisfy the conditions in Clauses 4.1.1 and 4.2.1 (the “Antitrust Conditions”):

(i)	The Purchaser and the Seller have made a filing in the Philippines required under the competition laws in the Philippines and the Purchaser further undertakes to make full, complete and accurate filings, notices and requests for authorisations with the other relevant Competition Authorities as soon as practicable after the date of this Agreement and, in any event, within any term provided for under the applicable antitrust laws, and shall promptly provide any additional information and documentary material that
18

may be requested by any of the relevant Competition Authorities to ensure satisfaction of the Antitrust Conditions.

(ii)	The Purchaser shall use commercially reasonable endeavours to do all things necessary or appropriate under Applicable Law and regulations to ensure satisfaction of the Antitrust Conditions as soon as possible.

(iii)	The Purchaser undertakes to keep the Seller reasonably informed as to its progress towards satisfaction of the Antitrust Conditions. Without limiting the generality of the foregoing, the Purchaser further undertakes to:

(a)	notify the Seller as soon as reasonably practicable regarding, and provide copies of, any written communications and material oral communications from any Competition Authority in relation to obtaining any consent, approval or action where such communications have not been simultaneously supplied to the Seller;

(b)	promptly provide the Seller with draft copies of all submissions and written communications to the Competition Authorities in relation to obtaining any consent, approval or action at such time as will allow the Seller a fully satisfactory opportunity to provide comments on such submissions and communications before they are submitted or sent, and take account of the Seller’s reasonable comments in relation to the form and content of such submissions and communications, and provide the Seller with copies of all such submissions and communications at the same time and in the same form finally submitted or sent (save that in relation to all disclosures to the Seller under this Clause, the Purchaser may redact business secrets and other confidential material and such information shall be provided on an outside counsel-to-counsel, confidential basis); and

(c)	where reasonably requested by the Seller and where permitted by the Competition Authorities, allow persons nominated by the Seller to attend all meetings with the Competition Authorities and to make oral submissions at such meetings.

4.3.2	AFW/Seller shall achieve satisfaction of the Pre-Closing Reorganisation Condition except in respect of obtaining Third Party Consents, and shall use its commercially reasonable endeavours to obtain the Third Party Consents, as soon as reasonably practicable after the date of this Agreement and in any event before the Long Stop Date. AFW/Seller shall not make any material amendment to or deviation from the Pre-Closing Reorganisation Plan without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. If AFW/Seller determines a price for a transaction in the Pre-Closing Reorganisation Plan of which the value of transfer is not the book value (e.g. price based on discounted cash flow calculation or a third-party appraisal) or makes a non-material amendment to or deviation from the Pre-Closing Reorganisation Plan which is not subject to the prior written consent of the Purchaser under this Clause 4.3.2, AFW/Seller shall notify the Purchaser of such price or amendment or deviation in advance.
19

4.3.3	Without limiting the foregoing, the Guarantor, the Seller and the Purchaser shall use their respective commercially reasonable endeavours to achieve satisfaction of the conditions.

4.3.4	The Purchaser shall give notice to the Seller of the satisfaction of each of the Antitrust Conditions within two Business Days of becoming aware of the same.

4.3.5	The Seller shall give notice to the Purchaser of the satisfaction of the Pre-Closing Reorganisation Condition within two Business Days of becoming aware of the same.

4.4	Co-operation

4.4.1	The Seller shall provide reasonable assistance to the Purchaser in obtaining satisfaction of the Antitrust Conditions, including:

(i)	providing all information and documents reasonably requested by the Purchaser for the purpose of the merger control notifications listed under the Antitrust Conditions (including sharing, on an outside counsel-to-counsel, confidential basis, any necessary documents or information that contain confidential information which should not be shared with the Purchaser);

(ii)	co-operating with the Purchaser and providing promptly all information and assistance reasonably required in relation to all requests for information and enquiries from any Competition Authority; and

(iii)	confirming, if necessary and required by the Purchaser, representations to be submitted to any Competition Authority identified under the Antitrust Conditions above.

4.4.2	The Seller shall also keep the Purchaser reasonably informed of any written or material oral communications which the Seller may have with any Competition Authority.

4.4.3	The Purchaser shall use commercially reasonable endeavours to assist AFW/Seller to satisfy the Pre-Closing Reorganisation Condition where AFW/Seller reasonably requests.

4.4.4	The Purchaser shall use commercially reasonable endeavours to assist the AFW/Seller in obtaining the Third Party Consents, including providing all information and documents reasonably requested by the Seller for the purpose of obtaining the Third Party Consents (including sharing, on an outside counsel-to-counsel, confidential basis, any necessary document or information that contain confidential information which should not be shared with the Seller).

4.4.5	AFW/Seller shall keep the Purchaser reasonably informed of any written or material oral communications which the Seller’s Group may have with any third party in connection with the Pre-Closing Reorganisation.

4.5	Non-Satisfaction

The Seller or the Purchaser shall have the right, in their sole discretion, and without prejudice to their right to claim damages or other compensation for any prior breach of this Agreement, by notice in writing to the other party to terminate this Agreement (other than the Surviving Clauses) if the conditions in Clauses 4.1 and 4.2, as applicable, are not

20

satisfied on or before the Long Stop Date, provided, however, that the right to terminate this Agreement under this Clause 4.5 shall not be available to the Purchaser or the Seller (as the case may be) if the failure by the Purchaser or the Seller (as the case may be) to perform its obligations under this Clause 4 has been the cause of, or resulted in the failure of, Closing to occur on or before the Long Stop Date.

5	Pre-Closing

5.1	Seller’s Obligations in Relation to the Conduct of Business

5.1.1	Subject to Clause 5.2, the Seller shall procure that between the date of this Agreement and Closing each Group Company shall carry on its business with due care and in compliance with all Applicable Laws as a going concern in the ordinary course of business consistent with past practice as carried on prior to the date of this Agreement, save as otherwise permitted with the prior written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Seller shall procure that the Group Companies shall, in each case in the ordinary course of business consistent with past practice:

(i)	use reasonable endeavours to preserve and maintain all of the Governmental Authorisations held by them;

(ii)	pay their debts, Taxes and other obligations when due;

(iii)	maintain the properties and tangible assets which are material to the business of the Group Companies and which are owned, occupied or used by them, subject to normal wear and tear, in good repair and condition and in reasonable working order having regard to their age and use;

(iv)	preserve the Intellectual Property Rights and other intangible assets owned by them, including by filing applications for Registered IP in the name of Group Companies when patent protection is considered to be appropriate, continuing to prosecute any applications for Owned Registered IPR and maintaining the confidence of any Non-Registered IP owned by them;

(v)	continue the research and development activities relevant to the CFB Products as carried on prior to the date of this Agreement;

(vi)	perform their obligations under all contracts to which they are party relating to or affecting their properties, assets, personnel or business; and

(vii)	maintain their books and records.

5.1.2	Without prejudice to the generality of Clause 5.1.1 and subject to Clause 5.2, the Seller undertakes to procure that between the date of this Agreement and Closing each Group Company shall not, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed:

(i)	enter into any agreement or incur any commitment involving any capital expenditure in excess of US$1 million per item and US$5 million in aggregate, in each case exclusive of VAT;

(ii)	enter into any agreement or incur any commitment involving any non-capital expenditure in excess of US$1 million per item exclusive of VAT,
21

other than procurement of materials for projects in the ordinary course of business consistent with past practice;

(iii)	make any proposal or submit any bid for any potential project, for which the contract price exceeds US$10 million;

(iv)	enter into, settle or amend in any material respect any agreement or incur any commitment which is not capable of being terminated without compensation at any time with 12 months’ notice or less and which involves or may involve total annual expenditure in excess of US$1 million, exclusive of VAT;

(v)	enter into, amend or terminate any Material Contracts of a type not explicitly referred to elsewhere in this Clause 5.1.2;

(vi)	acquire or agree to acquire, sell or agree to sell, any share, shares or other interest in any company, partnership or other venture or establish or liquidate a subsidiary save as required to effect the Pre-Closing Reorganisation;

(vii)	acquire or agree to acquire any assets in excess of US$5 million, save as required to effect the Pre-Closing Reorganisation and other than for the procurement of materials for projects in the ordinary course of business consistent with past practice;

(viii)	sell or otherwise dispose of or agree to sell or otherwise dispose of any assets in excess of US$200,000, save as required to effect the Pre-Closing Reorganisation and other than for the sale of products or its components for projects in the ordinary course of business consistent with past practice;

(ix)	incur any additional borrowings or incur any other indebtedness in the nature of borrowings;

(x)	create, allot or issue, or grant an option to subscribe for, any share capital of any Group Company, save as required to effect the Pre-Closing Reorganisation;

(xi)	repay, redeem or repurchase any share capital of any Group Company;

(xii)	institute or settle any Proceedings that would be applicable to any Group Company (other than Proceedings in respect of Tax provided that the Seller and the Group Company are acting in good faith in the best interests of the Group Company in instituting or settling such Proceedings), provided that the Seller shall give prior notice to the Purchaser regarding such tax Proceedings;

(xiii)	create any Encumbrance over or otherwise dispose of any Owned Business IPR or any other Intellectual Property Rights owned by the Group Companies, other than the granting of spot licences of any Owned Business IPR in relation to CFB Products pursuant to the Licences-out or the licence agreements listed in Section B of Part 1 of Schedule 9, in the ordinary course of business consistent with past practice; provided, however, the Seller shall promptly inform the Purchaser of each such spot licence and procure that each such spot licence shall, to the extent not entered into by a Group Company as licensor, be transferred to the Group
22

Company that is the transferee of the licence listed in Section B of Part 1 of Schedule 9 associated with such spot licence;

(xiv)	permit any Owned Registered IPR to lapse as a result of a failure to pay any renewal fees that fall due other than as stipulated in Schedule 11;

(xv)	save as required by law:

(a)	make any material amendment to the terms and conditions of engagement or employment of any of its directors, officers or employees save (A) as required in accordance with the policies, procedures, benefit plans or compensation plans generally applicable to the Seller’s Group or the Group as in effect on the date hereof; (B) as required by any applicable collective bargaining agreement; (C) as required by the Purchaser in writing; or (D) as required in order to effect the Pre-Closing Reorganisation;

(b)	dismiss any director, officer or employee other than for gross misconduct or other cause or save as required to effect the Pre-Closing Reorganisation;

(xvi)	create any Encumbrance over any of its Properties or any other material assets or undertakings;

(xvii)	amend its constitutional documents, internal rules in relation to the authorities and responsibilities of high level organisations and senior level employees and officers, internal rules of the board of directors or similar bodies, policy for internal control for governance, material rules related to human resources, and policies and methodologies for Taxes except as required by Applicable Law or to comply with accounting policies and practice applicable to the Group Company concerned; and

(xviii)	to the extent compliant with Applicable Laws, develop a new business plan for the Group Companies or amend the existing business plan of the Group Companies other than making or updating a budget plan in the ordinary course of business consistent with past practice.

5.2	Exceptions to Seller’s Obligations in Relation to the Conduct of Business

Clause 5.1 shall not operate so as to prevent or restrict:

5.2.1	any matter reasonably undertaken by any member of the Group in an emergency or disaster situation with the intention of minimising any adverse effect of such situation in relation to the Group or the Seller’s Group, provided that the Seller shall notify of the Purchaser of such situation as soon as practicably possible and shall discuss with the Purchaser regarding any such matter to be undertaken to respond to such situation;

5.2.2	any act or omission required to comply with any Applicable Law;

5.2.3	any action to the extent required to be taken pursuant to this Agreement, the Pre-Closing Reorganisation Plan or the other Transaction Documents, or to assign or otherwise transfer any Seller Trade Mark to a member of the Retained Group;

5.2.4	any action required pursuant to a binding agreement existing at the date of this Agreement, provided, that the Seller shall give prior notice to the Purchaser
23

regarding the action to be taken pursuant to the relevant agreement if such action would fall under any items in Clause 5.1.2 unless such action or agreement has been disclosed to the Purchaser through the Disclosure Letter or the Data Room;

5.2.5	any action undertaken at the written request, or with the written consent, of the Purchaser; or

5.2.6	repayments of any amount of the intra-group receivables or intra-group payables owed by a member of the Seller’s Group (other than a Group Company) to a Group Company or vice versa.

5.3	Cash Extraction

5.3.1	The Seller shall procure that all the financial transactions between the Retained Group and the Group Companies under the Seller’s Group cash management system and any other intercompany loans between the Retained Group and the Group Companies shall be unwound and any balance therefrom will be fully settled prior to Closing.

5.3.2	The Purchaser and the Seller shall discuss as soon as practicable following the date of this Agreement the target Cash Balances to be retained in the Group Companies at Closing, and the Seller shall use reasonable endeavours to ensure that at least such amount is retained in the Group Companies at Closing.

5.3.3	The Seller shall, so far as practicable and to the extent permitted by Applicable Law, between the date of this Agreement and Closing, procure that the Group Companies shall achieve a Cash Extraction of any Cash Balances for each Group Company in excess of the target Cash Balances determined pursuant to Clause 5.3.2.

5.4	Transition Steering Committee

Pending Closing, the Seller and the Purchaser shall form a transition steering committee consisting of representatives nominated by each of the Seller and the Purchaser and procure that such representatives meet in person or by telephone conference as frequently as may be necessary to discuss progress on satisfaction of the conditions in Clause 4, the implementation of the Pre-Closing Reorganisation Plan, material new business of the Group, the matters referred to in Clause 5.1, updates with respect to the determination of any valuations for each transaction contemplated by the Pre-Closing Reorganisation Plan, and other transition issues.

5.5	Insurance

5.5.1	Without prejudice to the generality of Clause 5.1.1, between the date of this Agreement and Closing, AFW/Seller shall and/or shall procure that the relevant members of the Seller’s Group shall maintain in force all Target Group Insurance Policies and all Seller’s Group Insurance Policies for the benefit of the Group Companies.

5.5.2	Prior to Closing, the Seller shall, to the extent practicable, make a claim under any Seller’s Group Insurance Policy in respect of any event, act or omission relating to any Group Company that occurred or existed prior to the Closing Date that is covered by a Seller’s Group Insurance Policy. The Seller’s obligation to make a claim under this Clause 5.5.2 shall only apply to the extent that a reasonable owner of a similar business to the Seller’s Group, which was not the subject of a sale
24

process, would make a claim in such circumstances. If the event, act or omission giving rise to such claim is not treated as Indebtedness, the proceeds and the right to receive the proceeds the Group Company is entitled to are not considered in the price adjustment as per Clause 3.

5.6	Asbestos Survey and Remedial Action

The Seller shall take reasonable steps to:

(i)	instruct an independent environmental consultant jointly with the Purchaser (on terms to be agreed between the parties) to produce the Asbestos Survey; and

(ii)	to the extent necessary, instruct a third party environmental consultant or contractor to perform any relevant Remedial Action,

in each case in accordance with paragraph 10 of Part 1 of Schedule 6.

5.7	Pre-Closing Reorganisation

5.7.1	Prior to Closing, AFW/Seller shall (except in respect of obtaining Third Party Consents where Clause 4.3.2 shall apply) implement the Pre-Closing Reorganisation in accordance with this Agreement and Applicable Law.

5.7.2	The Purchaser shall co-operate with AFW/Seller to facilitate the Pre-Closing Reorganisation in accordance with and pursuant to the Pre-Closing Reorganisation Plan.

5.7.3	AFW/Seller shall effect the transfer of the Transfer Employees in accordance with and subject to the terms and conditions set out in the Pre-Closing Reorganisation Plan and the Purchaser shall co-operate with AFW/Seller to facilitate such transfer.

5.7.4	AFW/Seller shall provide to the Purchaser copies of any material documents necessary to implement the Pre-Closing Reorganisation as soon as reasonably practicable following execution of such material document (redacted, if necessary to remove information that does not solely relate to the CFB Business and which is confidential to the Seller but such redacted information to be shared, on an outside counsel-to-counsel, confidential basis).

5.7.5	As part of the Pre-Closing Reorganisation and in accordance with, the Pre-Closing Reorganisation Plan, prior to Closing:

(i)	on and subject to the terms of this Agreement, AFW/Seller shall procure the transfer to the relevant Group Company of the rights (subject to the burden) of each relevant member of the Retained Group arising under the Transferring Contracts on the terms set out in Part 1 of Schedule 10; and

(ii)	on and subject to the terms of this Agreement, AFW/Seller shall procure the transfer to a member of the Retained Group of the rights (subject to the burden) of each relevant member of the Group arising under the Non-Transferring Contracts on the terms set out in Part 2 of Schedule 10.

5.7.6	Prior to Closing, the Seller shall, and shall procure that each relevant member of the Seller’s Group shall:

(i)	execute an irrevocable assignment pursuant to which all of its right, title and interest in and to the Owned Patents listed in Part A of Schedule 11 is assigned to Amec Foster Wheeler Energia Oy, and file all necessary forms
25

at, and pay any fees required by, the relevant intellectual property offices and registries for the recordal of the change of title of each such assigned Owned Patent; and

(ii)	execute an irrevocable assignment pursuant to which all of its right, title and interest in and to any Transferring Non-Registered IP owned by it is assigned to Amec Foster Wheeler Energia Oy on the Closing Date.

5.7.7	As soon as practicable following the date of this Agreement, but in any event prior to the Closing Date, the Purchaser and the Seller shall each nominate three (3) individuals who shall, at times and at places mutually acceptable to each party, meet in person to identify:

(i)	materials (including software and data) that comprise or otherwise fall within the Seven Categories of Exclusive IP;

(ii)	those parts of each Engineering Manual covered by Clauses 5.7.8(i) and (ii); and

(iii)	any other materials protected by any: (a) Non-Registered IP that exists and is owned by a Group Company; or (b) Transferring Non-Registered IP, in each case, that Relate Exclusively to the CFB Products.

The Seller’s nominees must include at least one technical expert from Amec Foster Wheeler Energia Oy.

5.7.8	The Seller and the Purchaser acknowledge and agree that while each Engineering Manual as an entire document (in whatever medium) forms part of the CFB Exclusive Non-Registered IP, there are parts of each Engineering Manual that either:

(i)	cover general principles of science or physics or common engineering or design knowledge or otherwise publicly available information; or

(ii)	at the date of this Agreement, form part or parts of engineering and/or design manuals used by the Seller’s Group for products that are not CFB Products and that do not Relate Exclusively to the CFB Products.

The Purchaser agrees that the inclusion of the Engineering Manuals as part of the CFB Exclusive Non-Registered IP does not result in those parts of the Engineering Manuals covered by Clauses 5.7.8(i) and (ii) forming part of the CFB Exclusive Non-Registered IP or prevent or otherwise restrict the Seller’s Group’s use of such parts pursuant to Clause 8.4.2.

5.7.9	By no later than the Closing Date, the Seller shall have notified the Purchaser in writing of those of its Affiliates that perform the Aftermarket Services Business in Canada, United States or Mexico (the “Aftermarket Affiliates”).

5.8	Other Seller’s Obligations Prior to Closing

5.8.1	Without prejudice to the generality of Clauses 5.1.1 and 5.6, prior to Closing, the Seller shall keep the Purchaser informed of any material steps and the development of the Pre-Closing Reorganisation Plan through the transition steering committee or otherwise. The Seller shall, and shall procure that the relevant members of the Seller’s Group shall, allow the Purchaser and its agents, upon reasonable notice, reasonable access to and, with the prior consent of the Seller
26

(which shall not be unreasonably withheld, conditioned or delayed), to take copies of, the books, records and documents of or relating in whole or in part to the Group, provided that the obligations of the Seller under this Clause shall not extend to allowing access to information which is (i) reasonably regarded as confidential to the activities of the Seller’s Group and the Seller otherwise than in relation to the Group Companies or (ii) commercially sensitive information of the Group Companies if such information cannot be shared with the Purchaser prior to Closing in compliance with Applicable Law.

5.8.2	The Seller shall provide the Purchaser with the balance sheets and the profit and loss accounts of the CFB Business (reflecting, for the avoidance of doubt, any part thereof conducted by any member of the Retained Group), as at the end of each month between the date hereof and the Closing Date, as soon as reasonably practicable following the end of the relevant month (the Seller shall use reasonable endeavours to provide such balance sheets and the profit and loss accounts of the CFB Business within 15 Business Days from the end of the relevant month).

5.9	Release of Guarantees

5.9.1	The Purchaser shall procure by Closing or, to the extent not done by Closing, as soon as practicably possible (provided that the Seller and the Purchaser shall agree on a fixed deadline as soon as practicably possible after the date of this Agreement) thereafter, the release of the Seller or any member of the Retained Group from any securities, guarantees, indemnities or similar assurances against financial loss given by or binding upon the Seller or any member of the Retained Group, being any securities, guarantees, indemnities or similar assurances against financial loss set out in Schedule 12, in respect of: (a) any liability of any of the Group Companies; (b) any guarantees, indemnities, bonds, letters of credit or any other instruments issued by a bank or financial institution in respect of any liability of any of the Group Companies; or (c) any guarantees, indemnities or similar assurances against financial loss in respect of any item referred to in paragraph (b) above (the “Seller Obligations”). Pending such release and following Closing, the Purchaser shall indemnify the Seller and any member of the Retained Group and any person connected with any of them against all amounts paid by any of them pursuant to any Seller Obligations (including any costs related to any Seller Obligations), if and to the extent such amounts are paid after Closing without prejudice to all other rights or remedies available to the Purchaser.

5.9.2	Each of the Guarantor and the Seller shall procure, by Closing the release of the Group Companies from any securities, foreign exchange transactions, guarantees, indemnities or similar assurances against financial loss given by or binding upon the Group Companies in respect of any liability of the Seller or any member of the Retained Group set out in Schedule 12.

5.10	Updating Disclosure Letter

Except as otherwise provided herein, until two Business Days prior to the Closing Date, the Seller may and shall update the information contained in the Schedules and the folders in the Data Room referenced in the Seller’s Warranties so as to reflect any events having occurred after the date hereof that affect such information and provide the Purchaser with the updated information in writing. Upon receipt of such updated information by the Purchaser, the relevant Seller’s Warranties shall be deemed to have been updated

27

accordingly in relation to the effect of the Seller’s Warranties as of the Closing Date, provided that disclosure of any new claim, defect or dispute arising from the contracts with the clients or subcontractors of the CFB Business shall not be deemed to update disclosure against the relevant Seller’s Warranties in paragraph 13.3 of Schedule 4. For the avoidance of doubt, such update of the Seller’s Warranties reflecting the events having occurred after the date hereof shall not affect (i) the Seller’s Warranties as of the date hereof or (ii) the determination of the satisfaction of the conditions precedent to the Purchaser’s obligations to consummate Closing set forth in Clause 4.1.

5.11	Completion of Remaining Transaction Documents

Each of AFW/Seller and the Purchaser shall use their respective commercially reasonable endeavours to procure that all the Agreed Terms for all the Transaction Documents to be executed among the relevant parties concerned in the Agreed Terms that have not been fully agreed upon as of the date hereof shall be duly agreed upon and such Transaction Documents shall be timely executed in the Agreed Terms.

5.12	Tax Administration

5.12.1	The Seller or its duly authorised agents shall until Closing deal with all matters concerning the Taxation of a Group Company including, without limitation, any correspondence, enquiry, dispute, audit, negotiation or settlement involving any Tax Authority in respect of any period or part of a period prior to Closing (“Pre-Closing Tax Matters”) and shall, at the Seller’s cost (provided that the Seller shall not be required to reimburse any Group Company for internal management time):

(i)	prepare, submit and deal with prior to Closing (or procure the preparation and submission of and dealing with) all computations and returns relating to Taxation of each Group Company; and

(ii)	prepare, submit and deal with prior to Closing (or procure the preparation and submission of and dealing with) all claims, elections, surrenders, disclaimers, statements, notices and consents for Taxation purposes of each Group Company, in respect of which the last day for submission of such computation, return, claim, election, surrender, disclaimer, statement, notice or consent within any applicable statutory time limit and without incurring interest or penalties is prior to Closing.

5.12.2	The Seller shall procure that:

(i)	the Purchaser is kept fully informed of the progress of all matters relating to the Taxation affairs of the Group Companies for which the Seller is responsible under this Clause 5.12, other than matters that are immaterial;

(ii)	the Purchaser receives copies of, or extracts from, all written correspondence to, or from, any Tax Authority insofar as it is relevant to the matters referred to in Clause 5.12.2(i), other than correspondence that is immaterial;

(iii)	the Purchaser receives drafts of any documents which are to be submitted pursuant to Clause 5.12.1(i) or 5.12.2(i) (“Pre-Closing Tax Documents”). If a time limit applies in relation to the submission of any Pre-Closing Tax Document, the Seller shall ensure that the Purchaser receives the Pre-
28

Closing Tax Document no later than fifteen (15) Business Days before the expiry of the time limit;

(iv)	the Purchaser is consulted fully in relation to the matters referred to in Clause 5.12.2(i) and any reasonable written comments of the Purchaser are incorporated, provided the Purchaser’s comments are received no later than five (5) Business Days after the draft Pre-Closing Tax Document has been received by the Purchaser pursuant to Clause 5.12.2(iii); and

(v)	no Pre-Closing Tax Document nor any other document relating to the Taxation of a Group Company is submitted to any Tax Authority which is not true and accurate in all material respects or is misleading.

5.12.3	The Seller agrees to devote reasonable resources prior to Closing to dealing with the Taxation affairs of the Group Companies, and shall use reasonable endeavours to ensure that they are finalised as soon as reasonably practicable.

5.12.4	Neither the Seller nor any Group Company shall be required by this Clause 5.12 to take any action which it reasonably considers will require it (or any member of the Seller’s Group) to engage in fraudulent conduct, conduct involving dishonesty or the commission of, or participation in, any criminal offence or will result in any officer or employee of any Group Company or any member of the Seller’s Group committing a fiscal penal offence in Poland or give rise to fiscal-penal responsibility in Poland.

6	Closing

6.1	Date and Place

Subject to Clause 4, Closing shall take place in Amsterdam, the Netherlands, on the last Business Day of the calendar month which comes first after the lapse of a period of ten (10) Business Days following the date on which the conditions set out in Clause 4.1 (other than conditions which, by their nature, are to be satisfied on the Closing Date) shall have been satisfied or waived and the conditions set out in Clause 4.2 (other than conditions which, by their nature, are to be satisfied on the Closing Date) shall have been satisfied or waived (the “Condition Fulfilment Date”), or at such other location, time or date as may be agreed between the Purchaser and the Seller in writing, provided that the conditions set out in Clauses 4.1 and 4.2, except for those having been waived, shall have remained satisfied at the time of Closing.

6.2	Closing Events

On Closing, the parties shall comply with their respective obligations specified in Schedule 2. The Seller may waive some or all of the obligations of the Purchaser as set out in Schedule 2 and the Purchaser may waive some or all of the obligations of the Seller as set out in Schedule 2.

6.3	Payment on Closing

On Closing, the Purchaser shall pay (in accordance with Clause 18.6) an amount in cleared funds to the Seller (the “Completion Payment Amount”) which is equal to:

6.3.1	the Enterprise Value;

plus

29

6.3.2	the Estimated Cash;

minus

6.3.3	the Estimated Indebtedness;

plus or minus

6.3.4	the Estimated Working Capital Adjustment.

6.4	Estimated Closing Statement

Eight Business Days prior to Closing or five Business Days after the Condition Fulfilment Date, whichever comes later, the Seller shall deliver to the Purchaser the Estimated Closing Statement.

6.5	Breach of Closing Obligations

If either the Seller or the Purchaser fails to comply with any material obligation in Clauses 6.2 and 6.3 and paragraphs 1 and 2 of Schedule 2, the Purchaser, in the case of non-compliance by the Seller, or the Seller, in the case of non-compliance by the Purchaser, shall, in each case acting reasonably in good faith, be entitled (in addition to and without prejudice to all other rights or remedies available) by written notice to the Seller or the Purchaser (as the case may be), served on the Closing Date:

6.5.1	to terminate this Agreement (other than the Surviving Clauses) without liability on their part or on the part of those on whose behalf such notice is served; or

6.5.2	to effect Closing so far as practicable having regard to the defaults which have occurred; or

6.5.3	to fix a new date for Closing (not later than the last Business Day of the month following the month which the agreed date for Closing falls under) in which case the provisions of Schedule 2 shall apply to Closing as so deferred but provided such deferral may only occur once.

6.6	Termination of Intra-Group Contracts

6.6.1	Except in respect of any document or arrangement to be entered into pursuant to the Pre-Closing Reorganisation Plan or as may otherwise be agreed between the Seller and the Purchaser, AFW/Seller shall, and shall procure that the relevant members of the Seller’s Group shall, and the Purchaser shall procure that the relevant members of the Group shall, terminate all Intra-Group Contracts (other than the Internal Work Orders), in such a way (i) that all accrued receivables and payables in respect of the Intra-Group Contracts shall be paid or settled and (ii) that other rights, liabilities and obligations under the Intra-Group Contracts shall be satisfied such that no member of the Seller’s Group or Group Company shall have any ongoing rights, liabilities or obligations under the Intra-Group Contracts. To the extent that any Intra-Group Contracts cannot be terminated on Closing, AFW/Seller and the Purchaser (i) agree that the terms and conditions as set out in Schedule 15 shall apply to such Intra-Group Contracts thereafter until their termination and (ii) shall use their respective commercially reasonable endeavours to procure such termination as soon as practicable following Closing.

6.6.2	The Seller and the Purchaser agree that the terms and conditions as set out in Schedule 16 shall apply to the back office services to be provided after Closing by
30

Amec Foster Wheeler Energia Polska Sp. z.o.o. to Amec Foster Wheeler Consulting Poland Sp. z.o.o.

6.6.3	The Seller agrees to update the list of Internal Work Orders in Schedule 13 by five Business Days prior to Closing to reflect any such purchase or sale or service arrangements between any Group Company and any member of the Seller’s Group which are terminated, fully performed or documented after the date of this Agreement.

7	Special Indemnity

7.1	The provisions of Part 1 of Schedule 6 shall apply in respect of Asbestos.

7.2	The provisions of Part 2 of Schedule 6 shall apply in respect of any Losses arising from the Excluded CFB Business that remain with or are transferred to the Retained Group.

7.3	The provisions of Part 3 of Schedule 6 shall apply in respect of any Losses arising from claims and disputes set forth therein.

7.4	The Seller shall bear the costs of the liquidation (or transfer out of the Group) of Wuhan Chang Long Power Boiler Company Ltd. and, if this liquidation or transfer is not complete by Closing, shall indemnify the Purchaser for the costs of the liquidation and any other Losses which the Purchaser may suffer by reason of Wuhan Chang Long Power Boiler Company Ltd. not having been fully liquidated or transferred out of the Group prior to Closing.

8	Post-Closing Obligations

8.1	Sumitomo FW

8.1.1	The Seller acknowledges and agrees that, after Closing, the Purchaser may adopt, in the alternative:

(i)	any of the names: “Sumitomo FW”, “Sumitomo SHI FW”, “Sumitomo (SHI) FW”, “Sumitomo Heavy Industries FW” or “SHI FW” (each a “New Company Name Option”); or

(ii)	any other alternative name determined pursuant to Clause 8.1.2,

as, or as part of, any corporate or trading name of any member of the Purchaser’s Group (including any Group Company) or as a trade mark or service mark.

8.1.2	If, after the date of this Agreement, the Purchaser is unable to secure its relevant internal approvals for the adoption and use of any New Company Name Option, the Purchaser shall promptly notify the Seller of an alternative name or names (to the extent that any such alternative name or names contains “FW”) for the Seller’s consent (such consent not to be unreasonably withheld, delayed or conditioned). The Seller agrees that on receipt of any notification from the Purchaser pursuant to this Clause 8.1.2, it will promptly seek its relevant internal approvals in respect of the Purchaser’s proposal. If the Seller does not approve any alternative name or names notified to the Seller, the Purchaser may notify the Seller of other alternative names for the Seller’s consent in accordance with this Clause 8.1.2. Any name approved by the Seller in accordance with this Clause 8.1.2 shall be a “New Substitute Company Name Option”, and the New Company Name Option or
31

New Substitute Company Name Option selected by the Purchaser (and notified to the Seller) shall be the “New Company Name”.

8.1.3	The Seller shall not, and shall procure that no member of the Retained Group shall, rely on any of its trade mark rights (registered or unregistered) to prevent use or registration of the New Company Name as, or as part of, any corporate or trading name of any member of the Purchaser’s Group (including any Group Company) or as a trade mark or service mark. If the Seller, or any member of the Retained Group, assigns it rights in any trade mark containing “FW” to a third party, the Seller shall, and shall procure that the relevant member of the Retained Group shall, ensure that the third party assignee undertakes not to rely on any such assigned rights to prevent use or registration of the New Company Name as, or as part of, any corporate or trading name of any member of the Purchaser’s Group (including any Group Company) or as a trade mark or service mark.

8.1.4	The Purchaser shall not, and shall procure that no member of the Purchaser’s Group shall, rely on any trade mark rights (registered or unregistered) that it acquires in the New Company Name to prevent use or registration of any of the Seller Trade Marks by any member of the Retained Group or by any third party assignee of any of the Seller Trade Marks.

8.2	Change of Company Names

Subject to Clause 8.1, as soon as reasonably practicable after Closing, and in any event no later than the date falling six (6) months immediately following the Closing Date, the Purchaser shall procure that the name of each Group Company incorporating any Seller Trade Mark shall be changed to a name which does not consist of, or otherwise incorporate, any Seller Trade Mark.

8.3	Use of the Seller Trade Marks

8.3.1	Except as otherwise expressly provided in the Transitional Trade Mark Licence and subject to Clauses 8.1, 8.2 and 8.3.2, from the Closing Date, the Purchaser shall, and shall procure that each member of the Purchaser’s Group (including each Group Company) shall:

(i)	not:

(a)	use or display any Names which include (in whole or in part) any Seller Trade Marks; or

(b)	hold itself out as having any current affiliation with any member of the Seller’s Group; and

(ii)	use commercially reasonable endeavours to have removed, obliterated or otherwise made invisible, by the date of termination or expiry of the Transitional Trade Mark Licence, all Seller Trade Marks from all assets and/or materials owned or used by, or on behalf of, any Group Company, including any business stationery (including letterhead, business cards, schedules, inventories, publicity releases and forms), buildings, interior décor items, fixtures and furnishings, displays, signs, design documents or drawings, manufacturing and other technical manuals, quality control manuals and documents, informational, promotional or marketing materials or brochures, bulletins and sales materials, websites, email, computer
32

software and systems. The costs associated with such removal and obliteration shall be borne by the Purchaser.

8.3.2	Seller acknowledges and agrees that:

(i)	each Group Company is permitted to: (a) continue making use of the Seller Trade Marks (excluding any logos, designs or stylised versions of the Seller Trade Marks) when referring to the former names of the Group Companies and the history of the CFB Products; and (b) use the Seller Trade Marks in any other manner that would not constitute an infringement of any Seller Trade Mark under the Applicable Law; and

(ii)	no member of the Purchaser’s Group shall be obliged to remove or obliterate any Seller Trade Marks from any:

(a)	executed agreements, or copies thereof, in existence prior to the Closing Date;

(b)	design documents for past or pending projects in existence prior to the Closing Date;

(c)	non-public-facing documents in existence prior to the Closing Date that are used for internal purposes only, and any engineering or technical manuals, or copies thereof, in existence prior to the Closing Date; or

(d)	equipment (including finished installations and any materials related thereto) in existence, and in the possession of a customer, licensee or contractor of the Group, prior to the Closing Date.

8.4	Intellectual Property Rights

8.4.1	The Purchaser and AFW/Seller acknowledge and agree that all Owned Registered IPR and all Transferring Non-Registered IP that is not owned by a Group Company as of date of this Agreement, shall be assigned into the ownership of Amec Foster Wheeler Energia Oy, in the case of any relevant Owned Registered IPR, prior to Closing, and, in the case of any Transferring Non-Registered IP, on the Closing Date, in each case, in accordance with the Pre-Closing Reorganisation Plan.

8.4.2	The Purchaser shall procure the grant by each relevant member of the Purchaser’s Group to the Seller, with effect from the Closing Date, a perpetual, irrevocable, non-exclusive, assignable (only in accordance with Clause 8.4.3(ii)), sub-licensable (only in accordance with Clause 8.4.3(i)), royalty-free licence to use the Licensed-back Intellectual Property, provided that any such use shall be limited to use solely for the purposes of, and in connection with, any products other than the CFB Products and any businesses other than any business relating to the CFB Products.

8.4.3	The Seller may not assign or otherwise transfer or grant sub-licences in respect of all or any of its rights under the licences granted pursuant to Clause 8.4.2 without the prior written consent of the Purchaser save that the Seller may:

(i)	sub-license any or all of its rights under the licences granted pursuant to Clause 8.4.2 to:
33

(a)	any member of the Retained Group (except for the China Manufacturing Joint Venture) while it remains an Affiliate of the Seller, but any such sub-licence shall automatically terminate if and when the sub-licensee ceases to be an Affiliate of the Seller;

(b)	any purchaser of all or part of any business of the Seller’s Group that, immediately after Closing, benefits from the licence granted pursuant to Clause 8.4.2;

(c)	any third party to whom a member of the Retained Group has, prior to the date of this Agreement, granted a licence to use the Licensed-back Intellectual Property in respect of products other than CFB Products and any businesses other than any business relating to the CFB Products; and

(d)	any other third party for the purposes of use of the Licensed-back Intellectual Property in respect of products other than CFB Products or any businesses other than any business relating to the CFB Products only; and

(ii)	assign any or all of its rights under the licences granted pursuant to Clause 8.4.2 to:

(a)	any member of the Retained Group (except for the China Manufacturing Joint Venture) while it remains an Affiliate of the Seller, provided that prior to any assignee Affiliate ceasing to be an Affiliate of the Seller, such assignee shall assign all such rights to an Affiliate of the Seller; and

(b)	any purchaser of all or part of any business of the Seller’s Group that, immediately after Closing, benefits from the licence granted pursuant to Clause 8.4.2.

8.4.4	The Seller shall, and shall procure that each of its sub-licensees and assigns, whether direct or indirect (and all references to “sub-licensees” and “assigns” in this Clause 8.4.4 to Clause 8.4.6 shall be a reference to all sub-licensees and assigns whether direct or indirect), of the Licensed-back Intellectual Property shall:

(i)	treat as strictly confidential, and be obliged to treat as confidential, any Licensed-back Intellectual Property that does not comprise general principles of science or physics or common engineering knowledge or otherwise publicly available information; and

(ii)	use the Licensed-back Intellectual Property solely for the purposes of, and in connection with, any products other than the CFB Products and any businesses other than any business relating to the CFB Products.

8.4.5	The Seller acknowledges and agrees that use by the Seller or any of its sub-licensees or assigns of the Licensed-back Intellectual Property in connection with the CFB Products or any business relating to the CFB Products, or any violation by the Seller of Clause 8.4.4, will cause irreparable damage to the Purchaser, and that the Purchaser will not have an adequate remedy at law, and consequently, the Purchaser is entitled to seek the remedies of preliminary and permanent injunctive relief and specific performance to prevent any threatened or actual usage of any of
34

the Licensed-back Intellectual Property in connection with the CFB Products or any business relating to the CFB Products, or any other threatened or actual violation of Clause 8.4.4, in any court and/or arbitral tribunal of competent jurisdiction, as the case may be.

8.4.6	If the Purchaser reasonably believes that a third party is making, or is about to make, unauthorised use of the Licensed-back Intellectual Property in respect of CFB Products, the Purchaser may request that the Seller confirm to the Purchaser whether that third party is a sub-licensee or assignee of the Seller, and the Seller shall cooperate in confirming whether such third party is a sub-licensee or assignee of the Seller and in providing information as regards the scope of any licence it has granted to such third party or, where the Seller is able to disclose a copy of the relevant sub-licence agreement without breaching any duty of confidentiality owed to the relevant sub-licensee, by providing the Purchaser with a copy of the relevant sub-licence agreement.

8.4.7	The Purchaser shall procure the grant by each relevant member of the Purchaser’s Group to the Seller, with effect from the Closing Date until, subject to Clause 8.4.8, the date falling five (5) years immediately following the Closing Date, a non-exclusive, non-assignable, sub-licensable (only in accordance with Clause 8.4.10), royalty-free licence to use the Owned Business IPR in respect of the Aftermarket Services Business for installations located in Canada, United States and Mexico only.

8.4.8	The licence granted under and pursuant to Clause 8.4.7 (the “Aftermarket Services Licence”) shall terminate:

(i)	automatically:

(a)	on the date falling five (5) years immediately following the Closing Date; and

(b)	in the event of a change of Control of the Seller resulting in the Seller no longer being an Affiliate of the Guarantor; and

(ii)	immediately:

(a)	if the Seller or any member of the Retained Group commits a material breach of any of Clauses 8.4.7 to 8.4.16 of this Agreement and, within sixty (60) days of receipt of written notice from the Purchaser to the Seller of such material breach specifying such breach, the Seller or the relevant member of the Retained Group fails to remedy such breach; and

(b)	on at least three (3) months’ prior written notice from the Seller to the Purchaser.

8.4.9	Promptly following termination of the Aftermarket Services Licence, the Seller shall take all appropriate steps to ensure that all copies, whether in written, electronic or other form or media, of the CFB Exclusive Non-Registered IP, including all notes, analyses, compilations, reports, forecasts, studies, samples, data, statistics, summaries, interpretations and other materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP, that were in the Seller’s or any member of the Retained Group’s possession prior to termination of the Aftermarket Services
35

Licence are, at the Purchaser’s instruction, destroyed or delivered to the Purchaser (or to any person nominated by the Purchaser), and the Seller shall provide the Purchaser with:

(i)	a certificate, signed by the Seller, confirming that all copies (in whatever medium) of all materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP that were in the possession of a member of the Retained Group have been destroyed or delivered to the Purchaser; and

(ii)	a binding undertaking given to the Purchaser from, and signed by, each Aftermarket Affiliate and any of the Seller’s other Affiliates sub-licensed after Closing pursuant to Clause 8.4.10 (together the “ASB Sub-Licensees” and each a “ASB Sub-Licensee”), in each case, who has not separately given a direct undertaking to the Purchaser pursuant to Clause 8.4.13: (a) representing and warranting that all copies (in whatever medium) of all materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP that were in its possession have been destroyed or delivered in accordance with the Purchaser’s instructions given to the Seller; (b) acknowledging that its licence to use any CFB Exclusive Non-Registered IP has terminated; (c) undertaking that it shall not use any CFB Exclusive Non-Registered IP; and (d) incorporating a dispute resolution provision equivalent to Clause 18.16.

For the avoidance of doubt, this Clause 8.4.9 shall oblige the Seller to destroy all copies of each Engineering Manual in its or any member of the Retained Group’s possession, but shall not require the destruction of those parts of any Engineering Manual covered by Clauses 5.7.8(i) and (ii).

8.4.10	The Seller may sub-license any or all of its rights under the Aftermarket Services Licence to any Affiliate of the Seller (for the avoidance of doubt, except for the China Manufacturing Joint Venture) while it remains an Affiliate of the Seller, but any such sub-licence shall automatically terminate: (i) if and when the sub-licensee ceases to be an Affiliate of the Seller; and (ii) on termination of the Aftermarket Services Licence. The Seller shall notify the Purchaser in writing of all Affiliates (excluding the Aftermarket Affiliates) sub-licensed pursuant to this Clause 8.4.10 after the Closing Date. Where the term Affiliate is used in this Clause 8.4.10 and in Clauses 5.7.9, 8.4.9, 8.4.13 and 8.4.15, the terms “Control”, “is Controlled by” or “is under common Control” used in the definition of Affiliate shall mean through the ownership (directly or indirectly) of 100 per cent. of the voting securities of a person.

8.4.11	The Seller shall, and shall procure that each ASB Sub-Licensee shall:

(i)	treat as strictly confidential, and be obliged to treat as confidential, any CFB Exclusive Non-Registered IP that does not comprise general principles of science or physics or common engineering knowledge or otherwise publicly available information; and

(ii)	use the CFB Exclusive Non-Registered IP solely for the purposes of, and in connection with, the Aftermarket Services Business for installations located in Canada, United States and Mexico only.
36

8.4.12	The Seller acknowledges and agrees that use by the Seller or any ASB Sub-Licensee of the CFB Exclusive Non-Registered IP in connection with any business other than the Aftermarket Services Business for installations located in Canada, United States and Mexico only, or any violation by the Seller of Clause 8.4.10, 8.4.11 or 8.4.13, will cause irreparable damage to the Purchaser, and that the Purchaser will not have an adequate remedy at law, and consequently, the Purchaser is entitled to seek the remedies of preliminary and permanent injunctive relief and specific performance to prevent any threatened or actual usage of any of the CFB Exclusive Non-Registered IP in connection with any business other than the Aftermarket Services Business for installations located in Canada, United States and Mexico only, or any other threatened or actual violation of Clause 8.4.10, 8.4.11 or 8.4.13, in any court and/or arbitral tribunal of competent jurisdiction, as the case may be.

8.4.13	The Seller shall not, and shall procure that no ASB Sub-Licensee shall, without the prior written consent of the Purchaser, give any third party possession of any materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP, but the Seller may give any of its sub-licensee Affiliates performing Aftermarket Service Business in Canada, United States or Mexico possession of such materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP that are required for those Affiliates to perform Aftermarket Service Business in Canada, United States or Mexico and solely for the purposes of, and in connection with, performing such services, provided that prior to any such sub-licensee Affiliate ceasing to be an Affiliate of the Seller, such sub-licensee Affiliate shall, at the Purchaser’s instruction, destroy, or deliver to the Purchaser (or to any person nominated by the Purchaser), all copies (in whatever medium) of all materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP in its possession, and the Seller shall procure that any such sub-licensee Affiliate shall give a binding undertaking to the Purchaser: (a) representing and warranting that all copies (in whatever medium) of all materials that are a tangible embodiment of the CFB Exclusive Non-Registered IP that were in its possession have been destroyed or delivered in accordance with the Purchaser’s instructions given to the Seller; (b) acknowledging that its licence to use any CFB Exclusive Non-Registered IP has terminated; (c) undertaking that it shall not use any CFB Exclusive Non-Registered IP; and (d) incorporating a dispute resolution provision equivalent to Clause 18.16. For the avoidance of doubt, this Clause 8.4.13 shall oblige the Seller to procure that each such sub-licensee Affiliate shall destroy all copies of each Engineering Manual in its possession, but shall not require the destruction of those parts of any Engineering Manual covered by Clauses 5.7.8(i) and (ii).

8.4.14	The Seller shall execute a binding agreement with each ASB Sub-Licensee that gives the Purchaser the right to enforce equivalent terms to those provided under Clauses 8.4.11, 8.4.12 and 8.4.13 directly against the relevant ASB Sub-Licensee (each a “Direct Recourse Agreement”), and each such Direct Recourse Agreement shall: (i) incorporate a dispute resolution provision equivalent to Clause 18.16; and (ii) remain in full force and effect until such time as the ASB Sub-Licensee that is the party to the Direct Recourse Agreement has given the Purchaser an undertaking pursuant to either Clause 8.4.9(ii) or Clause 8.4.13, and on execution of such undertaking by the relevant ASB Sub-Licensee, its Direct Recourse Agreement shall automatically terminate.
37

8.4.15	The Seller agrees that during the term of Aftermarket Services Licence it shall:

(i)	not sell the Aftermarket Services Business;

(ii)	give the Purchaser at least two (2) weeks’ prior written notice before it (or any of its relevant Affiliates) bids for any new Aftermarket Services Business which is likely to result in a contract with a customer for aggregate payments to the Seller or its relevant Affiliate performing the Aftermarket Services Business equal to or in excess of US$1 million (excluding any payments relating to construction), which notice shall include details of: (a) the customer and location of the project that is the subject-matter of the bid; (b) details of the proposed scope of work to be performed by the Seller or its relevant Affiliate performing the Aftermarket Services Business; and (c) details of any significant modification work anticipated to be performed, and, where the Purchaser undertakes to the Seller that it will not submit a bid for the same project that is the subject-matter of the bid, the Seller shall additionally share with the Purchaser the details of how it proposes to achieve the scope of work for the project that is the subject-matter of the bid and provide a copy of the relevant proposal (including any technical specification) to be submitted in connection with the bid (but excluding details of any commercial information covering proposed contract terms and conditions and information relating to pricing) and, to the extent that the Purchaser has any questions or concerns relating to such information disclosed, the parties shall engage in good faith discussions in respect of the same;

(iii)	report to the Purchaser in writing every six (6) months, the name and location of each customer for which Aftermarket Services Business has been performed during the preceding six (6) month period to which the relevant report relates (a “Live ASB Project”);

(iv)	at the conclusion of each Live ASB Project, deliver to the Purchaser:

(a)	(in a form and format to be mutually agreed between the parties) any and all performance or test data for CFB Products created during the course of that Live ASB Project; and

(b)	at the Purchaser’s request, any and all “as built documents” in respect of such Live ASB Project, which documents the Seller shall procure may be used by the Purchaser without restriction.

8.4.16	The Seller shall, and shall procure that each ASB Sub-Licensee shall, use its best endeavours to ensure that any tangible embodiments of the CFB Exclusive Non-Registered IP in its possession are kept physically separate from any tangible embodiments of the Licensed-back Intellectual Property in its possession.

8.4.17	The Seller shall be responsible to the Purchaser for the acts and omissions of its permitted assigns and sub-licensees as if they were those of the Seller itself.

8.4.18	The rights granted under and pursuant to Clauses 8.4.2 and 8.4.7 are rights to use intangible property only, and the Seller acknowledges that nothing in this Clause 8.4 shall oblige any member of the Purchaser’s Group to deliver, or otherwise provide, any physical materials, including any software (in computer readable form and/or human readable form), to any person.
38

8.5	Seller Post Closing Obligations

8.5.1	For the period of 24 months following Closing, the Purchaser shall be entitled to notify the Seller if the Purchaser finds that the Group, together with the benefits of, and the rights under, the Transitional Services Agreement and the Transitional Trade Mark Licence, does not contain all of the assets, personnel, contracts and technology of the CFB Business, including Owned Business IPR (other than those of the Excluded CFB Business) (“Missing CFB Items”). On receipt of such notice, each of the Guarantor and the Seller shall transfer, or shall procure the transfer of, such Missing CFB Items to the relevant Group Company or, for Missing CFB Items that are not Owned Business IPR, otherwise take appropriate steps to ensure the relevant Group Company may use or enjoy the benefits of the Missing CFB Items as if the Seller was not in breach of the warranty it has provided in Schedule 4 to this effect.

8.5.2	For a period of 24 months following Closing, the Seller shall remit or forward to the Purchaser promptly after receipt thereof any cash or an invoice wrongly received by a member of the Seller’s Group from customers or other persons (including other member of the Seller’s Group) in respect of business undertaken by the Purchaser’s Group (including the Group Companies) after Closing in relation to the CFB Business or in respect of payables or receivables owing from or to the Purchaser’s Group (including the Group Companies).

8.5.3	For a period of 24 months following Closing, the Purchaser may request the Seller to remit to the Purchaser promptly after payment thereof any cash wrongly paid by a member of the Purchaser’s Group to customers or other persons in respect of payables owed by the Seller’s Group.

8.5.4	AFW/Seller shall continue to use its commercially reasonable endeavours to obtain any Third Party Consents that will not have been obtained prior to Closing.

8.5.5	Following Closing, AFW/Seller shall not, and shall procure that no member of the Retained Group shall, assign or license to any third party any Intellectual Property Rights in existence and owned by a member of the Retained Group on the Closing Date such as to enable any such third party assignee or licensee to prevent the Purchaser’s Group from exploiting the CFB Products in the manner in which they are exploited at Closing or in the twelve (12) months immediately prior to Closing.

8.5.6	The Seller shall continue to take reasonable steps to:

(i)	instruct an independent environmental consultant jointly with the Purchaser (on terms to be agreed between the parties) to produce the Asbestos Survey; and

(ii)	instruct a third party environmental consultant or contractor to perform any relevant Remedial Action,

in each case in accordance with paragraph 10 of Part 1 of Schedule 6 to the extent that any relevant Asbestos Survey or necessary Remedial Action has not been completed prior to the Closing.

8.6	Purchaser Post Closing Obligations

8.6.1	For a period of 24 months following Closing, if the Seller or Purchaser finds that any property, right or asset not forming part of the CFB Business (“Missing Non-
39

CFB Items”) has been transferred to the Purchaser in error, the Purchaser shall, on receipt of such notice, transfer such Missing Non-CFB Items to the Seller or a member of the Seller’s Group nominated by the Seller in the manner reasonably acceptable to the Purchaser.

8.6.2	For a period of 24 months following Closing, the Purchaser shall remit or forward to the Seller promptly after receipt thereof any cash or an invoice wrongly received by a member of the Purchaser’s Group from customers or other persons (including other members of the Purchaser’s Group Company) in respect of business undertaken by the Seller’s Group in relation to any business that is not the CFB Business in respect of payables or receivables owing from or to the Seller’s Group.

8.6.3	For a period of 24 months following Closing, the Seller may request the Purchaser to remit to the Seller promptly after payment thereof any cash wrongly paid by a member of the Seller’s Group to customers or other persons (including other members of the Purchaser’s Group) in respect of payables owed by the Purchaser’s Group (including the Group Companies).

8.7	China Manufacturing Joint Venture

8.7.1	For so long as any member of the Seller’s Group retains a majority shareholding in, and the right to appoint a majority of the board of directors of, the China Manufacturing Joint Venture:

(i)	the Seller shall exercise its powers as shareholder to ensure that, prior to the Closing Date, the China Manufacturing Joint Venture shall comply with the terms of any existing contracts between the China Manufacturing Joint Venture and a Group Company;

(ii)	the Seller shall use its reasonable endeavours to ensure that, on and from the Closing Date, the China Manufacturing Joint Venture shall comply with the terms of any existing contract(s) between the China Manufacturing Joint Venture and a Group Company; and

(iii)	the Seller shall use its reasonable endeavours to procure that any contractual proposals which have been provided or will have been provided after Closing by the China Manufacturing Joint Venture to a Group Company and which remain valid as at the Closing Date will remain valid following the Closing Date until the expiry of the validity period specified in the relevant contractual proposal.

8.7.2	In the event that any member of the Seller’s Group sells its majority shareholding in the China Manufacturing Joint Venture to another party, the Seller shall, to the extent it is permitted to do so, notify the Purchaser of such sale, as soon as reasonably practicable, after such sale has been agreed and shall, request that the purchaser of such majority shareholding in the China Manufacturing Joint Venture meet with the Purchaser.
40

9	Post-Closing Adjustments

9.1	Closing Statement

The Purchaser shall procure that, as soon as practicable following Closing, there shall be drawn up a draft of the Final Closing Statement (the “Draft Closing Statement”) in accordance with Parts 1 and 2 of Schedule 3.

9.2	Determination of Final Closing Statement

9.2.1	The Draft Closing Statement as agreed or determined pursuant to Clause 9.1:

(i)	shall constitute the Final Closing Statement for the purposes of this Agreement; and

(ii)	shall be final and binding on the parties.

9.2.2	The Final Closing Statement shall set out the Closing Working Capital Adjustment, the Closing Cash, the Closing Indebtedness and the Purchase Price.

9.3	Adjustment to Purchase Price

9.3.1	Cash Balances

If the Closing Cash:

(i)	is less than the Estimated Cash, the Seller shall repay to the Purchaser an amount equal to the deficiency in the manner set out in Clause 9.4; or

(ii)	is greater than the Estimated Cash, the Purchaser shall pay to the Seller an additional amount equal to the excess in the manner set out in Clause 9.4.

9.3.2	Indebtedness

If the Closing Indebtedness:

(i)	is greater than the Estimated Indebtedness, the Seller shall repay to the Purchaser an amount equal to the excess in the manner set out in Clause 9.4; or

(ii)	is less than the Estimated Indebtedness, the Purchaser shall pay to the Seller an additional amount equal to the deficiency in the manner set out in Clause 9.4.

9.3.3	Working Capital Adjustment

If the Closing Working Capital Adjustment:

(i)	is less than the Estimated Working Capital Adjustment, the Seller shall repay to the Purchaser an amount equal to the deficiency in the manner set out in Clause 9.4; or

(ii)	exceeds the Estimated Working Capital Adjustment, the Purchaser shall pay to the Seller an additional amount equal to the excess in the manner set out in Clause 9.4.

9.4	Payment of Adjustments to Purchase Price

9.4.1	If, pursuant to Clause 9.3, the aggregate of the amount of the payments due from the Seller to the Purchaser is greater than the aggregate of the amount of the
41

payments due from the Purchaser to the Seller by an amount of at least US$200,000, the Seller shall pay to the Purchaser an additional amount equal to such difference.

9.4.2	If, pursuant to Clause 9.3, the aggregate of the amount of the payments due from the Seller to the Purchaser is less than the aggregate of the amount of the payments due from the Purchaser to the Seller by an amount of at least US$200,000, the Purchaser shall pay to the Seller an additional amount equal to such difference.

9.4.3	For the avoidance of doubt, no adjustments to the Purchase Price are required pursuant to Clauses 9.4.1 and 9.4.2 to the extent that the aggregate of the amount of the payments due from the Seller to the Purchaser or from the Purchaser to the Seller is less than US$200,000.

9.5	Interest

Any payment to be made in accordance with Clause 9.3 shall include interest thereon calculated from the Closing Date to the earlier of the date of payment or the Final Payment Date at a rate per annum of 1.5 per cent. Such interest shall accrue from day to day.

9.6	Payment

9.6.1	Any payment pursuant to Clause 9.3, and any interest payable pursuant to Clause 9.5, shall be made on or before the Final Payment Date.

9.6.2	Where any payment is required to be made pursuant to Clause 9.3 or pursuant to Clause 9.5 (in relation to a payment pursuant to Clause 9.3) the payment made on account of the Purchase Price shall be reduced or increased accordingly.

10	Warranties

10.1	AFW/Seller’s Warranties

10.1.1	Subject to Clause 10.2, the Guarantor warrants to the Purchaser that statements set out in Schedule 4-A are true and accurate as of the date of this Agreement and the Seller warrants to the Purchaser that the statements set out in Schedule 4 are true and accurate as of the date of this Agreement.

10.1.2	The only Seller’s Warranties given:

(i)	in respect of the Properties are those contained in paragraph 6.1 of Schedule 4 and each of the other Seller’s Warranties shall be deemed not to be given in respect of the Properties;

(ii)	in respect of Intellectual Property Rights are those contained in paragraphs 4.1.1, 4.1.2, 7 and 9.5 of Schedule 4 and each of the other Seller’s Warranties shall be deemed not to be given in respect of Intellectual Property Rights;

(iii)	in respect of employment or pension matters are those contained in paragraph 10 of Schedule 4 and each of the other Seller’s Warranties shall be deemed not to be given in respect of such matters;
42

(iv)	in respect of Environmental Matters are those contained in paragraph 12 of Schedule 4 and each of the other Seller’s Warranties shall be deemed not to be given in respect of Environmental Matters; and

(v)	in respect of Tax matters are those contained in paragraphs 15 and 16 of Schedule 4 and each of the other Seller’s Warranties shall be deemed not to be given in respect of such matters.

10.1.3	The Seller does not give or make any warranty or representation as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of opinion provided to the Purchaser or any of its directors, officers, employees, agents or advisers on or prior to the date of this Agreement, including in the documents provided in the Data Room.

10.1.4	Any Seller’s Warranty qualified by the expression “so far as the Seller is aware” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of the persons whose names are set out in Schedule 8 and shall not be qualified in the manner as so stated unless the Seller establishes that such person has made due and careful enquiries so as to verify the truth and accuracy of that Seller's Warranty.

10.2	Seller’s Disclosures

10.2.1	The Seller’s Warranties are subject to the following matters:

(i)	any matter which is fairly and accurately disclosed or contained with sufficient details to enable the Purchaser to identify the nature, scope and risks of the matters disclosed in any Transaction Document, in the Disclosure Letter or in the documents listed in Schedule 1 of the Disclosure Letter which comprise all of the documents provided in the Data Room; and

(ii)	all matters which would be revealed by making a search on the date which falls five Business Days before the date of this Agreement on the public file at the companies register or its equivalent for each of the Group Companies.

10.2.2	References in the Disclosure Letter to paragraph numbers shall be to the paragraphs in Schedule 4 to which the disclosure is most likely to relate. Such references are given for convenience only and shall not limit the effect of any of the disclosures, each of which is made against each other Seller’s Warranty to the extent fairly and accurately disclosed in the context of that other Seller’s Warranty.

10.3	Repeat of the Guarantor’s and Seller’s Warranties as at Closing

The Guarantor warrants to the Purchaser that the statements set out in Schedule 4-A are true and accurate as of the date of this Agreement and the Guarantor further warrants to the Purchaser that those will be true and accurate at Closing as if they had been repeated at Closing (except those warranties that address matters only as of a specified date). Subject to Clauses 5.10 and 10.2, the Seller further warrants to the Purchaser that all of the Seller’s Warranties will be true and accurate at Closing as if they had been repeated at Closing (except those warranties that address matters only as of a specified date).

43

10.4	The Purchaser’s Warranties

The Purchaser warrants to the Seller that the statements set out in Schedule 5 are true and accurate as of the date of this Agreement and the Purchaser further warrants to the Seller that those will be true and accurate at Closing as if they had been repeated at Closing (except those warranties that address matters only as of a specified date).

10.5	The Seller undertakes to the Purchaser and to the Group Companies and their respective directors, officers, employees and agents to unconditionally waive any rights, remedies or claims which it may have against any Group Company or such respective directors, officers, employees and agents in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Group Companies or their respective directors, officers, employees or agents in connection with assisting the Seller in the giving of any Seller’s Warranty or the preparation of the Disclosure Letter. It is intended that any Group Company and any member of the Purchaser’s Group (and any of their respective directors, officers, employees or agents) shall be entitled to the benefit of the undertakings, releases and waivers provided for in this Clause for the purpose of, inter alia, the Contracts (Rights of Third Parties) Act 1999.

11	Limitation of Liability

The provisions of Schedule 7 shall apply in accordance with and pursuant to the provisions set out therein.

12	Claims

12.1	Notification of Potential Claims

Without prejudice to the obligations of the Purchaser under Clause 12.2, if the Purchaser or any Group Company becomes aware of any fact, matter or circumstance that may give rise to a Claim (ignoring for these purposes the application of paragraph 1 of Schedule 7 or paragraph 2 of Schedule 7) (other than a Tax Claim), the Purchaser shall as soon as reasonably practicable, and in any event within 10 Business Days, give a notice in writing to the Seller setting out such information as is available to the Purchaser or Group Company in reasonable detail. Failure to give notice within such period shall not affect the rights of the Purchaser except to the extent that the Seller is prejudiced by the failure.

12.2	Notification of Claims

Notice of any Claim (other than a Tax Claim) shall be given by the Purchaser to the Seller within the time limits specified in paragraph 1 of Schedule 7 and shall specify in reasonable detail the legal and factual basis of the Claim and the evidence on which the party relies (including where the Claim is the result of or in connection with a Third Party Claim, evidence of the Third Party Claim) and setting out the Purchaser’s estimate of the amount of Losses which are, or are to be, the subject of the Claim (including any Losses which are contingent on the occurrence of any future event).

12.3	Commencement of Proceedings

Any Claim notified pursuant to Clause 12.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn 12 months after the notice is given pursuant to Clause 12.2, unless at the relevant time legal proceedings in respect of the relevant Claim have been commenced by being both issued and served, provided that:

44

12.3.1	in the case of a contingent liability, the 12 month period shall commence on the earlier of the date falling 18 months after the relevant time limit set out in paragraph 1 of Schedule 7 and the date the relevant contingent liability becomes an actual liability and is due and payable;

12.3.2	in the case of an actual liability that is notified pursuant to Clause 12.2 but is dependent on a contingent liability becoming an actual liability in order for the threshold in paragraph 3 of Schedule 7 to be exceeded, the 12 month period shall commence on the earlier of the date falling 18 months after the relevant time limit set out in paragraph 1 of Schedule 7 and the date the relevant contingent liability becomes an actual liability and is due and payable; and

12.3.3	where paragraph 12.2 of Schedule 7 applies, the 12 month period shall commence on the date the Purchaser has notified the Seller that all reasonable steps have been taken to enforce recovery against the relevant third parties, such notification having been made promptly upon the Purchaser having taken all reasonable steps.

12.4	Investigation by the Seller

In connection with any matter or circumstance that may give rise to a Claim (other than a Tax Claim):

12.4.1	subject to Clause 12.4.2, the Purchaser shall disclose to the Seller or its financial, accounting or legal advisers all books, records and information as it is reasonable to provide and which the Seller may reasonably request from time to time, and (subject to being paid all reasonable costs and expenses) give the Seller reasonable access to premises, assets and personnel, so as to enable the Seller to investigate the matter or circumstance alleged to give rise to the Claim and whether and to what extent any amount is payable in respect of such Claim subject to the Seller agreeing in such form as the Purchaser may reasonably require to keep all such information confidential and to use it only for the purpose of investigating and defending the Claim in question; and

12.4.2	in respect of the indemnity set out in Clause 7, in the event of any inconsistency between the provisions of Schedule 6 and the terms of this Clause 12.4, the provisions of Schedule 6 shall prevail to the extent of such inconsistency.

12.5	Conduct of Third Party Claims

If the matter or circumstance that may give rise to a Claim (other than a Tax Claim) is a result of or in connection with a claim by a third party (a “Third Party Claim”), then:

12.5.1	subject to Clause 12.5.2:

(i)	the Purchaser shall keep the Seller informed of any material steps and development in the conduct of the Third Party Claim;

(ii)	no admissions in relation to the Third Party Claim shall be made by or on behalf of the Purchaser or any other member of the Purchaser’s Group (including, after Closing, the Group) and the Third Party Claim shall not be compromised, disposed of or settled without the prior written consent of the Seller, such consent not to be unreasonably withheld, conditioned or delayed;
45

(iii)	subject to the Seller reimbursing the Purchaser or other member of the Purchaser’s Group concerned all legal and professional costs and expenses that may be incurred thereby, the Purchaser shall, or the Purchaser shall procure that any other members of the Purchaser’s Group (including, after Closing, the Group) shall, take such action as the Seller may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest the Third Party Claim;

(iv)	to the extent permitted by Applicable Law and in relation to any Claim other than under the indemnities set out in Clause 7 subject to prior written consent from the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed:

(a)	the Seller may, at its own expense and in its discretion, take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest the Third Party Claim (including making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or other member of the Purchaser’s Group concerned and to have the conduct and assume control over any related proceedings, negotiations or appeals, provided that the Seller shall keep the Purchaser informed of any material steps and development in the conduct of such Third Party Claims; and

(b)	if any admission, compromise, disposal or settlement proposed by the Seller would have a material adverse effect on the business of the Group then the restrictions on admissions or compromise, disposal or settlement in relation to the Third Party Claim set out in Clause 12.5.1(ii) shall apply by replacing the Purchaser with the Seller where relevant;

(v)	if the Seller has taken conduct of the Third Party Claim pursuant to Clause 12.5.1(iv), the Purchaser shall, and the Purchaser shall procure that any other member of the Purchaser’s Group shall give, subject to their being paid all costs and expenses, all such information and assistance which it is reasonable to give, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Seller may reasonably request, including instructing such professional or legal advisers as the Seller may nominate to act on behalf of the Purchaser or other member of the Purchaser’s Group concerned but in accordance with the Seller’s instructions; and

12.5.2	in respect of the indemnities set out in Clause 7, in the event of any inconsistency between the provisions of Schedule 6 and the terms of Clause 12.5.1, the provisions of Schedule 6 shall prevail to the extent of such inconsistency.
46

13	Restrictions on the Seller

13.1	Restrictions

The Seller undertakes to the Purchaser that:

13.1.1	no company which forms part of the Retained Group will, in any Relevant Capacity during the Restricted Period, directly or indirectly, carry on, be engaged in or be economically interested in any Restricted Business; and

13.1.2	no company which forms part of the Retained Group will, during the Restricted Period, induce or seek to induce any Employee to become employed whether as employee, consultant or otherwise by any company which forms part of the Retained Group, whether or not such Employee would thereby commit a breach of his or her contract of service. The placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of this Clause 13.1.2, provided that the Retained Group advises such agency not to approach any Employee.

13.2	Exceptions

The restrictions in Clause 13.1 shall not operate to prohibit any member (or director or officer of any member) of the Retained Group from:

13.2.1	carrying on or being engaged in any business other than the Restricted Business;

13.2.2	in the ordinary course of the business operations of the Retained Group as an EPC Contractor or an owner of a plant project, purchasing and/or reselling any CFB Product and, in such circumstances, the relevant member of the Retained Group will, to the extent permitted by the relevant client of the Retained Group, obtain a quotation for the purchase of such CFB Product from the Purchaser;

13.2.3	holding or being interested in up to 5 per cent. of the outstanding issued share capital of a company listed on any stock exchange;

13.2.4	holding or being interested in up to 5 per cent. of the outstanding issued share capital of a company not listed on any stock exchange, provided that no member of the Retained Group exercises a management function or exercises material influence over the company;

13.2.5	fulfilling any obligation pursuant to this Agreement and any agreement to be entered into pursuant to this Agreement;

13.2.6	acquiring the whole or part of any business or the shares in any company, provided that the principal purpose of the acquisition is not to acquire a business or company which engages in the Restricted Business and that the turnover attributed to that part of the business or company which would otherwise cause a breach of Clause 13.1 is less than 10 per cent. of the total turnover of the business or company for the last financial year; provided, however, that such member of the Retained Group shall withdraw from or divest to a third party such business as soon as practically possible from such acquisition (and in any event within 3 years from the acquisition and, if such member of the Retained Group intends to divest to a third party such business, the Seller shall procure that such member of the Retained Group shall inform the Purchaser of such possible divestment in advance;
47

13.2.7	conducting the Aftermarket Services Business for CFB Products located in United States, Canada, Mexico;

13.2.8	conducting the China Manufacturing Joint Venture, including the manufacture of CFB Products to be provided to any Group Company and/or third parties;

13.2.9	the sale by any member of the Retained Group of any interest in the China Manufacturing Joint Venture to a third party, including to any third party who is engaged in a Restricted Business;

13.2.10	performing any contract excluded pursuant to Part 1 of Schedule 10 or any Non-Transferring Contract; and

13.2.11	performing or conducting any aspect of the Excluded CFB Business.

13.3	Reasonableness of Restrictions

The Seller agrees that the restrictions contained in this Clause are no greater than is reasonable and necessary for the protection of the interest of the Purchaser and the Group Companies but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

13.4	Interpretation

The following terms shall have the following meanings, respectively, in this Clause:

13.4.1	“Relevant Capacity” means for its own account or for that of any other person, firm or company (other than the Purchaser or its Affiliates);

13.4.2	“Restricted Business” means any business relating to research and development, engineering, procurement, manufacturing, selling, licensing, installation and aftermarket servicing of the CFB Products; and

13.4.3	“Restricted Period” means a period of three years commencing on Closing.

14	Restrictions on the Purchaser

14.1	Restrictions

The Purchaser undertakes to the Seller that:

14.1.1	no company which forms part of the Purchaser’s Group will, in any Purchaser Relevant Capacity during the Purchaser Restricted Period, directly or indirectly, in the Purchaser Restricted Territory, carry on, be engaged in or be economically interested in any Purchaser Restricted Business;

14.1.2	no company which forms part of the Purchaser’s Group will use any Intellectual Property Rights owned by the Purchaser’s Group for the purposes of, directly or indirectly, in the Purchaser Restricted Territory, carrying on or being engaged in any Purchaser Restricted Business; and

14.1.3	no company which forms part of the Purchaser’s Group will, during the Purchaser Restricted Period, induce or seek to induce any employee of the Retained Group who is wholly or partly assigned to the Aftermarket Services Business to become employed whether as employee, consultant or otherwise by any company which forms part of the Purchaser’s Group or any Group Company, whether or not such
48

employee would thereby commit a breach of his or her contract of service. The placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of this Clause 14.1.3, provided that the Purchaser’s Group advises such agency not to approach any employee of the Retained Group who is wholly or partly assigned to the Aftermarket Services Business.

14.2	Exceptions

The restrictions in Clause 14.1 shall not operate to prohibit any member (or director or officer of any member) of the Purchaser’s Group from:

14.2.1	carrying on or being engaged in any business that is currently carried on or engaged in by the Purchaser’s Group within the twelve (12) months immediately prior to the date of this Agreement;

14.2.2	research and development activities;

14.2.3	carrying on or being engaged in any business other than the Purchaser Restricted Business;

14.2.4	holding or being interested in up to 5 per cent. of the outstanding issued share capital of a company listed on any stock exchange;

14.2.5	holding or being interested in up to 5 per cent. of the outstanding issued share capital of a company not listed on any stock exchange, provided that no member of the Purchaser’s Group exercises a management function or exercises material influence over the company;

14.2.6	fulfilling any obligation pursuant to this Agreement and any agreement to be entered into pursuant to this Agreement; and

14.2.7	acquiring the whole or part of any business or the shares in any company, provided that the principal purpose of the acquisition is not to acquire a business or company which engages in the Purchaser Restricted Business and that the turnover attributed to that part of the business or company which would otherwise cause a breach of Clause 14.1 is less than 10 per cent. of the total turnover of the business or company for the last financial year; provided, however, that such member of the Purchaser’s Group shall use reasonable endeavours to withdraw from or divest to a third party such business within 1 year from the acquisition.

14.3	Reasonableness of Restrictions

The Purchaser agrees that the restrictions contained in this Clause are no greater than is reasonable and necessary for the protection of the interest of the Seller and the Retained Group, including to facilitate the sale by a member of the Seller’s Group of part of the Retained Group to a third party who would expect such restrictions to apply, but if any such restriction shall be held to be void but would be valid if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

49

14.4	Interpretation

The following terms shall have the following meanings, respectively, in this Clause:

14.4.1	“Purchaser Relevant Capacity” means for its own account or for that of any other person, firm or company (other than the Seller or its Affiliates);

14.4.2	“Purchaser Restricted Territory” means the countries and territories in which the Purchaser Restricted Business is carried on at Closing;

14.4.3	“Purchaser Restricted Business” means any business relating to the GPG Business other than the CFB Business and the Aftermarket Services Business; and

14.4.4	“Purchaser Restricted Period” means a period of three years commencing on Closing.

15	Confidentiality

15.1	Announcements

Other than any announcements in the Agreed Terms to be released by either party on the date of this Agreement, pending Closing, no announcement, communication or circular concerning the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any member of the Seller’s Group or the Purchaser’s Group without the prior written approval of the Seller and the Purchaser (such consent not to be unreasonably withheld or delayed). This shall not affect any announcement, communication or circular required by law or any governmental or regulatory body or any consultation with or in respect of Employees and Transfer Employees required of the Seller or any member of the Seller’s Group by law or pursuant to any agreement with any employee representative body, or the rules of any stock exchange on which the shares of any party (or its holding company) are listed but the party with an obligation to make an announcement or communication or issue a circular (or whose holding company has such an obligation) shall consult with the other parties (or shall procure that its holding company consults with the other parties) insofar as is reasonably practicable before complying with such an obligation.

15.2	Confidentiality

15.2.1	This Clause shall be without prejudice to the Confidentiality Agreement, which agreement shall continue notwithstanding this Agreement.

15.2.2	Subject to Clauses 15.1 and 15.2.3, each of the parties shall treat as strictly confidential, and not disclose or use, any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(i)	the existence and provisions of this Agreement and of any agreement entered into pursuant to this Agreement;

(ii)	the negotiations relating to this Agreement (and any such other agreements);

(iii)	(in the case of the Seller’s Group and the Seller) any information relating to the Group Companies following Closing and any other information relating to the business, financial or other affairs (including future plans and targets)
50

of the Purchaser’s Group including, after Closing, the Group Companies and the CFB Business; or

(iv)	(in the case of the Purchaser) any information relating to the business, financial or other affairs (including future plans and targets) of the Seller’s Group, including, prior to Closing, the Group Companies.

15.2.3	Clause 15.2.2 shall not prohibit disclosure or use of any information if and to the extent:

(i)	the disclosure or use is required by law, any governmental or regulatory body or any stock exchange on which the shares of any party (or its holding company) are listed;

(ii)	the disclosure or use is required to vest the full benefit of this Agreement in any party;

(iii)	the disclosure or use is required for the purpose of any arbitral or judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or in order to enable a determination to be made by the Reporting Accountants under this Agreement;

(iv)	the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party or an Affiliate;

(v)	the disclosure is made to professional advisers of any party on a need to know basis and on terms that such professional advisers undertake to comply with the provisions of Clause 15.2.2 in respect of such information as if they were a party to this Agreement;

(vi)	the information is or becomes publicly available (other than by breach of the Confidentiality Agreement or of this Agreement);

(vii)	the other party has given prior written approval to the disclosure or use; or

(viii)	the information is independently developed after Closing,

provided that prior to disclosure or use of any information pursuant to Clause 15.2.3(i), (ii) or (iii), the party concerned shall, where not prohibited by law, promptly notify the other parties of such requirement with a view to providing the other parties with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

16	Insurance

16.1	No cover under Seller’s Group Insurance Policies from Closing

Subject to Clause 16.2, the Purchaser acknowledges and agrees that, from the Closing Date:

16.1.1	no Group Company shall have or be entitled to the benefit of any Seller’s Group Insurance Policy in respect of any event, act or omission that (i) takes place after the Closing Date, or (ii) takes place prior to the Closing Date where no notification has been made prior to the Closing Date, without prejudice to the Seller’s obligation in Clause 5.5.2, and it shall be the sole responsibility of the Purchaser to
51

ensure that adequate insurances are put in place for the Group with effect from the Closing Date; and

16.1.2	neither the Seller nor any member of the Seller’s Group shall be required to maintain any Seller’s Group Insurance Policy for the benefit of any Group Company.

16.2	Existing claims under the Seller’s Group Insurance Policies

The Seller shall, at the written direction of the Purchaser, save to the extent that:

16.2.1	the Group has already recovered in respect of the Losses in respect of which the claim is made;

16.2.2	the Losses in respect of which the claim is made have been taken into account in the Final Closing Statement provided that such Losses have been included as Indebtedness; or

16.2.3	payments have been made by the insurers directly to the relevant third party in respect of the Losses in respect of which the claim is made,

use commercially reasonable endeavours after Closing to recover all monies due from insurers in respect of any claim which has been notified to the insurers before Closing by or on behalf of any Group Company under any Seller’s Group Insurance Policy and shall pay any monies received in respect of such claim (after taking into account the applicable proportion (by reference to other claims made in the time period to which it applies) of any deductible or excess and less any Taxation suffered on the proceeds and any reasonable out-of-pocket costs or expenses suffered or incurred by the Seller or any member of the Seller’s Group in connection with such claim) to the Purchaser or, at the Purchaser’s written direction, to the relevant Group Company as soon as practicable after receipt by the Seller.

16.3	Relationship with the Seller’s obligation under the warranty and indemnity clauses

Nothing in this Clause 16 shall qualify, affect or restrict in any way the Seller’s obligation under the Seller’s Warranties or Schedule 6 and the Purchaser shall be entitled to make a claim for any Losses; provided, however, that the Seller shall not be liable for such claim to the extent that the Losses in respect of such claim is made are actually recovered by the Seller’s Group Insurance Policy in accordance with this Clause 16.

17	Guarantee

17.1	Unconditional Guarantee

In consideration of the entry by the Purchaser into this Agreement, the Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the full and prompt payment by the Seller of all amounts due from it to the Purchaser under or pursuant to this Agreement, the Transitional Trade Mark Licence or the Tax Indemnity as and when they become due and payable pursuant to the terms of this Agreement or the Tax Indemnity, as applicable (the “Guaranteed Obligations”), to the extent of any limit on the liability of the Seller in this Agreement or the Tax Indemnity.

17.2	Seller’s Default

If and whenever the Seller defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, the Guarantor shall forthwith upon demand unconditionally

52

perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement or the Tax Indemnity and so that the same benefits shall be conferred on the Purchaser as it would have received if the Guaranteed Obligations had been duly performed and satisfied by the Seller.

17.3	Continuing Guarantee

This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.

17.4	Guarantor as Sole or Principal Obligor

As a separate and independent stipulation, the Guarantor agrees that any of the Guaranteed Obligations (including any monies payable) which may not be enforceable against or recoverable from the Seller by reason of any legal limitation, disability or incapacity on or of the Seller or the dissolution, amalgamation, reconstruction or reorganisation of the Seller or any other fact or circumstance (other than any limitation imposed by this Agreement or the Tax Indemnity) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

17.5	Guarantor’s Liability

The liability of the Guarantor under this Clause 17 shall not be affected, impaired, reduced or released by:

17.5.1	any variation of the terms of the Guaranteed Obligations;

17.5.2	any forbearance, neglect or delay in seeking performance of the Guaranteed Obligations or any granting of time for, or waiver in relation to, such performance;

17.5.3	the illegality, invalidity or unenforceability of, or any defect in, any provision of this Agreement or the Tax Indemnity or the Seller’s obligations under either of them;

17.5.4	any insolvency or similar proceedings; or

17.5.5	any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defence to a guarantor.

17.6	Deferral of Guarantor’s Rights

Until all the Guaranteed Obligations have been irrevocably performed or satisfied and, unless the Purchaser otherwise directs, the Guarantor shall not exercise any rights which it may have by reason of performance by it of its obligations under this Clause 17.

18	Other Provisions

18.1	Further Assurances

18.1.1	The Seller and the Purchaser shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time execute such
53

documents and perform such acts and things as the Seller or the Purchaser may reasonably require to transfer the Shares to the Purchaser and to give the Seller and the Purchaser the full benefit of this Agreement.

18.1.2	The Purchaser shall, and shall procure that the Purchaser’s Group shall, maintain any books, records, data and documents of the Group Companies to the extent they relate to the period prior to Closing in accordance with the Purchaser’s Group internal document preservation policy and shall, and shall procure that the relevant Group Companies shall, if reasonably requested by the Seller, their representatives or their legal and professional advisers, allow the Seller, their representatives or their legal and professional advisers access to, and the right to inspect and take a record of, any such books, records and documents at the Seller’s expense.

18.1.3	To the extent that the provision of any information pursuant to Clause 18.1.2 is restricted by Applicable Law, the Purchaser shall, and shall procure that the relevant Group Companies shall, upon the request of the Seller, take reasonable steps available to enable the Purchaser or the relevant Group Companies to provide any such information to the Seller at the Seller’s expense.

18.1.4	For a period of 10 years following Closing, if Shares are sold, assigned or otherwise disposed of, the Purchaser shall use its reasonable endeavours to procure that any third party purchaser will maintain any books, records, data and documents of the Group Companies to the extent they relate to (i) the period prior to Closing and (ii) accounting, taxation or any Claim and allow the Seller reasonable access to any such books, records and documents of the Group Companies relating to the period prior to Closing, including the right to take copies, at the Seller’s expense.

18.1.5	Following Closing and subject to Applicable Law, subject to Clause 8.4.9 of this Agreement, the Seller shall be entitled to retain:

(i)	copies of all books, records, documents, data and information of or relating to (a) financials or tax matters and (b) the period prior to Closing; and

(ii)	ownership and control of all books, records, documents, data and information of or relating to the period prior to Closing relating to the financials and tax matters of the Retained Group, including the Excluded CFB Business.

18.1.6	Following Closing, the Seller shall, and shall procure that the Seller’s Group shall, give relevant information to the Purchaser or the Group Companies, upon their reasonable request, in relation to the matters prior to Closing in relation to the Group Companies and relevant members of the Retained Group including Tax matters relating to the Group Companies but excluding Tax matters relating to the Retained Companies.

18.2	Whole Agreement

18.2.1	The Transaction Documents contain the whole agreement between the parties relating to the sale and purchase of the Shares to the exclusion of any terms implied by law which may be excluded by contract and supersede any previous written or oral agreement between the parties in relation to the sale and purchase of the Shares.
54

18.2.2	The Purchaser acknowledges that, in entering into the Transaction Documents, it is not relying on any representation, warranty or undertaking not expressly incorporated into them.

18.2.3	Each of the parties agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in or in connection with the Transaction Documents shall be for breach of the terms of the Transaction Documents and each of the parties waives all other rights and remedies (including rights and remedies to claim damages in tort or under statute or civil codes, or to (wholly or partly) rescind, nullify or terminate (whether by court or arbitral order or otherwise) the Transaction Documents) in relation to any such representation, warranty or undertaking.

18.2.4	Nothing in this Clause 18.2 excludes or limits any liability for fraud or wilful misconduct.

18.3	No Assignment

Except as otherwise expressly provided by this Agreement, no party may, without the prior written consent of the other parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement.

18.4	UK: Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement.

18.5	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

18.6	Method of Payment

18.6.1	Payments pursuant to this Agreement shall be settled by payments between the Seller and the Purchaser.

18.6.2	Any payments pursuant to this Agreement shall be effected by crediting for same day value the account specified by the Seller or the Purchaser (as the case may be) on behalf of the party entitled to the payment (reasonably in advance and in sufficient detail to enable payment by telegraphic or other electronic means to be effected) on or before the due date for payment.

18.6.3	Payment of a sum in accordance with this Clause 18.6 shall constitute a payment in full of the sum payable and shall be a good discharge to the payer (and those on whose behalf such payment is made) of the payer’s obligation to make such payment and the payer (and those on whose behalf such payment is made) shall not be obliged to see to the application of the payment as between those on whose behalf the payment is received.

18.7	Costs

18.7.1	The Seller shall bear all costs incurred by it in connection with the preparation and negotiation of, and the entry into, this Agreement, the Tax Indemnity and the sale of the Shares.
55

18.7.2	The Purchaser shall bear all such costs incurred by it in connection with the preparation and negotiation of, and the entry into, this Agreement, the Tax Indemnity and the purchase of the Shares.

18.8	Notarial Fees, Registration, Stamp and Transfer Taxes and Duties

The Purchaser shall bear the cost of all notarial fees and all registration, stamp and transfer taxes and duties or their equivalents in all jurisdictions where such fees, taxes and duties are payable as a result of the transactions contemplated by the Transaction Documents (other than (i) any such fees, taxes or duties payable in respect of the Pre-Closing Reorganisation, of which taxes and duties shall be borne by the Seller in accordance with the provisions of the Tax Indemnity and any other fees shall be borne by the Seller, and (ii) any income or corporation tax in respect of chargeable gains (whether levied by way of withholding or otherwise) for which the Seller is liable and responsible under the Applicable Laws which, to the extent applicable, shall be borne by the Seller in accordance with the provisions of the Tax Indemnity). The Purchaser shall be responsible for arranging the payment of all such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment. The Purchaser shall indemnify the Seller or any other member of the Seller’s Group against any Losses suffered by the Seller or member of the Seller’s Group as a result of the Purchaser failing to comply with its obligations under this Clause 18.8.

18.9	Interest

If the Seller or the Purchaser defaults in the payment when due of any sum payable under this Agreement, the liability of that party shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of three per cent. Such interest shall accrue from day to day.

18.10	Grossing-up

18.10.1	All sums payable under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as may be required by law (save that this Clause 18.10.1 shall not apply to any deduction or withholding on account of Taxation imposed by the PRC or India which shall be dealt with in accordance with Clause 18.11). If any deductions or withholdings are required by law, the payer shall (except in the case of interest payable under Clause 9.5 or 18.9 and except for any payments made pursuant to Clause 8.5, 8.6, 16.2 or 18.10.3 or paragraph 12.3 of Schedule 7) be obliged to pay to the recipient such sum as will, after such deduction or withholding has been made, leave the recipient with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that if the recipient shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit, in whole or in part, of this Agreement or shall have changed its tax residence or the permanent establishment to which the rights under this Agreement are allocated, then the liability of the payer under this Clause 18.10.1 shall be limited to that (if any) which it would have been had no transfer or change taken place.

18.10.2	The recipient or expected recipient of an amount paid under this Agreement shall (or shall procure that any Affiliate shall) take such measures as are reasonable to
56

claim from the appropriate Tax Authority any exemption, rate reduction, refund, credit or similar benefit (including pursuant to any relevant double tax treaty) to which it is entitled in respect of any deduction or withholding in respect of which a payment has been made or would otherwise be required to be made pursuant to Clause 18.10.1 and for such purposes shall, within any applicable time limits, submit any claims, notices, returns or applications and send a copy thereof to the payer.

18.10.3	If the recipient of a payment made under this Agreement (or any Affiliates of such recipient) receives a credit for or refund of any Taxation payable by it or similar benefit by reason of any deduction or withholding for or on account of Taxation, then it shall reimburse to the payer such part of such additional amounts paid to it pursuant to Clause 18.10.1 as the recipient of the payment certifies to the payer will leave it (together with any Affiliate (after such reimbursement) in no better and no worse position than it would have been if the payer had not been required to make such deduction or withholding.

18.10.4	Where any payment is made under this Agreement pursuant to an indemnity, compensation or reimbursement provision (other than pursuant to Clause 8.5.3, 8.6.3, 16.2 or 18.10.3 or paragraph 12.3 of Schedule 7) and that sum is subject to a charge to Taxation in the hands of the recipient or would be in the absence of any reliefs, then the sum payable shall be increased to such sum as will ensure that after payment of such Taxation, including any Taxation which would have been charged in the absence of any reliefs, the recipient shall be left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation, provided that if the recipient shall have transferred (for the avoidance of doubt, by whatever means, including by way of a declaration of trust or anything that amounts in substance to a transfer) the benefit, in whole or in part, of this Agreement or shall have changed its tax residence or the permanent establishment to which the rights under this Agreement are allocated, then the liability of the payer under this Clause 18.10.4 shall be limited to that (if any) which it would have been had no such transfer taken place.

18.10.5	Clause 18.10.4 shall not apply to the extent that:

(i)	the amount of the indemnity, compensation or reimbursement payment has already been increased to take account of the Taxation that will or would be charged on receipt; or

(ii)	the underlying amount in respect of which the indemnity, compensation or reimbursement payment is being made would itself have been subject to such Taxation.

18.11	Indirect Transfer Tax

18.11.1	Within 30 days of the date of execution of this Agreement, the Seller shall inform the PRC Tax Authority and the Indian Tax Authority of the execution of the Agreement and shall provide evidence reasonably satisfactory to the Purchaser that it has done so.

18.11.2	The Seller shall deal with all matters concerning the reporting of the transactions contemplated by this Agreement to the PRC Tax Authority and the Indian Tax Authority pursuant to Clause 18.11.1 and any potential Tax liabilities arising as a
57

result of the indirect transfer of any Group Company in the PRC or India pursuant to the Pre-Closing Reorganisation or the transactions contemplated by this Agreement.

18.11.3	The Seller shall account to the PRC Tax Authority or the Indian Tax Authority (as applicable) for any Taxation that it is determined to be properly due and payable in respect of the Pre-Closing Reorganisation or the transactions contemplated by this Agreement and shall provide evidence reasonably satisfactory to the Purchaser that it has done so.

18.11.4	Subject to Clause 18.11.5, any payment of the Purchase Price shall be paid by the Purchaser to the Seller without any withholding or deduction for or on account Taxation imposed by the PRC or India.

18.11.5	If the Seller and Purchaser agree, prior to Closing, that any deduction or withholding on account of Taxation imposed by the PRC or India is required by Applicable Law, the Seller shall calculate (at its absolute discretion, acting in good faith) the amount required to be withheld and notify the Purchaser of such amount (the “Withholding Amount”). The Purchaser shall withhold the amount notified by the Seller from the relevant payment of the Purchase Price. The Purchaser shall promptly account to the relevant Tax Authority for any amounts so withheld and shall provide evidence reasonably satisfactory to the Seller that it has done so.

18.11.6	If the PRC Tax Authority or the Indian Tax Authority notifies the Purchaser or the Seller, or takes any action from which it appears, that it considers that the Withholding Amount is less than the amount required to have been withheld by the Purchaser under Applicable Law then:

(i)	where the Purchaser is so notified (whether formally or informally) it shall immediately notify the Seller; and

(ii)	the Seller shall have the right to conduct any discussion, correspondence or dispute regarding the matter, or make any settlement, with the PRC Tax Authority or Indian Tax Authority (as applicable) and the Buyer shall assist the Seller in all respects in its discussions with the PRC Tax Authority or Indian Tax Authority (as applicable) (including, without limitation, by assisting the Seller in the preparation of supporting documentation), and shall not settle, compromise, dispose of or make any admission in relation to the matter without the express consent of the Seller (unless required to do so by Applicable Law); and

(iii)	if the Purchaser is required to pay any extra Tax to the PRC Tax Authority or Indian Tax Authority (as applicable) as a result of the Withholding Amount having been too low, the Seller shall indemnify the Purchaser for all losses (including additional Tax payable to the PRC Tax Authority or Indian Tax Authority (as applicable) by the Purchaser) and costs reasonably and properly incurred by the Purchaser as a result.

18.11.7	The Purchaser shall indemnify the Seller for any loss incurred by the Seller if the Purchaser fails to pay the Withholding Amount to the relevant Tax Authority.

18.11.8	The Purchaser shall reimburse to the Seller any refund of the Withholding Amount that the Purchaser or any member of the Purchaser’s Group may receive from the
58

PRC Tax Authority or Indian Tax Authority (as applicable) or any other relevant Governmental Entity.

18.11.9	In any event, the Purchaser and the Seller shall cooperate to provide all supporting information and documentation required by the PRC Tax Authority or Indian Tax Authority (as applicable) in support of the calculation and payment of the Withholding Amount.

18.11.10	The Purchaser shall procure that the Seller and its duly authorised agents are afforded such information and assistance as may reasonably be required by the Seller in connection with the discharge of its obligations under this Clause 18.11.

18.12	VAT

18.12.1	Where under the terms of this Agreement one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not otherwise recoverable by the other party, subject to that party using reasonable endeavours to recover such amount of VAT as may be practicable.

18.12.2	If any payment under this Agreement constitutes the consideration for a taxable supply for VAT purposes, then (i) the recipient shall provide to the payer a valid VAT invoice, and (ii) except where the reverse charge procedure applies, and subject to the provision of a valid VAT invoice in accordance with (i), in addition to that payment, the payer shall pay to the recipient any VAT due.

18.13	Notices

18.13.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)	in writing in English; and

(ii)	delivered by hand, recorded delivery or by courier using an internationally recognised courier company.

18.13.2	A Notice to the Seller shall be sent to such party at the following address, or such other person or address as the Seller may notify to the Purchaser from time to time:

Foster Wheeler LLC

Address: Foster Wheeler LLC, Perryville Corporate Park, 53 Frontage Road, P.O. Box 9000, Hampton, New Jersey 08827-9000

Attention: Timothy Langan, Assistant Secretary

18.13.3	A Notice to the Purchaser shall be sent to such party at the following address, or such other person or address as the Purchaser may notify to the Seller from time to time:

Sumitomo Heavy Industries, Ltd.

Address: ThinkPark Tower, 1-1 Osaki 2-chome, Shinagawa-ku, Tokyo 141-6025, Japan

Attention: Tatsuro Ito, General Manager, Corporate Legal Department

59

18.13.4	A Notice to the Guarantor shall be sent to such party at the following address, or such other person or address as the Guarantor may notify to the Purchaser from time to time:

Amec Foster Wheeler plc

Address: Booths Park, Chelford Road, Knutsford, Cheshire, WA16 8QZ

Attention: Alison Yapp, General Counsel

18.13.5	Subject to Clause 18.13.6, a Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	at the time recorded by the delivery company, in the case of recorded delivery; or

(ii)	at the time of delivery, if delivered by hand or courier.

18.13.6	A Notice that is deemed by Clause 18.13.5 to be received after 5.00 p.m. on any day, or on a Saturday, a Sunday or a public holiday in the place of receipt, shall be deemed to be received at 9.00 a.m. on the next day that is not a Saturday, a Sunday or a public holiday in the place of receipt.

18.13.7	For the purposes of this Clause 18.13, all references to time are to local time in the place of receipt.

18.14	Invalidity

18.14.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.

18.14.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 18.14.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 18.14.1, not be affected.

18.15	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

18.16	Arbitration

Any dispute arising out of or connected with this Agreement, including a dispute as to the validity, existence or termination of this Agreement or this Clause 18.16 or any non-contractual obligation arising out of or in connection with this Agreement, shall be resolved by arbitration in Singapore conducted in English pursuant to the Rules of Arbitration of the International Chamber of Commerce. The arbitral tribunal shall consist of three arbitrators, one selected by the claimant in the request for arbitration, the second selected by the respondent within 30 days of receipt of the request for arbitration, and the third, who shall act as presiding arbitrator, selected by the two party appointed arbitrators within 30 days of the selection of the second arbitrator. If any arbitrators are not selected within these time

60

periods, the International Court of Arbitration shall, upon the request of any party, make the selection(s).

18.17	Governing Law and Submission to Jurisdiction

18.17.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

18.17.2	Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of Singapore to support and assist the arbitration process pursuant to Clause 18.16, including, if necessary, the grant of interlocutory relief pending the outcome of that process.

18.18	Appointment of Process Agent

18.18.1	The Seller hereby irrevocably appoints Amec Foster Wheeler Asia Pacific Pte. Ltd. of 991E Alexandra Road #01-25 Singapore 119973 as its agent to accept service of process in Singapore in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Seller.

18.18.2	The Guarantor hereby irrevocably appoints Amec Foster Wheeler Asia Pacific Pte. Ltd. of 991E Alexandra Road #01-25 Singapore 119973 as its agent to accept service of process in Singapore in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Guarantor.

18.18.3	The Seller and the Guarantor shall, as applicable, inform the Purchaser in writing of any change of address of such process agent within 14 days of such change.

18.18.4	If such process agent ceases to be able to act as such or to have an address in Singapore, the Seller and the Guarantor (as the case may be) irrevocably agree to appoint a new process agent in Singapore acceptable to the Purchaser and to deliver to the Purchaser within 30 days a copy of a written acceptance of appointment by the process agent.

18.18.5	The Purchaser hereby irrevocably appoints BluTrust Corporate Services Pte Ltd of 6 Raffles Quay #14-06 Singapore 048580 as its agent to accept service of process in Singapore in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by the Purchaser.

18.18.6	The Purchaser shall inform the Seller in writing of any change of address of such process agent within 14 days of such change.

18.18.7	If such process agent ceases to be able to act as such or to have an address in Singapore, the Purchaser irrevocably agrees to appoint a new process agent in Singapore acceptable to the Seller and to deliver to the Seller within 30 days a copy of a written acceptance of appointment by the process agent.

18.18.8	Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

This Agreement has been entered into on the date stated at the beginning.

61

SIGNED by Tarun Bafna on behalf of AMEC FOSTER WHEELER PLC:	/s/ TARUN BAFNA

SIGNED by Gary T. Nedelka on behalf of FOSTER WHEELER LLC:	/s/ GARY NEDELKA

SIGNED by Shinji Nishimura on behalf of SUMITOMO HEAVY INDUSTRIES, LTD.:	/s/ SHINJI NISHIMURA
62

Schedule 1
Companies and Subsidiaries

1	Particulars of the Company

FW Energie B.V.

Name of Company:	FW Energie B.V.

Registered Number:	33297184

Fiscal Number:	56.17.662

Registered Office:	Naritaweg 165, Telestone 8, 1043 BW Amsterdam, the Netherlands

Date of incorporation:	4 December 1973

Issued share capital:	211 shares with a nominal value of EUR 90.75 each

Shareholders and shares held:	FW Investments Holdings S.a.r.l holding 211 shares

Directors:	Trust International Management (T.I.M.) B.V. Anthony Scerbo Hans-Peter Visser
Secretary:	N/A

Managing Director/Chief Executive Officer:	N/A

2	Particulars of the Subsidiaries

2.1	Amec Foster Wheeler Power Group Asia Limited

Name of Company:	Amec Foster Wheeler Power Group Asia Limited

Registered Number:	1175713

Registered Office:	Level 2, Neich Tower, 128 Gloucester Road, Wan Chai, Hong Kong, China

Date and place of incorporation:	15 October 2007, Hong Kong, China

Issued share capital:	10,000,000 shares of HK$1each

Shareholders and shares held:	Foster Wheeler LLC holding 10,000,000 ordinary shares

Directors:	Antony Scerbo David J. Parham Gary T. Nedelka Ka Mee Natalia Seng Sze
63

Name of Company:	Amec Foster Wheeler Power Group Asia Limited

Secretary:	N/A

Chief Executive Officer: VP Finance:	Tomas Harju-Jeanty Ellen Zhang

2.2	Amec Foster Wheeler Energia Polska Sp. z.o.o. (Poland-Warsaw)

Name of Subsidiary:	Foster Wheeler Energia Polska Sp. z.o.o. (Poland-Warsaw)

Registered Number:	N/A

Company Number:	KRS 65443

Employer Tax ID Number:	527-00-50-536

Registered Office:	Ul.Chmielna 85/87, Warsaw, 00-805, Poland

Registration date and place:	17 December 1992, Poland

Issued share capital:	27,640 ordinary shares of 600.00 Polish Zloty each

Shareholders and shares held:	FW Europe B.V. holding 27,637.00 ordinary shares/99.99% Amec Foster Wheeler Energia Oy holding 3.00 ordinary shares/0.01%

Directors:

Anthony Scerbo, Member of the Management Board

Bartosz Dudek, Member of the Management Board

David J. Parham, Member of the Management Board

Gary T. Nedelka, Member of the Management Board

Grzegorz Szastok, Member of the Management Board

Slawomir Gorecki, Member of the Management Board

Tomas William Harju-Jeanty, Member of the Management Board

Jaroslaw Mlonka, President of the Management Board

Secretary:	N/A

Managing Director/Chief Executive Officer:	N/A
64

2.3	Amec Foster Wheeler Energy FAKOP Sp. z.o.o. (Poland-Katowice)

Name of Subsidiary:	Amec Foster Wheeler Energy FAKOP Sp. z.o.o. (Poland-Katowice)

Registered Number:	N/A

Company Number:	KRS71681

Employer Tax Number:	6440514640

Registered Office and Primary Address:	ul. Staszica 31, Sosnowiec, 41-200, Poland

Registration date and place:	22 November 1991, Poland

Issued share capital:	Group 1 issued shares = 30,234.00 at 250.00 Polish Zloty each Group 2 issued shares = 7,040.00 at 250.00 Polish Zloty each Group 3 issued shares = 27,776.00 at 250.00 Polish Zloty each
65

Name of Subsidiary:	Amec Foster Wheeler Energy FAKOP Sp. z.o.o. (Poland-Katowice)

Shareholders and shares held:

Amec Foster Wheeler Energia Polska, Sp. z.o.o holding 19,218.00/63.56% of group 1 shares, 1,598.00/22.70% of group 2 shares, 13,888.00/50% of group 3 shares; overall holding of 53.35%

CNIM holding 3,628.00/12% of group 1 shares, 1,843.00/26.18% of group 2 shares

Marubeni Europower Development holding 3,628.00/12% of group 1 shares and 1,843.00/26.18% of group 2 shares

Egmont Consulting Sp. z.o.o holding 3,760.00/12.44% of group 1 shares.

Warsaw Equity Management S.A. holding 1,711.00/24.30% of group 2 shares

Workers holding 45.00/0.64% of group 2 shares

NEFCO holding 13,888.00/50% of group 3 shares

66

Name of Subsidiary:	Amec Foster Wheeler Energy FAKOP Sp. z.o.o. (Poland-Katowice)

Directors:

Arkadiusz Osuch, Member of the Management Board

Daniel Rossi, Member (CNIM)

Jaakko Jantti, Member (Foster Wheeler Energia Oy)

Bartosz Dudek, Member (Foster Wheeler Energia Polska)

Grzegorz Szastok, Member (Foster Wheeler Energia Polska)

Jaroslaw Mlonka, Member (Foster Wheeler Energia Polska)

Slawomir Gorecki, Member (Foster Wheeler Energia Polska)

Maciej Rózycki, Member (Warsaw Equity Management S.A./Egmont Consulting Sp. z o.o.)

Mariusz Karcz, Member of the Board Zbigniew Gluchowski, Member of the Supervisory Board (NEFCO)

Secretary:	N/A

Managing Director/Chief Executive Officer:	N/A

2.4	Amec Foster Wheeler Energia Oy

Name of Subsidiary:	Amec Foster Wheeler Energia Oy

Registered Number:	N/A

State File Number:	1018123-9

Federal ID Number:	1018123-9

Reference ID Number:	636.575

Primary Office:	Metsänneidonkuja 8, P.O. Box 7, Espoo, 02130, Finland 02130

Formation date and place:	13 September 1995, Finland

Issued share capital:	85,765.00 common shares of EUR€174.90 each

Shareholders and shares held:	FW Energie B.V. holding 85,765.00 common shares
67

Name of Subsidiary:	Amec Foster Wheeler Energia Oy

Directors:	Anthony Scerbo, Chairman of the Board Gary T. Nedelka, Member of the Board Tomas William Harju-Jeanty, Member of the Board
Secretary:	N/A

President/Chief Executive Officer:	Tomas William Harju-Jeanty

2.5	Amec Foster Wheeler Energi Aktiebolag

Name of Subsidiary:	Amec Foster Wheeler Energi Aktiebolag

Registered Number:	N/A

Company Number:	556518-8769

Employer Tax ID Number:	556518-8769

Primary Address:	Box 6071 (Lindövägen 75), Norrkoping, 600 06, Sweden

Registration date and place:	12 July 1995, Sweden

Issued share capital:	50,000 ordinary shares of 100.00 Swedish Krona each

Shareholders and shares held:	Amec Foster Wheeler Energia Oy holding 50,000 ordinary shares

Directors:	Bartosz Dudek Kari Matti Antero Kohvakka
Secretary:	N/A

Managing Director: Chairman of the Board:	Claes Moqvist Tomas William Harju-Jeanty

2.6	OOO Foster Wheeler Energia (Russia)

Name of Subsidiary:	OOO Foster Wheeler Energia (Russia)

Registered Number:	N/A

Company Number:	1097746390675

Employer Tax Number:	OGRN 1097746390675
68

Name of Subsidiary:	OOO Foster Wheeler Energia (Russia)

Registered Office:	c/o ZAO Konsu M, Sadovnicheskaya naberezhnaya, 79, Moscow, 115035, Russian Federation

Registration date and place:	9 July 2009, Russia

Issued share capital:	1.00 ordinary share of 10,000.00 Russian Rubles

Shareholders and shares held:	Amec Foster Wheeler Energia Oy holding 1.00 ordinary share

Directors:	Lillia Sergeevna Belobrova, General Director

Secretary:	N/A

General Director:	Lillia Sergeevna Belobrova
2.7	Amec Foster Wheeler Energie GmbH (Germany)

Name of Subsidiary:	Amec Foster Wheeler Energie GmbH (Germany)

Registered Number:	N/A

Company Number:	HRB13371

Employer Tax Number:	117/5811/1336

Primary Address:	Peterstrasse 120, Krefeld, 47798, Germany

Registration date and place:	14 November 1996, Germany

Issued share capital:	1.00 common share of EUR€25,564.59

Shareholders and shares held:	Amec Foster Wheeler Energia Oy holding 1.00 common share

Directors:	Jaakko Rialli, Managing Director Tomas William Harju-Jeanty, Chairman Bartosz Dudek, Member of the Board Kari Matti Antero Kohvakka, Member of the Board
Secretary:	N/A

Managing Director: Chairman:	Jaakko Riiali Tomas William Harju-Jeanty
69

2.8	Graf-Wulff US Corp.

Name of Subsidiary:	Graf-Wulff US Corp.

Registered Number:	N/A

Charter Number:	4394277

Employer Tax Number:	75-3248028

Primary Address:	Perryville Corporate Park, 53 Frontage Road, P.O. Box 9000, Hampton, NJ, 08827-9000, United States

Formation date and place:	23 July 2007, Delaware

Issued share capital:	100.000 common shares of US$0.01 each

Shareholders and shares held:	Amec Foster Wheeler Energie GmbH holding 100.00 common shares

Directors:	Anthony Scerbo Gary T. Nedelka
Secretary:	John A. Doyle, Jr.

President/Chief Executive Officer:	Byron Roth

2.9	CLIC Innovation Oy (Finland)

Name of Subsidiary:	CLIC Innovation Oy (Finland)

Registered Number:	N/A

Company Number:	2689612-4

Registered Office:	N/A

Registration date and place:	1 September 2015, Finland

Issued share capital:	4,642 ordinary shares

Shareholders and shares held:	Amec Foster Wheeler Energia Oy holding 100 ordinary shares/2.15% and 46 other shareholders holding varying proportions

Directors:	Tommy Jacobson, Managing Director

Secretary:	N/A

Managing Director/Chief Executive Officer:	Ilari Kallio (Wartsila Finland Oy)
70

2.10	ISGEC Foster Wheeler Boilers Private Limited

Name of Subsidiary:	ISGEC Foster Wheeler Boilers Private Limited

Registered Number:	U74900HR2015PTC054608

Registered Office:	Radaur Road, Yamunanagar 135001, Haryana, India

Date and place of incorporation:	17 February 2015, India

Issued share capital:	2,000,000 equity shares of 10 Rupees each

Shareholders and shares held:	Amec Foster Wheeler North America Corp. holding 980,000 equity shares /49% ownership Isgec Heavy Engineering Limited holding 1,020,000 equity shares/51% ownership
Directors:	David J. Parham Tomas Harju-Jeanty Aditya Puri (Isgec) Krishnamurthy Viswanathan (Isgec) Suman Kumar Jain (Isgec)
Secretary:	S. K. Khorana (Isgec)

Chairman:	Aditya Puri

2.11	Amec Foster Wheeler Service (Thailand) Limited

Name of Subsidiary:	Amec Foster Wheeler Service (Thailand) Limited

Registered Number:	0215543000268

Registered Office:	20th Floor Bhiraj Tower at EmQuartier, 689 Sukhumvit Road, North Klongton, Wattana, Bangkok 10110, Thailand

Date and place of incorporation:	22 February 2000, Thailand

Issued share capital:	20,000 ordinary shares at 100 Thai Baht each

Shareholders and shares held:	Amec Foster Wheeler Power Group Asia Limited holding 19,998 ordinary shares Amec Foster Wheeler North America Corp. holding 1 ordinary share FW Europe B.V. holding 1 ordinary share
71

Name of Subsidiary:	Amec Foster Wheeler Service (Thailand) Limited

Directors:	Anthony Scerbo Gary T. Nedelka Tomas Harju-Jeanty Kari Matti Antero Kohvakka
Secretary:	N/A

General Manager:	Kari Matti Antero Kohvakka

2.12	Amec Foster Wheeler International Trading (Shanghai) Company Limited

Name of Subsidiary:	Amec Foster Wheeler International Trading (Shanghai) Company Limited

Unified Social Credit Code:	913101157030985346

Registered Office:	323 Room, Sanlian Tower, 8 Jinhua Road, Shanghai Pilot Free Trade Zone, PR China

Date and place of incorporation:	8 March 2001, China

Issued share capital:	Membership interest based on capital contribution Registered capital of US$200,000
Shareholders and shares held:	Amec Foster Wheeler Power Group Asia Limited holding 100% membership interest

Directors:	Anthony Scerbo Gary T. Nedelka David J. Parham
Secretary:	N/A

General Manager:	Gary T. Nedelka

2.13	Amec Foster Wheeler Energy Management (Shanghai) Company Limited

Name of Subsidiary:	Amec Foster Wheeler Energy Management (Shanghai) Company Limited

Unified Social Credit Code:	91310000607428767J
Registered Office:	8th Floor, UC Tower, 500 Fu Shan Road, Shanghai Pilot Free Trade Zone, PR China

Date and place of incorporation:	9 April 2001, China
72

Name of Subsidiary:	Amec Foster Wheeler Energy Management (Shanghai) Company Limited

Issued share capital:	Membership interest based on capital contribution Registered capital of US$2,000,000

Shareholders and shares held:	Amec Foster Wheeler Power Group Asia Limited holding 100% membership interest

Directors:	Anthony Scerbo Gary T. Nedelka David J. Parham
Secretary:	N/A

Chairman/General Manager:	Gary T. Nedelka

2.14	Amec Foster Wheeler Power Vietnam Limited Liability Company

Name of Subsidiary:	Amec Foster Wheeler Power Vietnam Limited Liability Company

Registered Number:	0105397352

Registered Office:	Suite 706-708, Central Building, 31 Hai Ba Trung, Trang Tien Ward, Hoan Kiem District, Hanoi, Vietnam

Date and place of incorporation:	27 June 2011, Vietnam

Issued share capital:	Contributed capital from sole member of 4,875,000,000 Vietnam Dong

Shareholders and shares held:	Amec Foster Wheeler Power Group Asia Limited holding 100% contributed capital

Directors:	Steve Di Lauri Nguyen Duc Hung
Secretary:	N/A

General Director:	Nguyen Duc Hung, General Director

2.15	Foster Wheeler Europe B.V.

Name of Subsidiary:	FW Europe B.V.

Registered Number:	33242592

Registered Office:	Naritaweg 165, Telestone 8, 1043 BW, Amsterdam, the Netherlands
73

Name of Subsidiary:	FW Europe B.V.

Date and place of incorporation:	27 November 1991

Issued share capital:	1,500 shares with a nominal value of EUR 45 each

Shareholders and shares held:	FW Energie B.V. holding 1,500 shares

Directors:	Anthony Scerbo Gerrit Jan Stam Hans-Peter Visser
74

Schedule 2
Closing Obligations

1	General Obligations

1.1	The Seller’s Obligations

On Closing, the Seller shall deliver or make available to the Purchaser the following:

1.1.1	evidence of the due fulfilment of the Pre-Closing Reorganisation Condition;

1.1.2	the Tax Indemnity duly executed by the Seller;

1.1.3	the Transitional Services Agreement duly executed by the Company and Amec Foster Wheeler E&C Services Inc.;

1.1.4	the Transitional Trade Mark Licence duly executed by the Seller;

1.1.5	evidence that Amec Foster Wheeler PLC, the Seller, the Guarantor and, as applicable, the Company are authorised to execute this Agreement, the Tax Indemnity, the Transitional Services Agreement and the Transitional Trade Mark Licence (including, where relevant, any notarial deeds referred to in this Schedule 2); and

1.1.6	the shareholders’ register of the Company.

1.2	The Purchaser’s Obligations

On Closing, the Purchaser shall deliver or make available to the Seller the following:

1.2.1	evidence of the due fulfilment of the Antitrust Conditions;

1.2.2	the Tax Indemnity duly executed by the Purchaser;

1.2.3	the Transitional Services Agreement duly executed by the Purchaser;

1.2.4	the Transitional Trade Mark Licence duly executed by the Purchaser;

1.2.5	evidence that the Purchaser is authorised to execute this Agreement, the Tax Indemnity, the Transitional Services Agreement and the Transitional Trade Mark Licence (including, where relevant, any notarial deeds referred to in this Schedule 2).

2	Transfer of the Shares

2.1	General Transfer Obligations

On Closing, after confirmation by the Seller to the parties of receipt of the amount due, the Seller shall transfer the Shares to the Purchaser, the Purchaser shall accept the transfer, and the Seller shall procure that the Company acknowledges such transfer, the foregoing to be effected by execution by the Seller, the Purchaser and the Company, before a Dutch civil law notary (the “Notary”) of a notarial deed of transfer of shares in the Agreed Terms (the “Transfer Deed”).

The parties do not intend this Agreement to transfer title to any of the Shares. Title to any of the Shares shall be transferred by the Transfer Deed.

75

To the extent that the provisions of the Transfer Deed are inconsistent with or (except to the extent they implement a transfer in accordance with this Agreement) additional to the provisions of this Agreement, the provisions of this Agreement shall prevail.

2.2	Updating shareholders’ register

After Closing, the Purchaser shall procure that the Notary updates the shareholders’ register of the Company and the information of the Company at the Dutch Trade Register of the Chamber of Commerce in respect of the resigned and newly appointed directors, share ownership and name change of the Company.

3	Further Obligations in Addition to Transfer

3.1	General Obligations

The Seller shall deliver or make available to the Purchaser the following:

3.1.1	the written resignations in the Agreed Terms (and legalised by a notary where required) of each of those individuals to be specified by the Purchaser after the date of this Agreement (and, in any event, within five Business Days prior to Closing), to take effect on Closing;

3.1.2	evidence as to the acceptance by the general meeting of the Company of the resignation(s) referred to in paragraph 3.1.1 above and of the appointment of such person(s) as the Purchaser may nominate as managing director(s) and of the amendment of the articles of association of the Company, all to take effect on Closing; and

3.1.3	in each case where the said information is not in the possession of the relevant Group Company, the corporate books and records, duly written and up-to-date, including the shareholders’ register and share certificates in respect of the Subsidiaries, and all other books and records, all to the extent required to be kept by each Group Company under the law of its jurisdiction of incorporation.
76

Schedule 3

Part 1
Final Closing Statement
(Clause 9)

1	Accounting Policies

1.1	The Final Closing Statement shall be drawn up in accordance with:

1.1.1	the accounting principles, policies, procedures, practices, methods, definitions and estimation techniques, as set out in paragraphs 1.2 to 1.19 below;

1.1.2	to the extent not inconsistent with paragraph 1.1.1 above, the accounting principles, policies, procedures, practices, methods, definitions and estimation techniques (each including with regard to the exercise of management judgment) adopted in the Reference Balance Sheet, applied on a consistent basis;

1.1.3	to the extent not inconsistent with paragraphs 1.1.1 and 1.1.2 above, IFRS as at the Accounts Date.

1.2	The Final Closing Statement shall be drawn up as at close of business in the relevant locations on the Closing Date (the “Effective Time”). No account shall be taken of events taking place after the Effective Time, and regard shall only be had to the information available to the parties to this Agreement up to the date that the Draft Closing Statement is delivered by the Purchaser to the Seller, such as invoices, disbursements, receipts and correspondence.

1.3	The Final Closing Statement shall be expressed in US Dollars. Amounts in other currencies shall be translated into US Dollars in accordance with Clause 1.11.

1.4	The Final Closing Statement shall be drawn up in accordance with this Schedule 3 and in the form set out in Part 2 of this Schedule 3.

1.5	The Final Closing Statement shall include only the assets and liabilities that are accounted for within the line items set forth on the Reference Balance Sheet. No other categories of assets or liabilities will be included in the Final Closing Statement.

1.6	The Final Closing Statement shall be prepared on the basis that the Group is a going concern and shall exclude the effect of change of control or ownership of the Group and will not take into account the effects of any post-Closing reorganisations or the post-Closing intentions or obligations of the Purchaser.

1.7	For the purposes of the Final Closing Statement, the Effective Time shall be treated as the end of a financial and tax accounting period.

1.8	The provisions of this Schedule 3 shall be interpreted so as to avoid double counting (whether positive or negative) of any item to be included in the Final Closing Statement.

1.9	No minimum materiality limits shall be applied in the preparation and review of the Final Closing Statement.

1.10	Items shall be classified consistently in the Final Closing Statement as in the Reference Balance Sheet (i.e. items included as “Cash” in the Reference Balance Sheet shall be included as “Cash” in the Final Closing Statement, items included as “Indebtedness” in the
77

Reference Balance Sheet shall be included as “Indebtedness” in the Final Closing Statement, items included as “Working Capital” in the Reference Balance Sheet shall be included as “Working Capital” in the Final Closing Statement. For the avoidance of doubt, no amounts in relation to those line items included as “Excluded” in the Reference Balance Sheet shall be included in “Cash”, “Indebtedness” or “Working Capital” in the Final Closing Statement.

1.11	Indebtedness in the Final Closing Statement shall include all interest accrued thereon prior to but unpaid at the Effective Time and any prepayment premiums or penalties payable in order to retire or extinguish such amounts at their redemption value but shall exclude any unamortised debt issuance costs.

1.12	Subject to any specific policies in this paragraph 1, where an accrual or provision was recognised in the Reference Balance Sheet in relation to any matter or series of related matters, no increase in accrual or provision shall be made in the Final Closing Statement unless and to the extent that since the preparation of the Reference Balance Sheet (and prior to the delivery of the Draft Closing Statement pursuant to paragraph 1.2 above) new facts or circumstances have arisen which, in accordance with paragraph 1.1.2 above, justify such increase.

1.13	No new type of provision or reserve shall be included in the Final Closing Statement that was not included in the Reference Balance Sheet unless and to the extent that since the preparation of the Reference Balance Sheet (and prior to the delivery of the Draft Closing Statement pursuant to paragraph 1.2 above) new facts or circumstances have arisen which, in accordance with paragraph 1.1.2 above, justify such increase.

1.14	Contracts in Process assets in the Final Closing Statement shall only be adjusted if and to the extent that since the preparation of the Reference Balance Sheet (and prior to the delivery of the Draft Closing Statement pursuant to paragraph 1.2 above) new facts or circumstances have arisen which, in accordance with paragraph 1.1.2 above, justify such adjustment. The Purchaser shall ensure that management judgment estimates in respect of Contracts in Process assets in the Reference Balance Sheet are not adjusted in the Final Closing Statement in the absence of such new facts or circumstances.

1.15	The Final Closing Statement shall be prepared so as to include no provision with respect to any matter which is the subject of an indemnity in favour of the Purchaser or any member of the Group under the terms of this Agreement.

1.16	A liability will be included in the Final Closing Statement for any Seller's transaction costs (including transaction bonuses) to the extent unpaid at the Effective Time and payable by the Group after the Effective Time.

1.17	No liability shall be included in the Final Closing Statement in respect of the Romania VAT legal case (as detailed in folder 3.1.8.2 of the Data Room).

1.18	Environmental provisions (Account 4819 PPA – Environmental) shall be included as a liability of US$3,699,852. No other environmental provisions shall be included in the Final Closing Statement.

1.19	Assets and liabilities in respect of pensions and other post-retirement benefits (Accounts 4831 Pension Benefits and 4741 Postr-Liab-FAS 106) shall be as set out in the Reference Balance Sheet.
78

2	Preparation

2.1	No later than 45 days following Closing, the Purchaser shall deliver to the Seller the Draft Closing Statement.

2.2	Each of the Seller and the Purchaser shall co-operate with the other with regard to the preparation, review, agreement or determination of the Draft Closing Statement and shall, subject to reasonable notice, make available during normal office hours to the other party and its representatives and accountants all books and records, together with the services of any employees of the Group, as the other party may reasonably require.

2.3	If the Seller does not within 45 days of presentation to it of the Draft Closing Statement give notice to the Purchaser that it disagrees with the Draft Closing Statement or any item thereof, such notice stating the reasons for the disagreement in reasonable detail and specifying the adjustments which, in the Seller’s opinion, should be made to the Draft Closing Statement (the “Seller’s Disagreement Notice”), the Draft Closing Statement shall be final and binding on the parties for all purposes. If the Seller gives a Seller’s Disagreement Notice within such 30 days, the Purchaser and the Seller shall attempt in good faith to reach agreement in respect of the Draft Closing Statement and, if they are unable to do so within 21 days of such notification, the Purchaser or the Seller may by notice to the other require that the Draft Closing Statement be referred to the Reporting Accountants.

2.4	The Reporting Accountants shall be engaged jointly by the Purchaser and the Seller on the terms set out in this paragraph 2 and otherwise on such terms as shall be agreed; provided that neither the Purchaser nor the Seller shall unreasonably (having regard, inter alia, to the provisions of this paragraph 2) refuse its agreement to terms proposed by the Reporting Accountants or by the other party. If the terms of engagement of the Reporting Accountants have not been settled within 15 days of their identity having been determined (or such longer period as the Purchaser and the Seller may agree) then, unless the Purchaser or the Seller is unreasonably refusing its agreement to those terms, those accountants shall be deemed never to have become the Reporting Accountants and new Reporting Accountants shall be selected in accordance with the provisions of this Agreement. For the avoidance of doubt, any work undertaken by the Reporting Accountants in relation to the unaudited Draft Closing Statement prepared by the Purchaser shall be undertaken in accordance with paragraph 2.5 below and shall not be conducted to audit standard.

2.5	Except to the extent that the Purchaser and the Seller agree otherwise, the Reporting Accountants shall determine their own procedure but:

2.5.1	apart from procedural matters and as otherwise set out in this Agreement shall determine only:

(i)	whether any of the arguments for an alteration to the Draft Closing Statement put forward in the Seller’s Disagreement Notice is correct in whole or in part; and

(ii)	if so, what alterations should be made to the Draft Closing Statement in order to correct the relevant inaccuracy in it;

2.5.2	shall apply the accounting principles, policies, procedures, practices and estimation techniques set out in paragraph 1 above;
79

2.5.3	shall make their determination pursuant to paragraph 2.5.1 above as soon as is reasonably practicable and in any event, within 20 days; and

2.5.4	the procedure of the Reporting Accountants shall:

(i)	give the Purchaser and the Seller a reasonable opportunity to make written representations to them;

(ii)	require that the Seller and the Purchaser supply the other with a copy of any written representations at the same time as they are made to the Reporting Accountants; and

(iii)	permit the Seller and the Purchaser to be present while oral submissions are being made by the other party,

for the avoidance of doubt, the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction.

2.6	The determination of the Reporting Accountants pursuant to paragraph 2.5.1 above:

2.6.1	shall be made available to the Purchaser and the Seller in writing; and

2.6.2	unless otherwise agreed by the Purchaser and the Seller shall include reasons for each relevant determination.

2.7	The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the Seller and the Purchaser save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, their determination shall be deemed to be incorporated into the Draft Closing Statement.

2.8	The expenses (including VAT) of the Reporting Accountants shall be borne as they shall direct at the time they make any determination under paragraph 2.5.1(i) above or, failing such direction, equally between the Purchaser and the Seller.

2.9	The Seller and Purchaser shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular the Purchaser shall keep up-to-date and, subject to reasonable notice, make available to the Seller’s representatives, the Seller’s accountants and the Reporting Accountants all books and records relating to the Group and access to all relevant systems relating to the Group (as the case may be) during normal office hours as the Reporting Accountants may reasonably request during the period from the appointment of the Reporting Accountants down to the making of the relevant determination.

2.10	Nothing in this Schedule shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional or litigation privilege, provided that neither the Seller nor the Purchaser shall be entitled to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

2.11	The Seller and the Purchaser and the Reporting Accountants shall, and shall procure that its accountants and other advisers shall, keep all information and documents provided to them pursuant to this Schedule confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Draft Closing
80

Statement, the proceedings of the Reporting Accountants or another matter arising out of this Agreement.

3	Cash, Indebtedness and Working Capital

The following items shall comprise the Final Closing Statement, all as set out in more detail in Part 2 of Schedule 3.

3.1	Working Capital Items

3.1.1	Accounts Receivable-Trade (net of account receivables reserves and uncollectible/doubtful receivables);

3.1.2	Inventories;

3.1.3	Contracts in Process;

3.1.4	Accounts Payable;

3.1.5	Accrued Expenses;

3.1.6	Estimated Cost to Complete Long-Term Contracts;

3.1.7	Accounts Receivable – Other;

3.1.8	Prepaid Expenses; and

3.1.9	Intercompany accounts receivable and payables.

3.2	Cash

3.2.1	Cash and cash equivalents (exclusive of restricted cash);

3.2.2	Prepaid & Refundable income taxes;

3.2.3	50% of Other Assets; and

3.2.4	100% of Deferred Tax Assets.

3.3	Indebtedness

3.3.1	Loans (including overdrafts) and payables due to financial institutions and out-scope companies;

3.3.2	Capital leases;

3.3.3	Income tax payables;

3.3.4	Accrued interests;

3.3.5	Environmental LT liabilities (provisions);

3.3.6	50% of claim reserves for the Samcheok, Cebu and Alto projects, being:

(i)	in respect of the Samcheok project, line items 201 and 301 from the section entitled “Execution Risks” and line item 11 from the section entitled “PPA reservation – Delay Risks” of document 3.2.9.47.1.2 in the Data Room;

(ii)	in respect of the Cebu project, line item 13.1.8 from the section entitled “Execution Risks” of document 3.2.9.47.1.4 in the Data Room;
81

(iii)	in respect of the Alto project, line items 2, 4 and 5 from the section entitled “Execution Risks” and item 1 from the section entitled “Warranty Risks” of document 3.2.9.47.1.3 in the Data Room; and

(iv)	in respect of all three projects, the currency figures included in the columns entitled “Current Cost Report” of document 3.2.9.47.1.1 in the Data Room,

as such line items may be updated in the Final Closing Statement;

3.3.7	Unpaid transaction costs (including transaction related bonuses and advisory costs);

3.3.8	Capex payable;

3.3.9	Pension obligation & other post-retirement benefits;

3.3.10	50% of Dilapidation Provision;

3.3.11	Restructuring Reserve.

3.3.12	Unpaid liability in respect of non-CFB Business.

3.3.13	Retirement/severance accrual.

3.3.14	Financial Instruments – Derivatives.

3.4	Avoidance of double recovery

If Indebtedness items on the same subject matter/project have already been taken into account, indemnification/recovery amount in case of warranty breaches will be reduced by the same amount in order to avoid double recovery.

82

EXECUTION VERSION

Schedule 3

Part 2
Form of Final Closing Statement
(Clause 9)

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
2110	CO-Land	-	-	-	X	X
2120	CO-Land/Yard Improvements	-	-	-	X	X
2130	CO-Building & Improvements	-	-	-	X	X
2140	CO-Machinery and Equipment	-	-	-	X	X
2141	CO-Computers	-	-	-	X	X
2142	CO-Plant Equipment	-	-	-	X	X
2143	CO-Construction Equipment	-	-	-	X	X
2144	CO-Other M & E	-	-	-	X	X
2150	CO-Furniture & Fixtures	-	-	-	X	X
2160	CO-Vehicles	-	-	-	X	X
2170	CO-Laboratory Equipment	-	-	-	X	X
2180	CO-Leasehold Improvements	-	-	-	X	X
2198	CO-Appr. (Self Construct)	-	-	-	X	X
2199	CO-Capital Lease	-	-	-	X	X
2299	CO-LBE-Reclass	-	-	-	X	X
	PPA ADJUST	-	-	-	X	X
83

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
2100	Land, Buildings and Equipment	-	-	-	X	X
2210	AD-Land (No Depreciation)	-	-	-	X	X
2220	AD-Land/Yard Improvements	-	-	-	X	X
2230	AD-Building & Improvements	-	-	-	X	X
2240	AD-Machinery and Equipment	-	-	-	X	X
2241	AD-Computers	-	-	-	X	X
2242	AD-Plant Equipment	-	-	-	X	X
2243	AD-Construction Equipment	-	-	-	X	X
2244	AD-Other M & E	-	-	-	X	X
2250	AD-Furniture & Fixtures	-	-	-	X	X
2260	AD-Vehicles	-	-	-	X	X
2270	AD-Laboratory Equipment	-	-	-	X	X
2280	AD-Leasehold Improvements	-	-	-	X	X
2199	AD-Capital Lease	-	-	-	X	X
2299	AD-LBE Reclass	-	-	-	X	X
	PPA ADJUST	-	-	-	X	X
2200	Accumulated Depreciation	-	-	-	X	X
	Land, Buildings and Equipment, Net	-	-	-	X	X
2611	CIE-Goodwill -Gross	-	-	-	X	X
2619	CIE-Amort. -Goodwill	-	-	-	X	X
84

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
	Goodwill	-	-	-	X	X
2511	INA-Invest-Subsidiaries	-	-	-	X	X
2531	INA-Invest-Other	-	-	-	X	X
2533	INA-Gli-A/R-Equity Companies	-	-	-	X	X
	Investments and Advances	-	-	-	X	X
2621	CIE-Trademark-Gross	-	-	-	X	X
2629	CIE-Amort. -Trademark	-	-	-	X	X
2631	CIE-Patents -Gross	-	-	-	X	X
2639	CIE-Amort. - Patents	-	-	-	X	X
2666	CIE-Other - Intangibles	-	-	-	X	X
2600	Intangible Assets, Net	-	-	-	X	X
2311	NAR-Notes Rec-Long Term	-	-	-	X	X
2314	Lease Rec-Finance Loan (PPA adj)	-	-	-	X	X
2321	NAR-Long Term IRC	-	-	-	X	X
2399	NAR-Reclass	-	-	-	X	X
	Notes, Lease & Accounts Receivable Long-Term	-	-	-	X	X
2710	Other Assets	-	X	-	-	X
1311	ART-Contracts	X	-	-	-	X
1321	ART-Retention	X	-	-	-	X
85

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
1331	ART-Allo. Bad Debt	X	-	-	-	X
1351	ART-Plants	X	-	-	-	X
1361	ART-Unbilled Receivable	X	-	-	-	X
1399	ART-Reclass	X	-	-	-	X
	Accounts Receivable - Trade	X	-	-	-	X
1411	ARO-Interco Receivable	X	-	-	-	X
1610	CIP-Job Cost-Labor	X	-	-	-	X
1620	CIP-Job Cost-Material,Sub Cont	X	-	-	-	X
1630	CIP-Job Cost-Repro,Computer	X	-	-	-	X
1640	CIP-Job Cost-Misc Charges	X	-	-	-	X
1671	CIP-Other-Intercompany	X	-	-	-	X
1672	CIP-Other-Mat In Transit	X	-	-	-	X
1673	CIP-Other-Sundry	X	-	-	-	X
1681	CIP-Inventory-Profit Recog	X	-	-	-	X
1698/1699	CIP-Contract Revenue	X	-	-	-	X
	Contracts In Progress	X	-	-	-	X
1710	INV-Consigned Stock	X	-	-	-	X
1711	INV-Arcy Mfg. Co.	X	-	-	-	X
1712	INV-Mcgregor Texas	X	-	-	-	X
1721	INV-Finished Goods	X	-	-	-	X
86

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
1723	INV-Raw Materials	X	-	-	-	X
1724/1725	INV-Raw Materials-Other	X	-	-	-	X
1726	INV-Raw Materials-Other	X	-	-	-	X
1740	INV-Bogalusa, LA	X	-	-	-	X
	Inventories	X	-	-	-	X
3311	AP-Trade Payable	X	-	-	-	X
3312	AP-Retention Payable	X	-	-	-	X
3313	AP-Material in Transit	X	-	-	-	X
3314	AP-Other-Accts Pay	X	-	-	-	X
3320	AP-Salaries Payable	X	-	-	-	X
3330	AP-EE-Witholdings-Benefits	X	-	-	-	X
3332	AP-HMO-Plans	X	-	-	-	X
3333	AP-Blue Cross Blue Shield Pl	X	-	-	-	X
3334	AP-EE-401K-Employee	X	-	-	-	X
3335	AP-EE-Dental Plan	X	-	-	-	X
3336	AP-EE Universal Life Insurance	X	-	-	-	X
3339	AP-EE-Accidental Death	X	-	-	-	X
3341	AP-EE-Federal Tax-Total	X	-	-	-	X
3342	AP-EE FICA-Total	X	-	-	-	X
87

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
3350	AP-EE-Withholding State	X	-	-	-	X
3351	AP-EE-State Income Tax-Total	X	-	-	-	X
3352	AP-EE-SUI-Total	X	-	-	-	X
3354	AP-EE-Disability L/T	X	-	-	-	X
3362	AP-EE-City Withholdings Total	X	-	-	-	X
3364	AP-EE-Country Withholdings	X	-	-	-	X
3365	AP-EE-VAT Witholdings	X	-	-	-	X
3372	AP-EE-FSA-Medical Costs	X	-	-	-	X
3373	AP-EE-FSA-Dependent Care	X	-	-	-	X
3374	AP-EE-Garnishee Wages	X	-	-	-	X
3378	AP-EE-Plant Emp-Other	X	-	-	-	X
3381	AP-EE-Union Dues	X	-	-	-	X
3382	AP-EE-United Way	X	-	-	-	X
3385	AP-EE-Misc Field Deductions	X	-	-	-	X
3386	AP-EE-Vacation Accrual-Field	X	-	-	-	X
3391	AP-EE-State of NJ Dept of Energy	X	-	-	-	X
3391	AP-Other	X	-	-	-	X
	Accounts Payable	X	-	-	-	X
1412	AP-Download Intercompany	X	-	-	-	X
3399	AP-Download IC / Reclass	X	-	-	-	X
88

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
	Intercompany Accounts Payable	X	-	-	-	X
3611	ECC-Cost to Come-Overbilling	X	-	-	-	X
3711	ADPT-Advance Payments-Gross	X	-	-	-	X
1423	ARO-Claims	X	-	-	-	X
1424	ARO-Misc	X	-	-	-	X
1430	ARO-Other	X	-	-	-	X
1431	ARO-Unapplied Cash	X	-	-	-	X
1441	ARO-Employee Travel	X	-	-	-	X
1442	ARO- Employee Notes Rec.	X	-	-	-	X
1443	ARO-Employee Travel Contra	X	-	-	-	X
1447	ARO-Employee Salaries	X	-	-	-	X
1515	ARO-ST Lease Rec = Loan PPA	X	-	-	-	X
1499	ARO-Reclass	X	-	-	-	X
1421	ARO - Refundable deposits	X	-	-	-	X
1451	ARO - VAT Tax	X	-	-	-	X
1440	ARO - Employee receivables	X	-	-	-	X
1421	ARO - Interest and other	X	-	-	-	X
	Accounts Receivable - Other	X	-	-	-	X
1811	PE-Other	X	-	-	-	X
89

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
1812	PE-Postage/Office Supplies	X	-	-	-	X
1814	PE-Prepaid Taxes / VAT Taxes / Payroll	X	-	-	-	X
1815	PE-Prepaid Travel	X	-	-	-	X
1820	PE-Prepaid Insurance	X	-	-	-	X
1821	PE-Ins-Property	X	-	-	-	X
1822	PE-Ins-Liability	X	-	-	-	X
1823	PE-Prepaid Insurance-Other	X	-	-	-	X
1832	PE-Deposits	X	-	-	-	X
1851	PE-Prpd Rent	X	-	-	-	X
1850	PE-Rent & Deposits accrual	X	-	-	-	X
	PE-Computer Expense	X	-	-	-	X
	PE-Finnish Standards Assoc	X	-	-	-	X
	PE-Misc	X	-	-	-	X
	PE-Property Taxes	X	-	-	-	X
	PE-Software and licence fees	X	-	-	-	X
	PE-Financial Instruments	X	-	-	-	X
	PE-Salaries	X	-	-	-	X
	PE-Reclass	X	-	-	-	X
	Prepaid Expenses	X	-	-	-	X
1911	Current DTA-State	-	X	-	-	X
90

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
1912	Current DTA-State Val Allow	-	X	-	-	X
1921	Current DTA-Federal	-	X	-	-	X
1922	Current DTA-Fed Val Allow	-	X	-	-	X
1941	State of New Jersey	-	X	-	-	X
1942	Current DTA-PPA Adj	-	X	-	-	X
1930	PRT-Foreign Taxes	-	X	-	-	X
	Prepaid and Refundable Income Taxes	-	X	-	-	X
3410	AE-Other State Taxes	X	-	-	-	X
3412	AE-Auto Sales-Use Tax	X	-	-	-	X
3413	AE-Other Sales-Use Tax	X	-	-	-	X
3417	AE-Other Foreign Tax Accrued	X	-	-	-	X
3418	AE-State Franchise Tax	X	-	-	-	X
3420	AE-Audit-Current Annual / Audit Exp	X	-	-	-	X
3426	AE-Audit-Prior Annual	X	-	-	-	X
3430	AE-ER-Other Withholding	X	-	-	-	X
3434	AE-ER-401k	X	-	-	-	X
3442	AE-ER-FICA-Total	X	-	-	-	X
3443	AE-ER-FUTA-Total	X	-	-	-	X
3452	AE-ER-SUI-Total	X	-	-	-	X
91

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
3453	AE-ER-Disability S/T-Total	X	-	-	-	X
3456	AE-ER-Workers Comp Assessment	X	-	-	-	X
3463	AE-Legal-Accrual/Payments	X	-	-	-	X
3471	AE-Salaries Payable	X	-	-	-	X
3472	AE-Payroll Clearing	X	-	-	-	X
3476	AE-Workmans Comp Total	X	-	-	-	X
3479	AE-Other Insurance	X	-	-	-	X
3480	AE-Accrued Exp-Reserve	X	-	-	-	X
3481	AE-Other-General Reserve / IRC	X	-	-	-	X
3482	AE-Other-mainly Deferred Income / Utility Credit	X	-	-	-	X
3483	AE-Other-Special Reserve (bank fee/severance)	X	-	-	-	X
3484	AE-Bonus Accrual	X	-	-	-	X
3485	AE-Royalties	X	-	-	-	X
3487	AE-Restructuring Reserve	X	-	-	-	X
3490	AE-Accrued Exp-Other	X	-	-	-	X
3911	AE-Financial Instruments	X	-	-	-	X
3492	AE-Property Taxes	X	-	-	-	X
3493	AE-Subcontractors	X	-	-	-	X
3494	AE- Other-Real Estate-Div	X	-	-	-	X
3497	AE-Other	X	-	-	-	X
92

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
	AE-Other EE	X	-	-	-	X
	AE-Accrued holidays	X	-	-	-	X
	AE-Utilities	X	-	-	-	X
	AE-Short term portion of Lomelina	X	-	-	-	X
	AE-Leavers provision	X	-	-	-	X
	AE-Retirement and other benefits	X	-	-	-	X
	AE-Rent	X	-	-	-	X
	AE-Consulting fee	X	-	-	-	X
	AE-DPE Security fund	X	-	-	-	X
	AE-Project cost accruals	X	-	-	-	X
	AE-Interest payable	X	-	-	-	X
	AE-R&D accrual	X	-	-	-	X
	AE-IT	X	-	-	-	X
3499	AE-Other-Reclass	X	-	-	-	X
	Accrued Expenses	X	-	-	-	X
2811	DTA-L/T-State Taxes	-	X	-	-	X
2812	DTA-L/T-State Tax Allowance	-	X	-	-	X
2821	DTA-L/T-Federal Taxes	-	X	-	-	X
2822	DTA-L/T-Federal Tax Allowance	-	X	-	-	X
93

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
2831	DTA-L/T-Foreign Taxes	-	X	-	-	X
	Deferred Income Tax Asset	-	X	-	-	X
4511	DTL-L/T-State Taxes	-	-	-	X	X
4512	DTL-L/T-State Taxes ALLOW	-	-	-	X	X
4521	DTL-L/T-Federal Taxes	-	-	-	X	X
4522	DTL-L/T-Fed Val A	-	-	-	X	X
4531	DTL-L/T-Foreign Taxes	-	-	-	X	X
4541	DTL-PPA ADJUST	-	-	-	X	X
	Deferred Income Taxes	-	-	-	X	X
3811	IT-Current-State Tax	-	-	X	-	X
3821	IT-Current-Federal Tax	-	-	X	-	X
3822	IT-Federal Valuation Allowance	-	-	X	-	X
3831	IT-Current-Foreign Tax	-	-	X	-	X
	Income Taxes	-	-	X	-	X
4859	L/T liab for uncertain taxes	-	-	X	-	X
4831	Pension Benefits	-	-	X	-	X
4741	Postr-Liab-FAS 106	-	-	X	-	X
4811	OLT-Liab-Other	-	-	-	X	X
4816	OLT-Environmental Reserve	-	-	-	X	X
4819	OLT-Environmental Reserve	-	-	-	X	X
94

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
	OLT-Deferred items	-		X	-	X
4863	PPA - DILAPIDATIONS	-	-	X	-	X
4864	PPA - UNFAVORABLE LEASES	-	-	-	X	X
4819	PPA - ENVIRONMENTAL	-	-	X	-	X
4842	PPA - MATERIAL DISPUTES	-	-	-	X	X
4842	PPA - CONTRACT ADJUST DEC2015	-	-	X	-	X
	Other Long-Term Liabilities	-	-	X	X	X
1111	Cash In Bank-Functional	-	X	-	-	X
1112	Cash in Bank-Non-Functional	-	X	-	-	X
1120	Petty Cash Total	-	X	-	-	X
1132	Cash-Payroll PNC	-	X	-	-	X
1141	Cash-Field Offices / Branch	-	X	-	-	X
1142	Cash-District Offices	-	X	-	-	X
1143	Cash-Project	-	X	-	-	X
1231	STI- Money Market Accounts	-	X	-	-	X
1241	STI-Other S/T Investments	-	X	-	-	X
	Cash and Equivalents	-	X	-	-	X
1182	Restricted Cash	-	-	X	-	X
1511	INRS-Interco S/T Notes Rec	-	-	X	-	X
95

Account #	Description	Working Capital	Cash	Indebtedness	Excluded	Total $m
2411	INRL-Interco Notes Rec L/T	-	-	X	-	X
3511	INPS-Interco S/T Notes Payable	-	-	X	-	X
4311	INPL-Interco L/T Notes Payable	-	-	X	-	X
3199	CILD-Reclass	-	-	X	-	X
4811	Capital Lease Obligation	-	-	X	-	X
	Loan (including overdrafts) and payables due to financial institutions and out-scope companies	-	-	X	-	X
	Accrued interests	-	-	X	-	X
	Claim reserves for known disputes (Sch 3 Part 1 3.3.6)	-	-	X	-	X
	Capex payable	-	-	X	-	X
	Unpaid liability in respect of non-CFB Business	-	-	X	-	X
	Unpaid Transaction Costs	-	-	X	-	X
	Total	X	X	X	X	X

96

EXECUTION VERSION

Schedule 3

Part 3
Working Capital Adjustment
(Clause 9)

US$
Working Capital	[●]
Base Working Capital	(73,400,000)
Working Capital Adjustment	[●]
97

EXECUTION VERSION

Schedule 3

Part 4
Reference Balance Sheet

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
2110	CO-Land								1,064,160	1.1	-	-	-	-	-	-	1.1	1.1	Land, Buildings and Equipment, Net
2120	CO-Land/Yard Improvements								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2130	CO-Building & Improvements								4,861,554	4.9	-	-	-	-	-	-	4.9	4.9	Land, Buildings and Equipment, Net
2140	CO-Machinery and Equipment									-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2141	CO-Computers								1,355,505	1.4	-	-	-	-	-	-	1.4	1.4	Land, Buildings and Equipment, Net
2142	CO-Plant Equipment								5,833,185	5.8	-	-	-	-	-	-	5.8	5.8	Land, Buildings and Equipment, Net
2143	CO-Construction Equipment								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2144	CO-Other M & E								3,689,606	3.7	-	-	-	-	-	-	3.7	3.7	Land, Buildings and Equipment, Net
2150	CO-Furniture & Fixtures								490,185	0.5	-	-	-	-	-	-	0.5	0.5	Land, Buildings and Equipment, Net
2160	CO-Vehicles								568,653	0.6	-	-	-	-	-	-	0.6	0.6	Land, Buildings and Equipment, Net
2170	CO-Laboratory Equipment								487,336	0.5	-	-	-	-	-	-	0.5	0.5	Land, Buildings and Equipment, Net
2180	CO-Leasehold Improvements								207,032	0.2	-	-	-	-	-	-	0.2	0.2	Land, Buildings and Equipment, Net
2198	CO-Appr. (Self Construct)								139,738	0.1	-	-	-	-	-	-	0.1	0.1	Land, Buildings and Equipment, Net
2199	CO-Capital Lease								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2299	CO-LBE-Reclass								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
	PPA ADJUST								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2100	Land, Buildings and Equipment	8,726	1,394,818	10,906,274	6,387,135	-	-	-	18,696,953	18.7	-	-	-	-	-	-	18.7	18.7	Land, Buildings and Equipment, Net
2210	AD-Land (No Depreciation)								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2220	AD-Land/Yard Improvements								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2230	AD-Building & Improvements								(1,301,435)	(1.3)	-	-	-	-	-	-	(1.3)	(1.3)	Land, Buildings and Equipment, Net
98

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
2240	AD-Machinery and Equipment								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2241	AD-Computers								(842,808)	(0.8)	-	-	-	-	-	-	(0.8)	(0.8)	Land, Buildings and Equipment, Net
2242	AD-Plant Equipment								(1,874,811)	(1.9)	-	-	-	-	-	-	(1.9)	(1.9)	Land, Buildings and Equipment, Net
2243	AD-Construction Equipment								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2244	AD-Other M & E								(1,091,342)	(1.1)	-	-	-	-	-	-	(1.1)	(1.1)	Land, Buildings and Equipment, Net
2250	AD-Furniture & Fixtures								(223,786)	(0.2)	-	-	-	-	-	-	(0.2)	(0.2)	Land, Buildings and Equipment, Net
2260	AD-Vehicles								(226,780)	(0.2)	-	-	-	-	-	-	(0.2)	(0.2)	Land, Buildings and Equipment, Net
2270	AD-Laboratory Equipment								(315,869)	(0.3)	-	-	-	-	-	-	(0.3)	(0.3)	Land, Buildings and Equipment, Net
2280	AD-Leasehold Improvements								(66,091)	(0.1)	-	-	-	-	-	-	(0.1)	(0.1)	Land, Buildings and Equipment, Net
2199	AD-Capital Lease								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2299	AD-LBE Reclass								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
	PPA ADJUST								-	-	-	-	-	-	-	-	-	-	Land, Buildings and Equipment, Net
2200	Accumulated Depreciation	(8,726)	(535,680)	(3,437,919)	(1,960,596)	-	-	-	(5,942,923)	(5.9)	-	-	-	-	-	-	(5.9)	(5.9)	Land, Buildings and Equipment, Net
	Land, Buildings and Equipment, Net	-	859,138	7,468,354	4,426,539	-	-	-	12,754,030	12.8	-	-	-	-	-	-	12.8	12.8	Land, Buildings and Equipment, Net
2611	CIE-Goodwill -Gross									-	-	-	-	-	-	-	-	-	Goodwill
2619	CIE-Amort. -Goodwill								-	-	-	-	-	-	-	-	-	-	Goodwill
	Goodwill	-	1,306,579	2,235,094	-	44,643,032	329,307,640	(48,184,637)	329,307,708	329.3	-	-	-	-	-	-	329.3	329.3	Goodwill
2511	INA-Invest-Subsidiaries		22,350,000	651	165,623	3,604,288	119,266,733	(78,854,998)	66,532,297	66.5	-	-	-	-	-	-	66.5	66.5	Investments and Advances
2531	INA-Invest-Other								-	-	-	-	-	-	-	-	-	-	Investments and Advances
2533	INA-Gli-A/R-Equity Companies								-	-	-	-	-	-	-	-	-	-	Investments and Advances
	Investments and Advances	-	22,350,000	651	165,623	3,604,288	119,266,733	(78,854,998)	66,532,297	66.5	-	-	-	-	-	-	66.5	66.5	Investments and Advances
2621	CIE-Trademark-Gross								-	-	-	-	-	-	-	-	-	-	Intangible Assets, Net
2629	CIE-Amort. -Trademark								-	-	-	-	-	-	-	-	-	-	Intangible Assets, Net
2631	CIE-Patents -Gross								-	-	-	-	-	-	-	-	-	-	Intangible Assets, Net
2639	CIE-Amort. - Patents								-	-	-	-	-	-	-	-	-	-	Intangible Assets, Net
99

Reported Balance Sheet								Group	FW		CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB		$m		Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
2666	CIE-Other - Intangibles								-		-		-	-	-	-	-	-	-	-	Intangible Assets, Net
2600	Intangible Assets, Net	-	511,749	2,949,954	-	-	-	-	3,461,703	-	3.5		-	-	-	-	-	-	3.5	3.5	Intangible Assets, Net
2311	NAR-Notes Rec-Long Term								-		-		-	-	-	-	-	-	-	-	Notes & Accounts Receivable Long Term
2314	Lease Rec-Finance Loan (PPA adj)									-		-		-	-	-	-	-	-	-	Notes & Accounts Receivable Long Term
2321	NAR-Long Term IRC								-		-		-	-	-	-	-	-	-	-	Notes & Accounts Receivable Long Term
2399	NAR-Reclass								-		-		-	-	-	-	-	-	-	-	Notes & Accounts Receivable Long Term
	Notes, Lease & Accounts Receivable Long-Term	-	-	-	-	-	-		-		-		-	-	-	-	-	-	-	-	Notes & Accounts Receivable Long Term
2710	Other Assets	-	679,539	116,305	17,013	-	-	-	812,857		0.8		-	-	-	-	-	-	0.8	0.8	Licences and Other Long Term Assets
1311	ART-Contracts	12,880,051	8,155,500	24,605,319	3,651,279				49,292,149		49.3		49.3	-	-	-	-	-	-	49.3	Accounts Receivable Trade
1321	ART-Retention								-		-		-	-	-	-	-	-	-	-	Accounts Receivable Trade
1331	ART-Allo. Bad Debt		(1,577,380)	(871,622)	(7,899)				(2,456,901)		(2.5)		(2.5)	-	-	-	-	-	-	(2.5)	Accounts Receivable Trade
1351	ART-Plants								-		-		-	-	-	-	-	-	-	-	Accounts Receivable Trade
1361	ART-Unbilled Receivable								-		-		-	-	-	-	-	-	-	-	Accounts Receivable Trade
1399	ART-Reclass		-	-		-	-	-	-		-		-	-	-	-	-	-	-	-	Accounts Receivable Trade
	Accounts Receivable - Trade	12,880,051	6,578,120	23,733,697	3,643,381	-	-	-	46,835,248		46.8		46.8	-	-	-	-	-	-	46.8	Accounts Receivable Trade
1411	ARO-Interco Receivable	200,000	1,814,707	5,292,128	751,025	5,760	1,083,238	(2,204,500)	6,942,358		6.9		6.9	-	-	-	-	-	-	6.9	Intercompany Accounts Receivable
1610	CIP-Job Cost-Labor								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1620	CIP-Job Cost-Material,Sub Cont								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1630	CIP-Job Cost-Repro,Computer								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1640	CIP-Job Cost-Misc Charges								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1671	CIP-Other-Intercompany								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1672	CIP-Other-Mat In Transit								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1673	CIP-Other-Sundry								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1681	CIP-Inventory-Profit Recog								-		-		-	-	-	-	-	-	-	-	Contracts in Process
1698/1699	CIP-Contract Revenue								-		-		-	-	-	-	-	-	-	-	Contracts in Process
	Contracts In Progress	13,573	28,539,695	918,530	7,572,983	-	-	1	37,044,782		37.0		37.0	-	-	-	-	-	-	37.0	Contracts in Process
1710	INV-Consigned Stock								-		-		-	-	-	-	-	-	-	-	Inventories
100

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
1711	INV-Arcy Mfg. Co.								-	-	-	-	-	-	-	-	-	-	Inventories
1712	INV-Mcgregor Texas								-	-	-	-	-	-	-	-	-	-	Inventories
1721	INV-Finished Goods		19,899						19,899	0.0	0.0	-	-	-	-	-	-	0.0	Inventories
1723	INV-Raw Materials								-	-	-	-	-	-	-	-	-	-	Inventories
1724/1725	INV-Raw Materials-Other		483,614	945,470	2,905,047				4,334,131	4.3	4.3	-	-	-	-	-	-	4.3	Inventories
1726	INV-Raw Materials-Other								-	-	-	-	-	-	-	-	-	-	Inventories
1740	INV-Bogalusa, LA								-	-	-	-	-	-	-	-	-	-	Inventories
	Inventories	-	503,513	945,470	2,905,047	-	-	-	4,354,030	4.4	4.4	-	-	-	-	-	-	4.4	Inventories
3311	AP-Trade Payable	(236,433)	(17,442,451)	(7,023,928)	(10,779,519)				(35,482,331)	(35.5)	(35.5)	-	-	-	-	-	-	(35.5)	Accounts Payable
3312	AP-Retention Payable				(1,642,447)				(1,642,447)	(1.6)	(1.6)	-	-	-	-	-	-	(1.6)	Accounts Payable
3313	AP-Material in Transit								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3314	AP-Other-Accts Pay		(118,875)	2,099,452	(859,143)				1,121,434	1.1	1.1	-	-	-	-	-	-	1.1	Accounts Payable
3320	AP-Salaries Payable		(439,460)		(62,113)				(501,573)	(0.5)	(0.5)	-	-	-	-	-	-	(0.5)	Accounts Payable
3330	AP-EE-Witholdings-Benefits								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3332	AP-HMO-Plans								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3333	AP-Blue Cross Blue Shield Pl								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3334	AP-EE-401K-Employee								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3335	AP-EE-Dental Plan								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3336	AP-EE Universal Life Insurance								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3339	AP-EE-Accidental Death								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3341	AP-EE-Federal Tax-Total								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3342	AP-EE FICA-Total								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3350	AP-EE-Withholding State								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3351	AP-EE-State Income Tax-Total								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3352	AP-EE-SUI-Total								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3354	AP-EE-Disability L/T								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3362	AP-EE-City Withholdings Total								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3364	AP-EE-Country Withholdings								-	-	-	-	-	-	-	-	-	-	Accounts Payable
3365	AP-EE-VAT Witholdings								-	-	-	-	-	-	-	-	-	-	Accounts Payable
101

Reported Balance Sheet								Group	FW		CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB		$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
3372	AP-EE-FSA-Medical Costs								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3373	AP-EE-FSA-Dependent Care								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3374	AP-EE-Garnishee Wages								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3378	AP-EE-Plant Emp-Other								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3381	AP-EE-Union Dues								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3382	AP-EE-United Way								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3385	AP-EE-Misc Field Deductions								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3386	AP-EE-Vacation Accrual-Field								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3391	AP-EE-State of NJ Dept of Energy								-		-	-	-	-	-	-	-	-	-	Accounts Payable
3391	AP-Other								-		-	-	-	-	-	-	-	-	-	Accounts Payable
	Accounts Payable	(236,433)	(18,000,786)	(4,924,476)	(13,343,222)	-	-	-	(36,504,917)	-	(36.5)	(36.5)	-	-	-	-	-	-	(36.5)	Accounts Payable
1412	AP-Download Intercompany	(968,298)	(8,923,241)	(3,036,095)	(1,502,754)	-	-	2,204,499	(12,225,889)		(12.2)	(12.2)	-	-	-	-	-	-	(12.2)	Intercompany Accounts Payable
3399	AP-Download IC / Reclass								-		-	-	-	-	-	-	-	-	-	Intercompany Accounts Payable
	Intercompany Accounts Payable	(968,298)	(8,923,241)	(3,036,095)	(1,502,754)	-	-	2,204,499	(12,225,889)	-	(12.2)	(12.2)	-	-	-	-	-	-	(12.2)	Intercompany Accounts Payable
3611	ECC-Cost to Come-Overbilling	(31,490,694)	(26,042,163)	(59,800,842)	(8,980,145)	-			(126,313,844)		(126.3)	(126.3)	-	-	-	-	-	-	(126.3)	Estimated costs to complete
3711	ADPT-Advance Payments-Gross	-	-	-	-	-	-				-	-	-	-	-	-	-	-	-	Advance payments by customers
1423	ARO-Claims								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1424	ARO-Misc								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1430	ARO-Other								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1431	ARO-Unapplied Cash								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1441	ARO-Employee Travel								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1442	ARO- Employee Notes Rec.								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1443	ARO-Employee Travel Contra								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1447	ARO-Employee Salaries								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1515	ARO-ST Lease Rec = Loan PPA								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1499	ARO-Reclass								-		-	-	-	-	-	-	-	-	-	Accounts Receivable-Other/Net Operating Losses
1421	ARO - Refundable deposits		20,865						20,865		0.0	0.0	-	-	-	-	-	-	0.0	Accounts Receivable-Other/Net Operating Losses
1451	ARO - VAT Tax		8,693,826	(1,523,522)	1,123,722				8,294,026		8.3	8.3	-	-	-	-	-	-	8.3	Accounts Receivable-Other/Net Operating Losses
1440	ARO - Employee receivables		63,229	19,592	-				82,821		0.1	0.1	-	-	-	-	-	-	0.1	Accounts Receivable-Other/Net Operating Losses
102

Reported Balance Sheet								Group	FW		CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB		$m		Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
1421	ARO - Interest and other	8,632	987,639	16,393	-	-	-	-	1,012,664		1.0		1.0	-	-	-	-	-	-	1.0	Accounts Receivable-Other/Net Operating Losses
	Accounts Receivable - Other	8,632	9,765,559	(1,487,537)	1,123,722	-	-	-	9,410,376		9.4		9.4	-	-	-	-	-	-	9.4	Accounts Receivable-Other/Net Operating Losses
1811	PE-Other		-	385,530	72				385,603		0.4		0.4	-	-	-	-	-	-	0.4	Prepaid Expenses
1812	PE-Postage/Office Supplies								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
1814	PE-Prepaid Taxes / VAT Taxes / Payroll									-		-		-	-	-	-	-	-	-	Prepaid Expenses
1815	PE-Prepaid Travel								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
1820	PE-Prepaid Insurance		24,584	1,575,770	36,428				1,636,783		1.6		1.6	-	-	-	-	-	-	1.6	Prepaid Expenses
1821	PE-Ins-Property								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
1822	PE-Ins-Liability								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
1823	PE-Prepaid Insurance-Other		49,944	-	62,726				112,670		0.1		0.1	-	-	-	-	-	-	0.1	Prepaid Expenses
1832	PE-Deposits								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
1851	PE-Prpd Rent								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
1850	PE-Rent & Deposits accrual		121,932	105,582					227,514		0.2		0.2	-	-	-	-	-	-	0.2	Prepaid Expenses
	PE-Computer Expense								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Finnish Standards Assoc								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Misc								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Property Taxes								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Software and licence fees								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Financial Instruments								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Salaries								-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	PE-Reclass							-	-		-		-	-	-	-	-	-	-	-	Prepaid Expenses
	Prepaid Expenses	-	196,460	2,066,883	99,227	-	-	-	2,362,569		2.4		2.4	-	-	-	-	-	-	2.4	Prepaid Expenses
1911	Current DTA-State								-		-		-	-	-	-	-	-	-	-	Prepaid & Refundable Income Taxes
1912	Current DTA-State Val Allow								-		-		-	-	-	-	-	-	-	-	Prepaid & Refundable Income Taxes
1921	Current DTA-Federal								-		-		-	-	-	-	-	-	-	-	Prepaid & Refundable Income Taxes
1922	Current DTA-Fed Val Allow								-		-		-	-	-	-	-	-	-	-	Prepaid & Refundable Income Taxes
1941	State of New Jersey								-		-		-	-	-	-	-	-	-	-	Prepaid & Refundable Income Taxes
1942	Current DTA-PPA Adj								-		-		-	-	-	-	-	-	-	-	Prepaid & Refundable Income Taxes
103

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
1930	PRT-Foreign Taxes	16,275	3,607,683	1,926,167	771,174				6,321,299	6.3	6.3	-	-	-	-	-	-	6.3	Prepaid & Refundable Income Taxes
	Prepaid and Refundable Income Taxes	16,275	3,607,683	1,926,167	771,174	-	-	-	6,321,299	6.3	6.3	-	-	-	-	-	-	6.3	Prepaid & Refundable Income Taxes
3410	AE-Other State Taxes								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3412	AE-Auto Sales-Use Tax		(3,077)						(3,077)	(0.0)	(0.0)	-	-	-	-	-	-	(0.0)	Accrued Expenses
3413	AE-Other Sales-Use Tax								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3417	AE-Other Foreign Tax Accrued								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3418	AE-State Franchise Tax								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3420	AE-Audit-Current Annual / Audit Exp		(836)	(94,852)	(139,548)	(48,833)	(22,841)		(306,910)	(0.3)	(0.3)	-	-	-	-	-	-	(0.3)	Accrued Expenses
3426	AE-Audit-Prior Annual								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3430	AE-ER-Other Withholding								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3434	AE-ER-401k								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3442	AE-ER-FICA-Total								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3443	AE-ER-FUTA-Total								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3452	AE-ER-SUI-Total								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3453	AE-ER-Disability S/T-Total								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3456	AE-ER-Workers Comp Assessment								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3463	AE-Legal-Accrual/Payments			(16,300)					(16,300)	(0.0)	(0.0)	-	-	-	-	-	-	(0.0)	Accrued Expenses
3471	AE-Salaries Payable		(102,614)	(5,022,493)	(156,128)				(5,281,235)	(5.3)	(5.3)	-	-	-	-	-	-	(5.3)	Accrued Expenses
3472	AE-Payroll Clearing								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3476	AE-Workmans Comp Total								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3479	AE-Other Insurance								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3480	AE-Accrued Exp-Reserve								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3481	AE-Other-General Reserve / IRC								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3482	AE-Other-mainly Deferred Income / Utility Credit								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3483	AE-Other-Special Reserve (bank fee/severance)			(18,494)	(85,970)				(104,464)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
3484	AE-Bonus Accrual		(437,211)	(103,951)	(199,548)				(740,710)	(0.7)	(0.7)	-	-	-	-	-	-	(0.7)	Accrued Expenses
3485	AE-Royalties								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3487	AE-Restructuring Reserve		(156,000)						(156,000)	(0.2)	(0.2)	-	-	-	-	-	-	(0.2)	Accrued Expenses
104

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
3490	AE-Accrued Exp-Other		(19,394)	(20,966)					(40,360)	(0.0)	(0.0)	-	-	-	-	-	-	(0.0)	Accrued Expenses
3911	AE-Financial Instruments		(4,501,463)		(274,849)				(4,776,312)	(4.8)	(4.8)	-	-	-	-	-	-	(4.8)	Accrued Expenses
3492	AE-Property Taxes								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3493	AE-Subcontractors		(9,826)						(9,826)	(0.0)	(0.0)	-	-	-	-	-	-	(0.0)	Accrued Expenses
3494	AE- Other-Real Estate-Div								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
3497	AE-Other		(174,747)	(25,011)	(8,222)				(207,980)	(0.2)	(0.2)	-	-	-	-	-	-	(0.2)	Accrued Expenses
	AE-Other EE			(464,789)					(464,789)	(0.5)	(0.5)	-	-	-	-	-	-	(0.5)	Accrued Expenses
	AE-Accrued holidays			(166,777)					(166,777)	(0.2)	(0.2)	-	-	-	-	-	-	(0.2)	Accrued Expenses
	AE-Utilities		(21,388)	(126,090)					(147,478)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-Short term portion of Lomelina								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
	AE-Leavers provision				(169,120)				(169,120)	(0.2)	(0.2)	-	-	-	-	-	-	(0.2)	Accrued Expenses
	AE-Retirement and other benefits			(51,413)	(499,707)				(551,120)	(0.6)	(0.6)	-	-	-	-	-	-	(0.6)	Accrued Expenses
	AE-Rent		(113,889)						(113,889)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-Consulting fee		(55,863)	(48,422)					(104,285)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-DPE Security fund		(63,823)						(63,823)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-Project cost accruals		(97,148)						(97,148)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-Interest payable		(57,236)						(57,236)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-R&D accrual			(139,575)					(139,575)	(0.1)	(0.1)	-	-	-	-	-	-	(0.1)	Accrued Expenses
	AE-IT		(90,710)	(65,629)					(156,339)	(0.2)	(0.2)	-	-	-	-	-	-	(0.2)	Accrued Expenses
3499	AE-Other-Reclass								-	-	-	-	-	-	-	-	-	-	Accrued Expenses
	Accrued Expenses	(836)	(6,017,735)	(6,476,934)	(1,356,407)	(22,841)	-	-	(13,874,754)	(13.9)	(13.9)	-	-	-	-	-	-	(13.9)	Accrued Expenses
2811	DTA-L/T-State Taxes								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax Asset
105

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
2812	DTA-L/T-State Tax Allowance								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax Asset
2821	DTA-L/T-Federal Taxes								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax Asset
2822	DTA-L/T-Federal Tax Allowance								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax Asset
2831	DTA-L/T-Foreign Taxes		537,723	3,297,451	1,716,520				5,551,694	5.6	-	-	-	-	5.6	-	-	5.6	Deferred Income Tax Asset
	Deferred Income Tax Asset	-	537,723	3,297,451	1,716,520	-	-	-	5,551,694	5.6	-	-	-	-	5.6	-	-	5.6	Deferred Income Tax Asset
4511	DTL-L/T-State Taxes								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax liability
4512	DTL-L/T-State Taxes ALLOW								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax liability
4521	DTL-L/T-Federal Taxes								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax liability
4522	DTL-L/T-Fed Val A								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax liability
4531	DTL-L/T-Foreign Taxes		(1,464,878)	176,860	-				(1,288,018)	(1.3)	-	-	-	-	(1.3)	-	-	(1.3)	Deferred Income Tax liability
4541	DTL-PPA ADJUST								-	-	-	-	-	-	-	-	-	-	Deferred Income Tax liability
	Deferred Income Taxes	-	(1,464,878)	176,860	-	-	-	-	(1,288,018)	(1.3)	-	-	-	-	(1.3)	-	-	(1.3)	Deferred Income Tax liability
3811	IT-Current-State Tax								-	-	-	-	-	-	-	-	-	-	Income Taxes
3821	IT-Current-Federal Tax								-	-	-	-	-	-	-	-	-	-	Income Taxes
3822	IT-Federal Valuation Allowance								-	-	-	-	-	-	-	-	-	-	Income Taxes
3831	IT-Current-Foreign Tax	(31,988)	(3,156,025)	6,560	(13,542)	-	(184,556)		(3,379,551)	(3.4)	-	-	-	-	(3.4)	-	-	(3.4)	Income Taxes
	Income Taxes	(31,988)	(3,156,025)	6,560	(13,542)	-	(184,556)	-	(3,379,551)	(3.4)	-	-	-	-	(3.4)	-	-	(3.4)	Income Taxes
4859	L/T liab for uncertain taxes	-	-	-	-	-	-		-	-	-	-	-	-	-	-	-	-	Liabilities for uncertain taxes
4831	Pension Benefits	-	-	(3,324,572)	-	-	-		(3,324,572)	(3.3)	-	-	-	-	-	(3.3)	-	(3.3)	Pension benefits
4741	Postr-Liab-FAS 106	-	(193,119)		-	-	-		(193,119)	(0.2)	-	-	-	-	-	(0.2)	-	(0.2)	Post retirement & other employee benefits
4811	OLT-Liab-Other								-	-	-	-	-	-	-	-	-	-	Other long term liabilities
4816	OLT-Environmental Reserve								-	-	-	-	-	-	-	-	-	-	Other long term liabilities
4819	OLT-Environmental Reserve								-	-	-	-	-	-	-	-	-	-	Other long term liabilities
	OLT-Deferred items			(1,306,443)	(18,232)	-	-	1,306,443	(18,232)	(0.0)	-	-	-	-	-	(0.0)	-	(0.0)	Other long term liabilities
4863	PPA - DILAPIDATIONS		(486,284)	(3,743,086)	(11,411)				(4,240,781)	(4.2)	-	-	-	-	-	(4.2)	-	(4.2)	Other long term liabilities
4864	PPA - UNFAVORABLE LEASES			(175,521.21)					(175,521)	(0.2)	-	-	-	-	-	-	(0.2)	(0.2)	Other long term liabilities
106

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
4819	PPA - ENVIRONMENTAL			(3,699,852)					(3,699,852)	(3.7)	-	-	-	-	-	(3.7)	-	(3.7)	Other long term liabilities
4842	PPA - MATERIAL DISPUTES								-	-	-	-	-	-	-	-	-	-	Other long term liabilities
4842	PPA - CONTRACT ADJUST DEC2015			(1,435,005)					(1,435,005)	(1.4)	-	-	-	-	-	(1.4)	-	(1.4)	Other long term liabilities
	Other Long-Term Liabilities	-	(486,284)	(10,359,907)	(29,643)	-	-	1,306,443	(9,569,391)	(9.6)	-	-	-	-	-	(9.4)	(0.2)	(9.6)	Other long term liabilities
1111	Cash In Bank-Functional		11,964,416	11,123,139	10,127,240	6,364	101,920		33,323,080	33.3	-	33.3	-	-	-	-	-	33.3	Cash and Cash Equivalents
1112	Cash in Bank-Non-Functional	399,739.00	8,016,082	3,951	4,888,884	-	-		13,308,657	13.3	-	13.3	-	-	-	-	-	13.3	Cash and Cash Equivalents
1120	Petty Cash Total		7,381	840					8,221	0.0	-	0.0	-	-	-	-	-	0.0	Cash and Cash Equivalents
1132	Cash-Payroll PNC								-	-	-	-	-	-	-	-	-	-	Cash and Cash Equivalents
1141	Cash-Field Offices / Branch								-	-	-	-	-	-	-	-	-	-	Cash and Cash Equivalents
1142	Cash-District Offices								-	-	-	-	-	-	-	-	-	-	Cash and Cash Equivalents
1143	Cash-Project								-	-	-	-	-	-	-	-	-	-	Cash and Cash Equivalents
1231	STI- Money Market Accounts								-	-	-	-	-	-	-	-	-	-	Cash and Cash Equivalents
1241	STI-Other S/T Investments								-	-	-	-	-	-	-	-	-	-	Cash and Cash Equivalents
	Cash and Equivalents	399,739	19,987,880	11,127,930	15,016,125	6,364	101,920	-	46,639,958	46.6	-	46.6	-	-	-	-	-	46.6	Cash and Cash Equivalents
1182	Restricted Cash	-	33	-	20,972	-	-		21,006	0.0	-	0.0	-	-	-	-	-	0.0	Restricted Cash
1511	INRS-Interco S/T Notes Rec	197,472	30,216,340	26,075,814	7,316,855	1,060,595	21,132,737	-	85,999,812	86.0	-	-	-	86.0	-	-	-	86.0	Intercompany Receivables / Payables, net
2411	INRL-Interco Notes Rec L/T	-	-	23,083,885	-	-	-	-	23,083,885	23.1	-	-	-	23.1	-	-	-	23.1	Intercompany Receivables / Payables, net
3511	INPS-Interco S/T Notes Payable	-	(6,981,193)	-	-	-	-	-	(6,981,193)	(7.0)	-	-	-	(7.0)	-	-	-	(7.0)	Intercompany Receivables / Payables, net
4311	INPL-Interco L/T Notes Payable	(4,516,765)			-	-	-	-	(4,516,765)	(4.5)	-	-	-	(4.5)	-	-	-	(4.5)	Intercompany Receivables / Payables, net
3199	CILD-Reclass	-		(411,864)	-		-		(411,864)	(0.4)	-	-	(0.4)	-	-	-	-	(0.4)	Current Installments on LT Capital Lease
4811	Capital Lease Obligation	-	-	(8,613,819)	-	-	-		(8,613,819)	(8.6)	-	-	(8.6)	-	-	-	-	(8.6)	Capital lease obligation
	Total									460.2	(75.6)	46.7	(9.0)	97.6	0.9	(12.9)	412.7	460.2

NWC reclassifications and perimeter

107

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m		Balance Sheet Line Item
	adjustments

1)	Prepaid & Refundable Income Taxes											(6.3)	6.3	-	-	-	-	-	-
2)	Intercompany Accounts Receivable											(6.9)	-	-	6.9	-	-	-	-
3)	Intercompany Accounts Payable										12.2	-	-	(12.2)	-	-	-	-
4)	Power Machinery recharges										(7.1)	-	-	-	-	-	-	(7.1)
5)	IT recharges										(0.3)	-	-	-	-	-	-	(0.3)
6)	Perimeter Adjustment - Thailand contracts										(7.5)	(1.1)	-	-	-	-	-	(8.6)
7)	Perimeter adjustment - Rio Turbio										(0.7)	(0.4)	-	-	-	-	-	(1.1)
8)	Perimeter adjustment - Essar Salaya										1.7	-	-	-	-	-	-	1.7
9)	Restructuring Reserve - Asia										0.2	-	(0.2)	-	-	-	-	-
10)	PPA - Project										-	-	-	-	-	-	-	-
11)	PPA - Deven release										-	-	-	-	-	-	-	-
12)	PPA - Mong Duong release										-	-	-	-	-	-	-	-
13)	PPA - Romanian VAT reserve										2.4	-	-	-	-	-	(2.4)	-
14)	PPA - Samcheok Accounts Receivable											-	-	-	-	-	-	-	-
15)	Retirement accrual - Poland										0.5	-	(0.5)	-	-	-	-	-
16)	Tax reserve - Poland and China										0.1	-	(0.1)	-	-	-	-	-
17)	Financial Instruments - Derivatives										4.5	-	(4.5)	-	-	-	-	-
18)	Lomellina										-	-	-	-	-	-	-	-
19)	Thai Binh accounts payable adjustment										0.2	-	-	-	-	-	-	0.2
	Total working capital adjustments										(7.0)	4.8	(5.3)	(5.3)	-	-	(2.4)	(15.2)

	Cash and indebtedness reclassifications and perimeter adjustments
	Restricted cash										-	(0.0)	-	-	-	-	0.0	-
	Environmental LT liabilities										-	-	(3.7)	-	-	3.7	-	-
	Pension Benefits										-	-	(3.3)	-	-	3.3	-	-
	Postr-Liab-FAS 106										-	-	(0.2)	-	-	0.2		-
	Capital leases										-	-	(1.4)	-	-	1.4	-	-
	Other LT liabilities										-	-	(0.0)	-	-	0.0		-
108

Reported Balance Sheet								Group	FW	CFB
Account #	Description	Equip Consulting + NAP	China	Finland	Poland	Europe BV	BV	Eliminations	CFB	$m	Working Capital	Cash	Indebtedness	Intercompany	Tax	Provisions	Excluded	Total $m	Balance Sheet Line Item
	Dilapidations provisions										-	-	(2.1)	-	-	4.2	(2.1)	-
	Income taxes payable										-	-	(3.4)	-	3.4	-	-	-
	Income Taxes Payable (Rio Turbio adj)										-	-	0.0	-	-	-	-	0.0
	Long term liability for uncertain tax										-	-	-	-	-	-	-	-
	Deferred Tax										-	5.6	-	-	(4.3)	-	(1.3)	-
	Other Assets										-	0.4	-	-	-	-	(0.4)	-
	Intercompany										-	-	92.3	(92.3)	-	-	-	-
	Loan (including overdrafts) and payables due to financial institutions and out-scope companies										-	-	-	-	-	-	-	-
	Accrued interest										-	-	-	-	-	-	-	-
	Claim reserves for known disputes (Sch 3 Part 1 3.3.6)										-	-	(4.4)	-	-	-	-	(4.4)
	Capex payable										-	-	-	-	-	-	-	-
	Unpaid liability in respect of non-CFB Business										-	-	-	-	-	-	-	-
	Unpaid Transaction Costs										-	-	-	-	-	-	-	-
	Reference Balance Sheet										(82.7)	57.4	59.5	-	-	-	406.5	440.7
109

EXECUTION VERSION

Schedule 4-A
Warranties given by the Guarantor under Clause 10.1

1	Authority and Capacity

1.1	Incorporation

The Guarantor is validly existing and a company duly incorporated under the law of its jurisdiction of incorporation.

1.2	Authority to enter into Transaction Documents

1.2.1	The Guarantor has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

1.2.2	The documents referred to in paragraph 1.2.1 above will, when executed, constitute valid and binding obligations on the Guarantor in accordance with their respective terms.

1.3	Authorisation

1.3.1	The Guarantor has taken or will have taken by Closing all corporate action required by it to authorise it to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

1.3.2	Guarantor is not required to obtain any Governmental Authorisations in connection with the execution, delivery or performance of this Agreement or other Transaction Documents.

2	Insolvency etc.

2.1.1	The Guarantor is not insolvent or unable to pay its debts as they fall due.

2.1.2	There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning Guarantor or any Affiliate of Guarantor which may adversely affect the ability of the Guarantor to comply with the Transaction Documents.

2.1.3	No steps have been taken to enforce any security over any assets of Guarantor or any Affiliate of Guarantor which may adversely affect the ability of the Guarantor to comply with the Transaction Documents.
110

Schedule 4
Warranties given by the Seller under Clause 10.1

1	Corporate Information

1.1	The Shares and the Group Companies

1.1.1	The Seller:

(i)	is the sole legal and beneficial owner of the Shares; and

(ii)	has the right to exercise all voting and other rights over the Shares.

1.1.2	The Shares comprise the whole of the issued share capital of the Company, have been properly and validly issued and are each fully paid.

1.1.3	The shareholders specified in Schedule 1:

(i)	are the sole legal and beneficial owners of the shares in the Subsidiaries; and

(ii)	have the right to exercise all voting and other rights over such shares.

1.1.4	The shareholders specified in Annexure A of the Pre-Closing Reorganisation Plan are the sole legal and beneficial owners of the shares in the NewCos as of the Closing Date.

1.1.5	The shares in the Subsidiaries, as set out in Schedule 1, comprise the whole of the issued share capital of the Subsidiaries, have been properly and validly issued and each are fully paid. As of the Closing Date, the shares in the NewCos have been properly and validly issued and each are fully paid at the time of Closing.

1.1.6	No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the conversion, issue, registration, sale or transfer or repayment of any share capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

1.1.7	There are no Encumbrances on the shares in any Group Company.

1.1.8	All Third Party Consents for the transfer of the Shares have been obtained by Closing.

1.1.9	The Shares and the shares in the Group Companies have not been and are not listed or traded on any stock exchange or regulated market.

1.1.10	As of the date hereof, the ownership structure of the Company and the Subsidiaries set forth in Schedule 1 is true and accurate and as of the Closing Date the ownership structure of the Group Companies set forth in Schedule 1 and, in respect of the NewCos only, Annexure A of the Pre-Closing Reorganisation Plan, are true and accurate.

1.1.11	The particulars contained in Schedule 1 are true and accurate and as of the Closing Date the particulars contained in Schedule 1 and Annexure A of the Pre-Closing Reorganisation Plan are true and accurate.
111

1.2	Constitutional Documents, Corporate registers and minute books

The constitutional documents set forth in folders 3.1.2.3, 3.1.5.1, 3.1.5.3, 3.1.5.3.1, 3.1.5.4, 3.2.9.31.1.28, 3.2.9.31.1.29, 3.1.2.3.15.1 and 3.2.9.31.1 of the Data Room are true and accurate copies of the constitutional documents of the Group Companies (other than the NewCos) and as of the Closing Date the documents disclosed after the date hereof to the Purchaser as the constitutional documents of the NewCos are true and accurate copies of the constitutional documents of the NewCos and there have not been and are not any breaches by any Group Company of its constitutional documents.

2	General

2.1	Authority and Capacity

2.1.1	Each of the Seller and the Group Companies is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.

2.1.2	The Seller has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

2.1.3	The documents referred to in paragraph 2.1.2 above, when executed, constitute valid and binding obligations on the Seller, in accordance with their respective terms.

2.1.4	The Seller has taken by Closing all corporate action required by it to authorise it to enter into and to perform this Agreement and the other Transaction Documents to be executed by it.

2.2	Governmental Authorisations

None of the Seller and the Seller’s Group is required to obtain any Governmental Authorisations in connection with the execution, delivery or performance of this Agreement or other Transaction Documents except for the competition law clearance to be obtained from the Competition Authority in the Philippines.

3	Accounts

3.1	Latest Accounts

Each of the Accounts:

3.1.1	have been prepared in respect of the CFB Business in accordance with IFRS as of the respective reference dates therefor and for the periods covered thereby; and

3.1.2	are fair and not misleading and accurately state the assets and liabilities of the CFB Business as at the relevant reference dates and the profits or losses of the CFB Business for the periods concerned.

Each of the Individual Accounts:

3.1.3	have been prepared in accordance with the applicable generally accepted accounting principles; and

3.1.4	are fair and not misleading and accurately state the assets and liabilities of the Group Companies as at the relevant reference dates and the profits or losses of the Group Companies for the period concerned.
112

3.2	No Undisclosed Liabilities

3.2.1	So far as the Seller is aware, there are no Liabilities of the CFB Business incurred after the Accounts Date, other than (i) those which are incurred in the ordinary course of business consistent with past practice since the Accounts Date and would not, individually or in the aggregate, have a material adverse effect on the CFB Business and (ii) those which are incurred in accordance with the Pre-Closing Reorganisation or otherwise in accordance with this Agreement.

3.2.2	So far as the Seller is aware, there are no Liabilities of each of the Group Companies (other than the NewCos) incurred after the Accounts Date, other than (i) those which are incurred in the ordinary course of business consistent with past practice since the reference date of the most recent Individual Account pertaining to it and would not, individually or in the aggregate, have a material adverse effect on the CFB Business and (ii) those which are incurred in accordance with the Pre-Closing Reorganisation or otherwise in accordance with this Agreement.

3.2.3	So far as the Seller is aware, there are no Liabilities of each of the NewCos except for (i) those which have been transferred to it in accordance with the Pre-Closing Reorganisation, (ii) those which are incurred in the ordinary course of business consistent with past practice since the date of its incorporation and would not, individually or in the aggregate, have a material adverse effect on the CFB Business and (iii) those which have been incurred in accordance with the Pre-Closing Reorganisation or otherwise in accordance with this Agreement.

3.3	Off-Balance Sheet Financing

No Group Company has engaged in any financing of a type which would not be required to be shown or reflected in the Accounts.

3.4	NewCos

Other than any activities or actions taken pursuant to or in connection with the Pre-Closing Reorganisation Plan, the NewCos have not, since the date of their incorporation, engaged in any trading activities.

4	Business

4.1	Sufficiency

4.1.1	General

As of the Closing Date, the assets (including all Intellectual Property Rights), personnel, contracts, technology and other business infrastructure owned by the Group to be effectively transferred to the Purchaser by virtue of (i) undertaking the transactions to give effect to the Pre-Closing Reorganisation; and (ii) the transfer of the Shares pursuant to the terms of this Agreement, together with the benefits and rights granted under the Transitional Services Agreement and the Transitional Trade Mark Licence, comprise all of the assets (including all Intellectual Property Rights), personnel, contracts, technology and other business infrastructure that are sufficient to carry on the CFB Business in the manner in, and to the extent to, which it is conducted by the Seller’s Group.

113

4.1.2	Intellectual Property Rights

Without limiting paragraph 4.1.1 above, as of the Closing Date: (i) the Owned Business IPR, (ii) the rights granted under the Licences-in, and (iii) the rights granted under the Transitional Trade Mark Licence, comprise all the Intellectual Property Rights (excluding any relating to Business IT) that are sufficient to carry on the CFB Business in the manner in, and to the extent to, which it is conducted by the Seller’s Group.

4.1.3	Pre-Closing Reorganisation

As of the Closing Date, the Pre-Closing Reorganisation has been conducted in compliance with Applicable Laws and has been carried out in accordance with the Pre-Closing Reorganisation Plan. For the avoidance of doubt:

(i)	as of the date hereof, except for the Non-Transferring Assets, the Group Companies do not have any assets that are not primarily used by the CFB Business and as of the Closing Date, all the Non-Transferring Assets including the shares of the China Manufacturing Joint Venture, Wuhan Chang Long Power Boiler Company Ltd., Amec Foster Wheeler Energia S.L.U. and Amec Foster Wheeler Consulting Poland Sp. z.o.o. have been assigned into the ownership of the Seller’s Group in accordance with the Pre-Closing Reorganisation Plan;

(ii)	as of the date hereof, except for the assets to be transferred pursuant to the Pre-Closing Reorganisation Plan and assets for the Aftermarket Services Business, the Seller’s Group does not have any assets that are primarily used by the CFB Business and as of the Closing Date, all the assets to be transferred pursuant to the Pre-Closing Reorganisation Plan have been assigned into the ownership of the relevant Group Company in accordance with the Pre-Closing Reorganisation Plan;

(iii)	as of the date hereof, there are no contracts with the clients of the CFB Business that are not fully performed (“CFB Clients Contracts”) to which any member of the Retained Group is a party other than those included in the Transferring Contracts and as of the Closing Date, all the Transferring Contracts have been assigned to the relevant Group Company in accordance with the Pre-Closing Reorganisation Plan except to the extent any Third Party Consent necessary for such assignment has not been obtained;

(iv)	as of the date hereof, there are no contracts to which any Group Company is a party that are not fully performed and are not relevant to the conduct of the CFB Business other than the Non-Transferring Contracts and as of the Closing Date, all the Non-Transferring Contracts have been assigned to the relevant member of the Retained Group in accordance with the Pre-Closing Reorganisation Plan except to the extent any Third Party Consent necessary for such assignment has not been obtained;

(v)	as of the Closing Date, each Transfer Employee has been transferred to the relevant Group Company in accordance with the Pre-Closing Reorganisation Plan except to the extent any Third Party Consent from
114

such employees necessary under Applicable law for such transfer has not been obtained; and

(vi)	as of the Closing Date, the Company does not have any subsidiaries other than the companies listed in paragraph 2 of Schedule 1 and the NewCos and no member of the Seller’s Group conducts the CFB Business other than the Group Companies.

4.2	No Other Business

As of the Closing Date, none of the Group Companies are engaged in any business other than the CFB Business except in respect of (i) the leasing of the Properties listed in folders 3.1.10.1.1 and 3.1.10.1.2 of the Data Room, such lists being true, accurate and not misleading lists of such Properties; and (ii) the operations of “service centres” and “service corners” relating to the business carried out by Group Companies as a service centre or service corner for general aftermarket power plant maintenance work, and do not have any liabilities or contingencies in connection with or arising from the Non-CFB Business (including liabilities or contingencies related to Asbestos as to which the provisions of Part 1 of Schedule 6 shall apply).

4.3	Absence of Certain Changes, Events and Conditions.

Since the Accounts Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the CFB Business or the Group Companies, any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Group Companies or the CFB Business, other than any event listed in paragraphs (i) to (vi) of the definition of “Material Adverse Effect”.

4.4	Projects

The Material Projects comprise all of the ongoing projects for the customers of the CFB Business, of which the contract price exceeds US$5 million, and the particulars of such Material Projects set out in folders 3.2.5 and 3.2.5.1.2 of the Data Room (other than any forecasts) are true and accurate. Particulars of the projected revenue streams from the Material Projects set out in folders 3.2.5, 3.2.5.1.2 and 3.2.5.1.3 of the Data Room were prepared in good faith and the Seller is not aware at the date of this Agreement of any fact or circumstance that means such projections are unreasonable. There has not been any event, occurrence or development in relation to a Material Project which is likely to lead to a material adverse effect on the revenue to the Group from such Material Project (whether due to a material delay in completion of any such Material Project or otherwise), other than any event listed in paragraphs (i) to (vi) of the definition of “Material Adverse Effect”.

5	Financial Obligations

5.1	Financial Facilities

Details of (i) all financial facilities (including loans, bonds and hedging instruments), in each case exceeding US$1 million, outstanding or available to the Group Companies; (ii) all securities, guarantees, indemnities and other similar assurances against financial loss given by or binding upon the Seller or any member of the Retained Group relevant to the CFB Business; and (iii) all securities, guarantees, indemnities and other similar assurances against financial loss given by or binding upon a Group Company in relation to the

115

Retained Group are provided in folders 3.1.9, 3.1.9.1.1.2 (Bonding), 3.1.9.2.1.1 (Parent Company Guarantees), 3.1.9.3.1 (FX Hedging), 3.1.9.4 and 3.1.9.5 of the Data Room and such details are true and accurate.

5.2	Guarantees

Other than in the ordinary course of business consistent with past practice, there is no outstanding guarantee, indemnity, or other security or arrangement having an effect equivalent to the granting of security given:

5.2.1	by any Group Company; or

5.2.2	for the benefit of any Group Company.

6	Assets

6.1	The Properties

The Properties comprise all of the premises, buildings, land or other property rights owned, occupied or otherwise used by the Group Companies and all of the premises, buildings, land or other property rights owned, occupied or otherwise used by any member of the Retained Group that are relevant to the CFB Business as of the date hereof and the particulars of the Properties set out in folders 3.1.10, 3.1.10.2.6, 3.1.10.1.1 and 3.1.10.1.2 (CFB Leased/Owned Properties) and 3.1.10.3.1 (Residential Leases paid by CFB Companies for Expatriate Personnel) of the Data Room (including the owner, occupant or user of the relevant Properties) are true and accurate.

6.2	Ownership and Use of Assets

6.2.1	All assets that are treated as “owned assets” in the September 2016 balance sheet within the Accounts or acquired by any of the Group Companies since the Accounts Date or the relevant reference date therefor, as the case may be, other than any assets disposed of or realised in the ordinary course of business consistent with the past practice, and excepting rights and retention of title arrangements arising by operation of law in the ordinary course of business consistent with the past practice:

(i)	are owned by the Group Companies;

(ii)	are, where capable of possession, in the possession or under the control of the relevant Group Company; and

(iii)	free from Encumbrances.

6.2.2	Each of the Group Companies has a right to lawfully use all the assets (including, if applicable, properties but excluding any Intellectual Property Rights) used but not owned by it.

6.2.3	All tangible assets with a value over US$200,000 and which are owned or used by the Group Companies or for conducting the CFB Business are, subject to normal wear and tear, in good repair and condition and in reasonable working order having regard to their age and use.
116

7	Intellectual Property Rights

7.1	The CFB Business IPR comprises:

7.1.1	the Owned Patents listed in Part A of Schedule 11, legally and beneficially owned by: (i) at the date of this Agreement, a member of the Retained Group; and (ii) on Closing, Amec Foster Wheeler Energia Oy;

7.1.2	the Owned Patents listed in Part B of Schedule 11, legally and beneficially owned by Amec Foster Wheeler Energia Oy at the date of this Agreement;

7.1.3	the Owned Trade Marks listed in Schedule 11, legally and beneficially owned by Amec Foster Wheeler Energia Oy at the date of this Agreement;

7.1.4	the Transferring Non-Registered IP, legally and beneficially owned by: (i) at the date of this Agreement, a member of the Retained Group; and (ii) on Closing, Amec Foster Wheeler Energia Oy;

7.1.5	all Non-Registered IP that is legally and beneficially owned by Amec Foster Wheeler Energia Oy or any other Group Company at the date of this Agreement;

7.1.6	the rights granted under the Licences-in; and

7.1.7	the rights granted under the Transitional Trade Mark Licence.

7.2	The Owned Business IPR:

7.2.1	is or, in the case of the Owned Patents listed in Part A of Schedule 11 and the Transferring Non-Registered IP, will on the Closing Date be, legally and beneficially owned by a Group Company; and

7.2.2	is not subject to any Encumbrance or any licence or authority in favour of another, except: (i) those licences which are disclosed in Section B of Part 1 of Schedule 9 and the Licences-out; and (ii) in respect of the Licensed-back Intellectual Property only, licences granted by members of the Retained Group for use of the Licensed-back Intellectual Property in respect of products other than CFB Products and any businesses other than business relating to the CFB Products.

7.3	No member of the Seller’s Group has assigned or licensed to a third party any Intellectual Property Rights owned, or previously owned, by a member of the Seller’s Group such as to enable any such third party assignee or licensee to prevent the Purchaser’s Group from exploiting the CFB Products in the manner in which they are exploited at Closing or in the twelve (12) months immediately prior to Closing. Without limiting the foregoing, no member of the Seller’s Group has assigned to a third party any Intellectual Property Rights protecting the CFB Products within the 12-month period immediately preceding the date of this Agreement.

7.4	Schedule 11 lists complete and accurate details of all Registered IP that is used, or Intended To Be Used, in relation to any CFB Product or has been filed to protect any aspect of any CFB Product, in each case, that are owned by a member of the Seller’s Group as of the date of this Agreement (excluding any Seller Trade Mark), and at the date of this Agreement no member of the Seller’s Group owns any Registered IP (excluding any Seller Trade Mark) that: (i) is used, or Intended To Be Used, in relation to any CFB Product; or (ii) has been filed to protect any aspect of any CFB Product, other than the Owned Registered IPR, and on the Closing Date no member of the Seller’s Group owns any Registered IP (excluding any Seller Trade Mark) that: (i) is used, or Intended To Be
117

Used, in relation to any CFB Product; or (ii) has been filed to protect any aspect of any CFB Product.

7.5	No member of the Retained Group owns on the Closing Date any: (i) CFB Exclusive Non-Registered IP; or (ii) any Non-Registered IP that is used, or Intended To Be Used, in relation to any CFB Product, in each case, that is not Transferring Non-Registered IP, and no member of the Retained Group, as of the Closing Date, is in possession of any tangible embodiment of any CFB Exclusive Non-Registered IP except for the Seller and those Affiliates of the Seller notified to the Purchaser pursuant to Clause 5.7.9.

7.6	In respect of the Owned Registered IPR:

7.6.1	all fees which are due, and steps which are required, for their maintenance, renewal, prosecution and protection have been paid and taken;

7.6.2	no registrations or applications for registration are the subject of any action or proceedings (actual or threatened) for amendment, opposition, revocation, cancellation or invalidity; and

7.6.3	so far as Seller is aware, all Owned Registered IPR is valid and in full force and effect.

7.7	Data Room Document 3.1.18.41.1 lists true, accurate and not misleading details of certain documents and manuals embodying, or otherwise setting out, Know-how, and proprietary software applications (in all cases in human readable source code save where expressly identified in Data Room Document 3.1.18.41.1 as being third party licensed-in software), used by the CFB Business prior to the Closing Date (the “CFB Know-how Materials”). The Intellectual Property Rights that protect the CFB Know-how Materials form part of the Owned Business IPR save where expressly identified in Data Room Document 3.1.18.41.1 as being a third party licensed-in right. These CFB Know-how Materials comprise all the Know-how that has been recorded in document form, and all proprietary software applications, that are used, or Intended To Be Used, in relation to any CFB Product that are material to any CFB Product. Each of the documents, manuals and proprietary software applications (in all cases in human-readable source code save where expressly identified in Data Room Document 3.1.18.41.1 as being third party licensed-in software) listed in Data Room Document 3.1.18.41.1, together with any material underlying data and databases, reports of R&D results and basic designs that were created in the course of producing CFB Know-how Materials (to the extent still in existence), is in the possession of a Group Company.

7.8	As of the Closing Date, no Group Company is in possession of any tangible embodiment of any China Manufacturing JV IP. The China Manufacturing Joint Venture is not in possession of any tangible embodiment of any: (i) Non-Registered IP forming part of the Owned Business IPR; or (ii) CFB Exclusive Non-Registered IP, save for any drawings and documents for components that have been provided to the China Manufacturing Joint Venture under an agreement between a member of the Seller’s Group, or of the Purchaser’s Group, and the China Manufacturing Joint Venture limiting its use of such designs for the purpose of manufacturing those components, and no member of the Seller’s Group has provided the China Manufacturing Joint Venture with access (including by way of a licence or an assignment of rights) to any Intellectual Property Rights that would give the China Manufacturing Joint Venture the technical capability to design any CFB Product or to manufacture a complete CFB Product (as opposed to its component parts).
118

7.9	All Owned Registered IPR that has been developed and/or created and/or invented by any current or former director, officer, employee, contractor or consultant employed by or engaged by (as relevant) any member of the Seller’s Group, has been validly and irrevocably assigned to the relevant member of the Seller’s Group or has otherwise vested in a member of the Seller’s Group by operation of law. No director, officer or employee of any member of the Seller’s Group is in default or breach of any assignment agreement in respect of any Intellectual Property Rights to be assigned into the ownership of a member of the Seller’s Group. Each member of the Seller’s Group has complied with its applicable internal rules with respect to payment of inventor awards, including any obligation to pay fair compensation to inventors of any Patents.

7.10	All licences of Intellectual Property Rights to or from any member of the Seller’s Group (including the Group Companies) that relate to the CFB Products are disclosed in the Data Room.

7.11	The operation of the CFB Business does not, and the products or services of the CFB Business do not, infringe or misappropriate any Intellectual Property Rights of any third party or constitute unfair competition or unfair trade practices under Applicable Law. No members of the Seller’s Group and its licensees, contractors or customers have, during the preceding 24 months, received a written notice that could be reasonably construed as an allegation, including an invitation to take a licence from any third party, that the operation, products or services of the CFB Business infringe or misappropriate any Intellectual Property Rights of a third party or constitutes unfair competition or unfair trade practices under Applicable Law. No Group Company is involved in any outstanding dispute which could be reasonably construed as an allegation that the operations or products or services of the CFB Business infringe or misappropriate any Intellectual Property Rights of a third party or constitutes unfair competition or unfair trade practices under Applicable Law.

7.12	So far as the Seller is aware, the Owned Business IPR is not being infringed or used without authorisation or misappropriated by any third party. No member of the Seller’s Group has sent a notice during the preceding 24 months to any third party alleging any such claims against such party with respect to any of the Owned Business IPR.

7.13	All members of the Seller’s Group have taken reasonable steps, including having established internal rules and safeguards, to maintain the secrecy and confidentiality of all Owned Business IPR that is not: (i) Registered IP, or (ii) a general principle of science or physics or common engineering knowledge or otherwise publicly available information (which has not been made publicly available by a member of the Seller’s Group) (“Confidential Owned Business IPR”), and have complied with such internal rules to avoid such Confidential Owned Business IPR being abandoned or passed into the public domain. Any third party to whom a member of the Seller’s Group has disclosed any Confidential Owned Business IPR is obliged pursuant to a written agreement, or by Applicable Law, to keep such Confidential Owned Business IPR confidential.

7.14	Compliance with the licence terms for any third party software (including any open source software or free software) used by any member of the Seller’s Group in respect of any CFB Product, does not require the (i) disclosure or distribution of any human-readable source code of any software comprising part of the Owned Business IPR; or (ii) license of any software comprising part of the Owned Business IPR for the purpose of making derivative works.
119

7.15	Each Aftermarket Affiliate is: (i) a direct or indirect wholly owned subsidiary of the Seller, (ii) a company of which the Seller is a direct or indirect wholly owned subsidiary, or (iii) a direct or indirect wholly owned subsidiary of a company falling within sub-paragraph (ii), and the China Manufacturing Joint Venture is not an Aftermarket Affiliate.

8	Information Technology and Data Protection

8.1	Definitions

For the purposes of this paragraph:

“Business IT” means all Information Technology which is owned or used primarily by any Group Company and which is material to the business of the Group;

“Data Protection Authority” means any body responsible for the enforcement of Data Protection Legislation;

“Data Protection Legislation” means any legislation in force from time to time which implements the European Community’s Directive 95/46/EC and Directive 2002/58/EC and all other similar applicable privacy laws in the countries and regions where the CFB Business is conducted as of the date of this Agreement;

“Information Technology” means computer systems, communication systems, software and hardware; and

“Systems” means all Information Technology and other plant, equipment, systems, devices and components which contain or are controlled or monitored by computer systems, microprocessors or software.

8.2	Information Technology

8.2.1	The Systems used in the CFB Business as at the date of this Agreement are sufficient to carry on the CFB Business in the manner in, and to the extent to, which it is conducted by the Seller’s Group, including as to the system capacity and ability to process current peak volumes in a timely manner.

8.2.2	In the 24 months prior to the date of this Agreement, no Group Company has suffered any failures or bugs in or breakdowns of any System used in/by the CFB Business which have caused any substantial disruption or interruption to the CFB Business.

8.2.3	So far as the Seller is aware, each Group Company either owns or is validly licensed to use the Systems, including Information Technology used in its business and no action will be necessary to enable it to continue to use such Systems in the manner in, and to the extent to, which it is conducted by the Seller’s Group.

8.3	Data Protection

8.3.1	So far as the Seller is aware, each Group Company has complied in the 24 months prior to the date of this Agreement in all material respects with the Data Protection Legislation.

8.3.2	No notice alleging non-compliance with the Data Protection Legislation (including any enforcement notice or monetary penalty notice) has been received by any of
120

the Group Companies from any Data Protection Authority in the 24 months prior to the date of this Agreement.

9	Contracts

9.1	Joint Ventures etc.

9.1.1	No Group Company is, or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association (other than a recognised trade association in relation to which the Group Company has no liability or obligation except for the payment of annual subscription or membership fees which do not exceed US$200,000 in the aggregate).

9.1.2	Amec Foster Wheeler Energia Polska Sp. z.o.o. is not a party to any shareholders agreement with respect to shares in Amec Foster Wheeler Energy FAKOP Sp. z o.o. For the avoidance of doubt, the Seller explicitly warrants that the Joint Venture and Shareholders Agreement dated 11 February 1993 entered into by and between Ahlstrom Pyropower Europe B.V., Elektrim, Constructions Industrialles de la Mediterranee and Marubeni Corporation does not bind Amec Foster Wheeler Energy FAKOP Sp. z o.o.

9.2	Contracts with Connected Parties

9.2.1	All the Intra-Group Contracts that are not fully performed are listed in Schedule 13 and such list is true, accurate and not misleading.

9.2.2	There are no Intra-Group Contracts that contain any terms other than normal commercial terms determined on an arm’s length basis.

9.2.3	No Group Company is party to any contract (save for any employment contract) with any current or former employee or current or former director or officer of any such Group Company or any person connected (as defined by Applicable Laws in the relevant jurisdiction) with any of such persons, or in which any such person as aforesaid is interested (whether directly or indirectly), that contains any terms other than normal commercial terms determined on an arm’s length basis.

9.3	No Unusual Contracts

There are no contracts to which any of the Group Companies is a party that contain (A) non-compete obligation; (B) most favoured nation requirement; (C) any commercial or legal terms grossly disadvantageous to it; or (D) any grossly significant restriction on its ability to conduct its business.

9.4	No Conflict

There are no contracts to which any of the Group Companies is a party or Transferring Contracts that contain any clause which would allow the counterparty to terminate such contract or give rise to disadvantages to any of the Group Companies due to a change of Control of the Group Companies or other consequences of the transactions contemplated hereunder.

121

9.5	Compliance with Major Contracts

9.5.1	Each Major Contract to which any Group Company is a party is valid and binding on the applicable Group Company in accordance with its terms and is in full force and effect;

9.5.2	no Group Company is in default or breach of any Major Contract to which it is a party;

9.5.3	so far as the Seller is aware, none of the counterparties (other than Group Companies) to a Major Contract to which a Group Company is a party is in default or breach of such Major Contract; and

9.5.4	so far as the Seller is aware, there is no event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both) under any Major Contract to which any Group Company is a party.

10	Employees and Employee Benefits

10.1	Employees and Terms of Employment

The folders 3.1.6, 3.1.18.21.1, 3.2.6, 3.2.6.15, 3.2.9.19, 3.2.9.19.9, 3.2.9.21.2.2, 3.2.9.31.2.2, and files, 3.2.9.21.2.1.1, 3.2.9.21.2.1.2, 3.2.9.7.2, 3.2.9.31.2.1.4, 3.2.9.31.2.1.5, 3.2.9.31.2.2.1 to 3.2.9.31.2.2.20, 3.2.9.21.2.2.2, 3.2.9.21.2.2.3, 3.2.9.21.2.2.4, 3.2.9.21.2.1.2, 3.2.9.31.2.1.4, 3.2.9.19.10.1, 3.2.9.19.10.2, 3.2.9.19.10.3, 3.2.9.19.10.4, 3.2.9.31.2.1.3, 3.2.9.19.10.5 and 3.2.9.19.10.6 in the Data Room contain true, accurate and not misleading details (redacted for data protection purposes) of:

10.1.1	the total number of employees employed by each Group Company;

10.1.2	the salary and other benefits, period of continuous employment, location and grade of each Senior Employee and Transfer Employee;

10.1.3	the material terms, including any unusual terms, of the contract of employment of each Senior Employee and Transfer Employee; and

10.1.4	the standard terms and conditions of each title or category of employee in relation to each Group Company,

and (i), other than in respect of the services to be provided pursuant to the Transitional Services Agreement, there are no functions required to conduct the CFB Business which are not able to be performed by the Transfer Employees or the employees of any Group Company and no involvement is required from any other employees of the Retained Group to conduct the CFB Business; and (ii) there are no employees of any member of the Group Companies, including Transfer Employees, who are not mainly involved in the CFB Business.

10.2	No Labour Union

No Group Company is a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labour organisation.

10.3	No Strikes etc.

In the 24 months prior to the date of this Agreement, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to

122

work overtime or other similar labour disruption or dispute affecting the Group Company or any of its employees or the CFB Business.

10.4	Termination of Employment

No Senior Employee has given or received notice to terminate his or her employment.

10.5	Bonus or other Profit-related Schemes

There are included in folders 3.2.9.31.2.1, 3.2.9.31.2.2, 3.1.18.21.1, 3.2.9.19 and 3.2.6 of the Data Room all the rules and other documentation relating to all share incentive, share option, profit sharing, bonus or other incentive arrangements currently in place for any directors, officers and employees of the Group Companies.

10.6	No Unpaid Compensation

Any and all compensation, including wages, commissions and bonuses, payable to all directors, officers, employees, independent contractors or consultants of the Group Companies for services performed by them have been paid in full when they become due.

10.7	No Deficiency of Pension Assets

All the pension schemes of which the directors, officers and employees of the Group Companies are beneficiaries have been fully funded and there is no deficiency of the value of the accumulated assets for the Liabilities owed by the Group Companies, each as determined in accordance with the IFRS under these pension schemes.

10.8	Compliance with Employment Law

Each Group Company is and has been in compliance with all Applicable Laws pertaining to employment and employment practices, including all Applicable Laws relating to labour relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labour, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance, and any contracts with its directors, officers and employees in all material respects. No Group Company is involved whether as claimant or defendant in any Proceeding in connection with the employment of any current or former applicant, employee, consultant or independent contractor of any Group Company, nor so far as the Seller is aware is any such Proceeding pending or threatened by or against any Group Company.

11	Legal Compliance

11.1	Licences and Consents

11.1.1	All Governmental Authorisations required for the business of the Group or the CFB Business conducted by the Retained Group have been obtained, are in force and are being complied with in all material respects.

11.1.2	No written notification has been received by the Seller, Retained Group or Group Company in the past two years that any of such Governmental Authorisation is likely to be suspended, modified or revoked.
123

11.2	Compliance with Laws

11.2.1	All the Group Companies have, in all material respects, complied, and presently comply, with all Applicable Laws in conducting their business.

11.2.2	There is no Proceeding or Order outstanding against any Group Company or any person for whose acts or defaults it may be vicariously liable.

11.2.3	No Group Company has received any written notice during the past 24 months from any Governmental Entity with respect to a violation and/or failure to comply with any Applicable Laws in all material respects, or requiring it to take or omit any action.

11.3	Anti-Corruption Laws

So far as the Seller is aware, no Group Company nor any of its directors, officers or employees, nor any other person acting on a Group Company’s behalf, has engaged in any activity or conduct during the past 24 months that has resulted in a violation of: (i) any Anti-Corruption Laws; and/or (ii) any Applicable Laws relating to economic or trade sanctions, including the laws or regulations implemented by the Office of Foreign Assets Controls of the United States Department of the Treasury.

12	Environment

12.1	For the purposes of this paragraph 12:

“Asbestos” means all or any of the following naturally occurring minerals: chrysotile, amosite, crocidolite, anthophyllite, tremolite and actinolite;

“Asbestos Law” means all applicable laws (including, for the avoidance of doubt, common law), statutes, regulations, statutory guidance notes and final and binding court and other tribunal decisions applicable to the Group Companies and in force in the relevant jurisdictions on the date of this Agreement and/or the Closing Date whose purpose is to regulate the use, treatment, storage, disposal, management, release, removal, handling or containment of Asbestos and all bye-laws, codes, regulations, decrees or orders issued or promulgated or approved thereunder or in connection therewith to the extent that the same have force of law at the date of this Agreement and/or the Closing Date;

“Environment” means all or any of the following media (alone or in combination): air (including the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including water under or within land or in drains or sewers); soil and land; and any ecological systems and living organisms supported by any of those media;

“Environmental Authority” means any legal person or body of persons (including any Governmental Entity) having jurisdiction to determine any matter arising under Environmental Law and/or relating to the Environment;

“Environmental Law” means all applicable laws (including, for the avoidance of doubt, common law and the Asbestos Law), statutes, regulations, statutory guidance notes and final and binding court and other tribunal decisions applicable to the Group Companies and in force in the relevant jurisdictions on the date of this Agreement and/or on the Closing Date whose purpose is to protect, or prevent pollution of, the Environment or to regulate emissions, discharges, or releases of Hazardous Substances into the Environment, or to regulate the use, treatment, storage, burial, disposal, transportation or handling of

124

Hazardous Substances, or to regulate the creation of any noise, smoke, nuisance, fumes, gases, dust, steam, odour, vibration or material adverse impact on the Environment, and all bye-laws, codes, regulations, decrees or orders issued or promulgated or approved thereunder or in connection therewith to the extent that the same have force of law at the date of this Agreement and/or the Closing Date;

“Environmental Matters” means: (i) the pollution, contamination or protection of, or compensation for the remediation of damage or harm to, the Environment; (ii) environmental compliance matters, including, without limitation, the control, use, treatment, storage, handling, disposal, transportation or handling of or with regard to the placing on the market of Hazardous Substances; (iii) emissions, discharges, exposures to or releases into, or the presence in the Environment of Hazardous Substances; (iv) the creation of any noise, smoke, nuisance, fumes, gases, dust, steam, odour, vibration or material adverse impact on the Environment or human health and/or (v) occupational health and safety;

“Environmental Permit” means any Governmental Authorization which is issued, granted or required under Environmental Law and which is material to (i) the operation of the business of each Group Company and/or (ii) the use of any property owned or occupied by any Group Company;

“Environmental Proceeding” means any material civil, criminal, judicial, administrative or regulatory proceeding, suit, arbitration, claim, or regulatory investigation in relation to any Environmental Matter; and

“Hazardous Substances” means any natural or artificial substance of any nature whatsoever (whether in the form of a solid, liquid, gas or vapour alone or in combination with any other substance) which is capable of causing harm or damage to the Environment (including, for the avoidance of doubt, Asbestos).

12.2	Each Group Company is conducting, and in the preceding six years has conducted, the business of the Group and the CFB Business, in compliance with Environmental Law in all material respects.

12.3	All Environmental Permits:

12.3.1	have been obtained and maintained;

12.3.2	are in force and effect; and

12.3.3	have been complied with in all material respects in the preceding six years.

12.4	In the preceding six years, no Group Company has received written notice that either (i) an Environmental Authority is intending to revoke, suspend, materially vary or limit any Environmental Permit; or (ii) any material amendment to any Environmental Permit is required to enable the continued operation of the business of the Group.

12.5	In the preceding six years, no Group Company has received written notice of any Environmental Proceeding which has not been discharged or satisfied in all material respects.

12.6	There are no Hazardous Substances present at, in, on or under any property currently owned, occupied or used by any Group Company in contravention of Environmental Law.

12.7	There are no Hazardous Substances present at, in, on or under any property currently owned, occupied or used by any Group Company the release of which would, after the
125

Closing Date, materially increase the costs associated with the ownership, occupation or use of such property.

12.8	So far as the Seller is aware, in the preceding six years, no Group Company, the Seller nor the Retained Group has received any written notice that any property currently owned, occupied or used in connection with the business of any Group Company or the CFB Business (including soils, groundwater, surface water, buildings and other structure located on any such property) has been contaminated with any Hazardous Substances.

12.9	So far as the Seller is aware, there is no pollution or contamination of the Environment at, on, in, under or emanating from any property:

12.9.1	formerly owned, leased or occupied by the CFB Business during the past two years; or

12.9.2	in which a Group Company formerly held an interest during the past two years,

in each case in respect of which any Group Company could incur liability under Environmental Law as at the date of this Agreement.

12.10	There exists no Asbestos within any of the products sold by any Group Company prior to Closing.

12.11	So far as the Seller is aware, there are included in folders 3.1.10.4, 3.1.12.2, 3.1.13, 3.2.9.30.1, 3.2.9.31.1, 3.2.9.34.1.1 and 3.2.9.39.1 of the Data Room true and complete copies of all audits, reviews, reports, surveys, studies, assessments, programmes, investigations, any correspondence with any Environmental Authority or third party in each case relating to material Environmental Matters in relation to any property owned or occupied by any Group Company which has been commissioned by or on behalf of the Seller or is in its possession prior to Closing.

13	Litigation, Disputes and No Infringement

13.1	Current Proceedings

No Group Company is involved whether as claimant or defendant or other party in any Proceeding.

13.2	Pending or Threatened Proceedings

So far as the Seller is aware, no such Proceeding is pending or threatened by or against any Group Company.

13.3	Disputes and Claims and Project Warranties/Defects

13.3.1	All the outstanding disputes and claims with clients, vendors, suppliers, subcontractors or any other persons involving any Group Company or concerning the CFB Business and relating to the Material Projects (including in relation to defects, or alleged defects, of CFB Products delivered to clients) and with a value of US$250,000 or greater are set out in folders 3.1.8, 3.1.8.2, 3.1.18.16.2, 3.2.9.31.1, 3.2.9.32.1.1, 3.2.9.37.1 and 3.2.9.30.1 of the Data Room and the particulars of such disputes and claims set out therein are true and accurate.

13.3.2	Except for the disputes and claims referred to in paragraph 13.3.1 above, there is no claim or dispute (including any warranty claim, dispute or other claim) arising from the relevant contracts or the relevant projects current, or so far as the Seller is
126

aware, pending or threatened involving any Group Company or concerning the CFB Business.

13.3.3	So far as the Seller is aware, there is no material defect of the CFB products supplied or parts procured by the CFB Business that is likely to give rise to such claim or dispute.

13.4	No Infringement

13.4.1	No member of the Sellers’ Group uses or possesses assets (excluding Intellectual Property Rights) of third parties without the express or implied consent of the relevant third party in conducting the CFB Business and no notice or claim in relation to such use or possession has been received by any of the members of the Sellers’ Group during the preceding 24 months. No Group Company uses or possesses assets (excluding Intellectual Property Rights) of third parties without the express or implied consent of the relevant third party and no notice or claim in relation to such use or possession has been received by any of the Group Companies during the preceding 24 months.

13.4.2	As far as the Seller is aware, no third party uses or possesses assets (excluding Intellectual Property Rights) of any member of the Seller’s Group without the express or implied consent of the relevant member of the Seller’s Group. As far as the Seller is aware, no third party uses or possesses assets (excluding Intellectual Property Rights) of any Group Company without the express or implied consent of the relevant Group Company.

14	Insurance

14.1	Particulars of Insurances

Summary particulars of the Target Group Insurance Policies and the Seller’s Group Insurance Policies material to the business of the Group or the CFB Business are disclosed in folder 3.2.9.4.4 in the Data Room and such summary particulars are true and accurate. Except for the Seller’s Group Insurance Policies, the Target Group Insurance Policies are in full force and effect and shall not be terminated on Closing. All of the Target Group Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage.

15	Tax

15.1	Returns, Information and Clearances

15.1.1	All material returns, computations, notices and information which are or have been required to be made or given by each Group Company for any Taxation purpose (i) have been made or given within the requisite periods (including any applicable extension to the deadline for making or giving any such return, computation, notice or information) and on a proper basis and are up to date and correct in all material respects; and (ii) none of them is, or, so far as the Seller is aware, is likely to be, the subject of any dispute with or investigation by any Tax Authority.

15.1.2	Each Group Company is in possession of sufficient information or has reasonable access to sufficient information to enable it and/or its directors, officers, employees
127

or representatives to compute its liability to Taxation insofar as it depends on any Transaction (as defined in the Tax Indemnity) occurring on or before the date of this Agreement, and to meet any other legal obligation relating to Taxation or accounting matters.

15.2	Taxation Claims, Liabilities and Reliefs

15.2.1	Without prejudice to any liability which may arise under the Tax Indemnity, each Group Company has duly and punctually paid all Taxation which it has become liable to pay and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

15.2.2	The Group Company is not a party to any Proceeding by any Tax Authority and, so far as the Seller is aware, there is no pending or threatened Proceeding by any Tax Authority.

15.3	Company Residence

15.3.1	Each Group Company has been resident for Taxation purposes in its place of incorporation and nowhere else at all times since its incorporation.

15.3.2	No Group Company has ever paid, and no claim has been made by any Tax Authority that a Group Company is required to pay, Taxation on net income, profits or gains to any Tax Authority outside its place of incorporation.

15.3.3	No claim has been made by any Tax Authority in any jurisdiction where the Group Company does not file tax returns that it is, or may be, subject to Tax by that jurisdiction on net income, profits or gains.

15.3.4	There is no “permanent establishment” of any Group Company for the purpose of Taxation.

15.4	Transfer Pricing and Balancing Payments

No Group Company has entered into any material Transactions (as defined in the Tax Indemnity) which were not on arm’s length terms.

15.5	Provision for Tax in the Accounts

The Accounts make proper provision or reserve (in accordance with generally accepted accounting practice applicable to the relevant Accounts) in respect of any period ended on or before the Accounts Date for all Tax assessed or liable to be assessed on each Group Company or for which any Group Company is accountable at the Accounts Date whether or not the relevant Group Company has or may have any right of reimbursement against any other person.

15.6	Post Accounts Date Events

Other than any transaction carried out pursuant to the Pre-Closing Reorganisation and the transactions contemplated by this Agreement, from the Accounts Date to and including Closing no Group Company has been involved in any transaction which has given, or, so far as the Seller is aware, is likely to give (or would be likely to give, but for the availability of any Relief), rise to any Tax other than in respect of actual income earned by any Group Company in the course of its trade.

128

15.7	Indemnities etc.

No Group Company has entered into any indemnity, guarantee or covenant under which any Group Company has agreed to pay or discharge any amount equivalent to or by reference to any other person’s liability to Tax other than another Group Company.

15.8	Value Added Tax

15.8.1	Each Group Company has not at any time been treated as a member of a group of companies for VAT purposes and has not made any application to be so treated in each case with a person other than a Group Company, and no circumstances exist whereby any Group Company would or might become liable for value added tax as an agent for a person other than a Group Company.

15.8.2	Each Group Company has complied in all respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending Closing make and maintain accurate and up-to-date records, invoices, accounts and other documents required by or necessary for the purposes of the VAT legislation and each Group Company has at all times punctually paid and made all payments and returns required thereunder.

15.8.3	No Group Company has made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

15.9	Consolidated Returns

No Group Company either itself (or through its agents) files Consolidated Returns or is part of an arrangement to file Consolidated Returns with any person other than another Group Company.

16	Employment Taxes and Social Security Management

16.1.1	Each Group Company has properly operated, in all material respects, any system of social security, income tax and payroll deductions required for its directors, officers and employees in accordance with Applicable Laws.

16.1.2	Each Group Company has deducted at the relevant time all income taxes, social security contributions and other payroll deductions from payments made by it (or in its behalf) to its directors, officers and employees and paid and accounted to the relevant taxation or other authority all the sums so deducted in compliance with, and to the extent required by, Applicable Laws.

17	Insolvency etc.

17.1.1	No Group Company is insolvent under the laws of its jurisdiction of incorporation or unable to pay its debts as they fall due.

17.1.2	There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning any Group Company.

17.1.3	No steps have been taken to enforce any security over any assets of any Group Company.
129

18	No Brokers

No Group Company has paid, or is obligated to pay, any fees or commissions to any financial adviser, investment banker, lawyer, accountant or other experts or advisers in connection with the transactions contemplated by this Agreement or any other Transaction Document.

19	Data Room

The Data Room has been collated by the Seller in good faith and the Seller has not knowingly included any information which is untrue or knowingly omitted any matter the omission of which would make the contents of the Data Room materially misleading.

130

Schedule 5
Warranties given by the Purchaser under Clause 10.4

1	Authority and Capacity

1.1	Incorporation

The Purchaser is validly existing and a company duly incorporated under the law of its jurisdiction of incorporation.

1.2	Authority to enter into Transaction Documents

1.2.1	The Purchaser has the legal right and full power and authority to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

1.2.2	The documents referred to in paragraph 1.2.1 above will, when executed, constitute valid and binding obligations on the Purchaser in accordance with their respective terms.

1.3	Authorisation

The Purchaser has taken or will have taken by Closing all corporate action required by it to authorise it to enter into and perform this Agreement and the other Transaction Documents to be executed by it.

1.4	Governmental Authorisations

The Purchaser is not required to obtain any Governmental Authorisations in connection with the execution, delivery or performance of this Agreement or other Transaction Documents except for the competition law clearance to be obtained from the Competition Authority in the Philippines, Bulgaria, Republic of Korea, Poland, Russia and Turkey.

2	Financing

At the relevant time for payment, the Purchaser will be able to pay the Purchase Price from its existing banking facilities and available cash.

3	Insolvency etc.

3.1.1	The Purchaser is not insolvent or unable to pay its debts as they fall due.

3.1.2	There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning any member of the Purchaser’s Group which may adversely affect the ability of the Purchaser to comply with the Transaction Documents.

3.1.3	No steps have been taken to enforce any security over any assets of any member of the Purchaser’s Group which may adversely affect the ability of the Purchaser to comply with the Transaction Documents.
131

4	Knowledge

None of the directors, officers, employees or agents of the Purchaser is aware of any facts, matters or circumstances which could reasonably be expected to give rise to a claim being made against the Seller for breach of any Seller’s Warranty under this Agreement.

132

Schedule 6

Part 1
Asbestos Indemnity
Clause 7.1

1	Definitions

For the purposes of this Part 1 of Schedule 6:

“Asbestos” means all or any of the following naturally occurring minerals: chrysotile, amosite, crocidolite, anthophyllite, tremolite and actinolite;

“Asbestos Claim Notice” means any notice required under paragraph 4 of this Part 1 of Schedule 6 which shall be made pursuant to and marked for the attention of the Seller’s representative as listed in Clause 18.13 (or to such other representative as the Seller may notify to the Purchaser in writing from time to time) setting out particulars of any Purchaser Asbestos Claim (having regard to the particulars available to the relevant Asbestos Indemnified Person), including, without limitation, a copy of the document evidencing the claim, details of the claimant, nature and quantum of the claim, the identity of the claimant’s advisers and the status of the claim;

“Asbestos Claim” means any civil claim, legal proceedings, action or suit for damages or other legal remedies in respect of death, personal injury or other impairment as a result of actual or alleged exposure to Asbestos prior to the Closing Date:

(i)	brought by or on behalf of any person or such person’s estate:

(a)	in relation to the exposure or alleged exposure of that person to Asbestos prior to the Closing Date while acting in the course of employment or engagement in the capacity of an employee, director officer or contractor of or for the Seller’s Group prior to the Closing Date;

(b)	in relation to the exposure or alleged exposure at any time of that person to Asbestos within, or applied as insulation to the outside of, any product or component of a product manufactured or supplied by any member of the Seller’s Group to their customers prior to the Closing Date; and

(c)	in relation to the secondary exposure or alleged exposure at any time of that person to Asbestos due to sustained periods of close proximity to any person entitled to make a claim under paragraphs (i)(a) and (i)(b) above as a result of a familial relationship;

(ii)	brought by or on behalf of any dependent of any person entitled to make a claim under subparagraph (a) where that dependent is legally entitled to bring proceedings in relation to the death, personal injury or other impairment of that person; or

(iii)	where any liability arising from the exposure or alleged exposure at any time of any person referred to in subparagraph (a) to Asbestos passed to or was assumed by any Group Company prior to the Closing Date whether by law or agreement or other legally binding arrangement;

“Asbestos Indemnified Persons” means any member of the Purchaser’s Group;

133

“Asbestos Law” means all applicable laws (including, for the avoidance of doubt, common law), statutes, regulations, statutory guidance notes and final and binding court and other tribunal decisions applicable to the Group Companies and in force in the relevant jurisdiction on the date of this Agreement whose purpose is to regulate the use, treatment, storage, disposal, management, release, removal, handling or containment of Asbestos and all bye-laws, codes, regulations, decrees or orders issued or promulgated or approved thereunder or in connection therewith to the extent that the same have force of law at the date of this Agreement;

“Asbestos Matters” means the presence of Asbestos in any Premises and the management of such Asbestos in accordance with Asbestos Law;

“Asbestos Proceedings” means any criminal, civil, judicial, administrative or regulatory proceeding, suit or formal order or formal process by any regulatory authority or any formal claim by any third party under Asbestos Law, received by or issued against the Purchaser and/or any member of the Purchaser’s Group and/or any Group Company before or after the Closing Date;

“Asbestos Survey” means an asbestos survey produced in respect of the Varkaus Property and Fakop Property by an independent and reputable environmental consultant pursuant to Clause 5.6 of this Agreement which (i) in the professional opinion of such consultant, comprises a reasonable assessment of any Asbestos Matters and (ii) recommends any Remedial Action necessary to make the Premises comply with applicable Asbestos Law;

“Asbestos Survey Guidelines” means the guidelines set out at Schedule 14 of this Agreement;

“Fakop Property” means the property located at ul. Staszica 31, Sosnowiec, 41-200, Poland;

“Premises” means the land (including beneath the surface thereof), premises, factory, building (including its structures, walls, ceilings, floors, pipes and fixtures and furnishings), facilities and/or office at, in, on or under the Varkaus Property and Fakop Property which is owned, occupied or used by any Group Company prior to the Closing Date;

“Purchaser Asbestos Claim” means any Asbestos Claim commenced or threatened in writing by any person (including, without limitation, employees) against any Asbestos Indemnified Person (after the Closing Date) or against any Group Company (whether before or after the Closing Date);

“Purchaser Asbestos Loss(es)” means any losses, damages, costs, charges and reasonable expenses (including, but not limited to, the reasonable cost of legal and other expert advice and the costs of defending any criminal prosecutions commenced in relation to Purchaser Asbestos Claims) which are suffered or incurred by any Asbestos Indemnified Person after the Closing Date in connection with any (i) Purchaser Asbestos Claim and/or (ii) Remedial Action;

“Remedial Action” means those measures necessary to inspect, monitor, manage, remove, remedy, contain, control or treat Asbestos or the impacts of Asbestos which are specified in the Asbestos Survey;

“Seller Asbestos Claims” means any Asbestos Claims commenced or threatened in writing by any person (including, without limitation, employees) against any member of the

134

Seller’s Group (excluding any Group Company) whether before or after the Closing Date; and

“Varkaus Property” means the property located at Relanderinkatu 2, FI-78200, Varkaus, Finland.

2	Indemnity

2.1	Subject to the provisions of this Part 1 of Schedule 6, the Seller agrees to pay to the Purchaser such amount as would, if paid to the Asbestos Indemnified Persons, keep indemnified the Asbestos Indemnified Persons from and against any Purchaser Asbestos Losses actually suffered or incurred by an Asbestos Indemnified Person after the Closing Date.

2.2	The Purchaser shall not be entitled to claim for itself or any Group Company or to notify a claim pursuant to this Part 1 of Schedule 6 unless and until:

2.2.1	it or the relevant Group Company has been served with an Asbestos Proceeding in relation to the matter to which the claim relates;

2.2.2	it or the relevant Group Company has received a written threat of an Asbestos Proceeding being commenced (including a letter before action from a third party in relation to Asbestos within the scope of this indemnity); or

2.2.3	the Asbestos Survey identifies Asbestos that is present (or reasonable grounds which demonstrate it is likely to be present) at any Premises on or prior to the Closing Date and:

(i)	that survey recommends certain Remedial Action and, until such Remedial Action is undertaken, the relevant Group Company would be in breach of Asbestos Law; or

(ii)	such Asbestos is both friable and visible without any further investigatory measures being undertaken.

2.3	The Seller shall not be obliged to pay any amount to the Purchaser pursuant to this paragraph 2 in connection with any Purchaser Asbestos Losses suffered or incurred by an Asbestos Indemnified Person if such Asbestos Indemnified Person does not form part of the Purchaser’s Group at the time of notification of the relevant Asbestos Claim in accordance with the provisions of this Part 1 of Schedule 6.

3	General Limitations on Liability

3.1	The Seller shall not be liable in relation to any claim under paragraph 2 above to the extent that Purchaser Asbestos Losses result from or would not have occurred but for or are increased or exacerbated by:

3.1.1	any indemnity, covenant, undertaking, warranty, assurance or other contractual protection or allocation entered into, granted or agreed by any Asbestos Indemnified Person after the Closing Date unless it includes limitations and obligations on any relevant counterparty consistent with the provisions of this Part 1 of Schedule 6;

3.1.2	the volunteering of information (or the authorisation of its disclosure) concerning Asbestos or any breach of Asbestos Law by any Group Company or by any
135

member of the Purchaser’s Group after the Closing Date to any regulatory authority or to any third party in circumstances where the information was provided other than: (a) in response to an unsolicited requirement of a regulatory authority for such information; (b) pursuant to a notification obligation at law or (c) with the prior written consent of the Seller;

3.1.3	the introduction of Asbestos at the relevant property after the Closing Date;

3.1.4	the carrying out by, or on behalf of, any member of the Purchaser’s Group of any investigations other than the Asbestos Survey at or in relation to the relevant Premises after the Closing Date save where such investigation is undertaken (i) in response to an unsolicited written requirement of a regulatory authority, (ii) in order to comply with any Asbestos Law, or (iii) is necessary to investigate a written letter of complaint received by the Purchaser presenting a significant and imminent risk of Asbestos Proceedings being commenced (subject to the written consent of the Seller (not to be unreasonably withheld or delayed));

3.1.5	the closure, mothballing, change of use or development of any Premises after the Closing Date; or

3.1.6	any Remedial Action taken by any member of the Purchaser’s Group which exceeds what is recommended in the Asbestos Survey or otherwise expressly required in writing by the relevant regulatory authority.

4	Notification of Claims and Losses

4.1	The Purchaser shall, and shall procure that any relevant member of its Group shall:

4.1.1	in respect of a Purchaser Asbestos Claim which has been served on, or formally notified as part of the legal process to, any Asbestos Indemnified Person, serve the Seller with an Asbestos Claim Notice within 10 Business Days of service on or receipt of notification of such claim by, the relevant Asbestos Indemnified Person;

4.1.2	in respect of any written notice served on any Asbestos Indemnified Person in respect of an intention to commence legal proceedings in respect of a Purchaser Asbestos Claim, serve the Seller with an Asbestos Claim Notice as soon as reasonably practicable (and in any event within 10 Business Days of receipt by the relevant Asbestos Indemnified Person of such written notice); or

4.1.3	in respect of any Purchaser Asbestos Losses which any Asbestos Indemnified Person has suffered or incurred or any facts or circumstances which an Asbestos Indemnified Person has become aware of which are reasonably expected to result in Purchaser Asbestos Losses, notify the Seller of such Purchaser Asbestos Losses or such facts or circumstances as soon as practicably possible.

5	Provision of information

5.1	At all times the Purchaser shall (and shall procure that each Asbestos Indemnified Person shall) promptly provide the Seller and its legal and professional advisers with all such information, data and assistance as the Seller or its legal or professional advisers may reasonably request from time to time in relation to any Purchaser Asbestos Claims or Seller Asbestos Claims, including (i) access to personnel (who shall be made available to attend meetings, participate in discovery or depositions and to appear as witnesses on behalf of any of the Sellers and/or any Group Company before any tribunal or court) and
136

(ii) the right to examine and copy or photograph all data, records, reports, documents, correspondence and other information in the possession, custody or under the control of any Asbestos Indemnified Person relating to any Purchaser Asbestos Claims or Seller Asbestos Claims. The Seller agrees to comply with requests to take reasonable steps to reduce the Purchaser’s and the Asbestos Indemnified Person’s indirect costs and to reimburse the reasonable direct costs incurred by the Purchaser or any Asbestos Indemnified Person arising out of compliance with this paragraph 5.1.

6	Conduct of Claims

6.1	Without prejudice to paragraph 2.2 above, if any Asbestos Indemnified Person becomes aware of any Asbestos Claim or receives any material information in relation to any Asbestos Claim (including, for the avoidance of doubt, any Seller Asbestos Claim), the Purchaser shall give the Seller notice of this awareness and/or information within 10 Business Days of receiving it.

6.2	For the avoidance of doubt, Clause 12.5 shall not apply to the conduct of Seller Asbestos Claim or Purchaser Asbestos Claim.

6.3	On and from the Closing Date, the Seller (or such member of the Seller’s Group as the Seller specifies) shall have exclusive control, management and conduct of all Asbestos Claims.

6.4	The parties agree that upon receipt of an Asbestos Claim Notice pursuant to paragraph 4.1 above in respect of any Purchaser Asbestos Claims, the Seller shall:

6.4.1	assume the conduct of such Purchaser Asbestos Claims and shall at its own expense take such action (including retention of counsel) as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise, settle or contest such Purchaser Asbestos Claims, provided that, in respect of those Purchaser Asbestos Claims which in fact relate to any Group Company, the Seller shall not accept any liability by or on behalf of any Asbestos Indemnified Person without the consent of the Purchaser, such consent not to be unreasonably withheld or delayed;

6.4.2	have the right at its option to make counterclaims or claims against third parties which may arise out of any Purchaser Asbestos Claims in the name of and/or on behalf of the relevant Asbestos Indemnified Person;

6.4.3	in respect of those Purchaser Asbestos Claims which in fact relate to any Group Company and if so requested by the Purchaser in writing, keep the Purchaser informed as to the progress of any such Purchaser Asbestos Claims, inform the Purchaser of any material steps in such claims and consult with the Purchaser regarding any material decision regarding such claims.

6.5	The Purchaser agrees to co-operate reasonably with the Seller in any action taken by the Seller in accordance with its rights under paragraphs 6.3 and/or 6.4 above and the Purchaser further agrees that (whether or not an Asbestos Claim Notice has been received and the provisions of paragraph 6.4 above thereby triggered) the Purchaser will not (and shall procure that no Asbestos Indemnified Person shall) make any admission of liability by or on behalf of any Asbestos Indemnified Person nor compromise, dispose of or settle any Purchaser Asbestos Claim or pursue any claim against any third party or take any other
137

action which could potentially impact the Seller’s ability to defend, compromise, dispose of or settle any Purchaser Asbestos Claim or any Seller Asbestos Claim.

6.6	The Seller agrees to comply with the Purchaser’s requests to take reasonable steps to reduce the Purchaser’s and the Asbestos Indemnified Person’s indirect costs and to reimburse the Purchaser the reasonable direct costs incurred by the Purchaser or any Asbestos Indemnified Person arising out of compliance by the Purchaser with its obligations under paragraph 6.5 above.

7	Maintenance of Privilege and Confidentiality

7.1	The Purchaser shall not (and shall procure that no Asbestos Indemnified Person shall) disclose information concerning any Purchaser Asbestos Claim or Seller Asbestos Claim, the historic conduct and practices of the Seller’s Group in relation to Asbestos or any information relating to this Part 1 of Schedule 6 to any third party without the prior written consent of the Seller (such consent not to be unreasonably withheld), except where such disclosure is required by law, by court order or in writing by any relevant regulatory authority. If disclosure is or may be so required, prior to making any such disclosure, the Purchaser shall promptly notify the Seller through the representative specified in Clause 18.13 (or through such other representative as the Seller may notify to the Purchaser from time to time) of the requirement or potential requirement for disclosure in sufficient time to permit the Seller to contest such disclosure at the Seller’s cost if it so elects or otherwise to determine in consultation with the Purchaser the timing, content and scope of such disclosure (including, without limitation, the intended recipients and any confidentiality obligations to which those recipients should be required to agree).

7.2	The Purchaser shall (and shall procure that the Asbestos Indemnified Persons shall) co-operate with the Seller and comply with the Seller’s reasonable requirements to maintain confidentiality and legal privilege in relation to any information or documentation relating to any Purchaser Asbestos Claims or Seller Asbestos Claims, including information relating to this Part 1 of Schedule 6.

8	Consequences of Breach

If the Purchaser breaches any of the obligations under this Part 1 of Schedule 6, or fails to procure compliance by any Asbestos Indemnified Person with this Schedule, the Seller shall to the extent that the breach or failure has increased the Seller Group’s liability:

(i)	under this Schedule; or

(ii)	in respect of any Asbestos Claims,

then the Seller shall be released from its obligations to the Purchaser’s Group under this Part 1 of Schedule 6 but only to the extent of such increase in liability.

9	Exclusive Remedies

The exclusive remedies of the Purchaser (and the Purchaser on behalf of all Asbestos Indemnified Persons) in respect of Purchaser Asbestos Losses shall be under this Part 1 of Schedule 6.

138

10	Asbestos Survey and Conduct of Remedial Action

10.1	Appointment

10.1.1	The parties shall jointly instruct an independent environmental consultant, on terms to be agreed between the parties, to produce the Asbestos Survey pursuant to Clause 5.6 of this Agreement and in accordance with the Asbestos Survey Guidelines, to the extent applicable in accordance with the Asbestos Survey Guidelines.

10.1.2	The Seller shall bear the costs of the Asbestos Survey.

10.2	Completion of Asbestos Survey and Remedial Action

10.2.1	To the extent that:

(i)	the Asbestos Survey identifies the presence of Asbestos or reasonable grounds which demonstrate it is likely to be present at a Premises on or prior to the Closing Date; and

(ii)	the conditions specified in paragraph 2.2.3 of this Part 1 of Schedule 6 are met,

the Seller shall, as soon as reasonably practicable after such identification and to the extent necessary, provide a reasonably detailed description of the scope of works for any relevant Remedial Action including (i) a cost estimate and (ii) the name of the Seller’s nominated third party environmental consultant or contractor for the performance of the relevant Remedial Action to the Purchaser for the Purchaser’s approval (such approval not to be unreasonably withheld or delayed).

10.2.2	Subject to the other provisions of this paragraph, the Seller shall procure that any Remedial Action determined to be required is carried out:

(i)	as soon as reasonably practicable after agreeing the scope of works;

(ii)	in compliance with Asbestos Law and any applicable requirements pursuant to any Environmental Permit and, to the extent that this is necessary, having regard to the particular regulatory authority involved, in consultation with the relevant authority;

(iii)	in accordance with the agreed scope of works and ensuring that it is undertaken competently and in accordance with generally recognised prudent asbestos management practice.

10.2.3	The Seller shall give and shall procure, at its sole cost, that any Group Company gives the Purchaser such access to the relevant Premises and such co-operation and assistance as is reasonable in the circumstances to permit it to satisfy itself that the Seller is complying with this paragraph 10.

10.2.4	The Seller shall provide upon the Purchaser’s reasonable request access to or copies of such documents, information, correspondence or records as are in the Seller’s or the relevant Group Company’s possession which relate to the Remedial Action (including correspondence or submissions to the relevant regulatory authority or court) and shall keep the Purchaser informed as to progress of the Remedial Action and of any matters discovered during the Remedial Action which could affect its scope, design, execution or cost.
139

10.2.5	Upon completion of any Remedial Action, the Seller shall (and shall procure that any member of the Seller’s Group shall) use all reasonable endeavours to:

(i)	procure that its environmental consultant (or contractor) provides the Purchaser with a written certificate, in a form reasonably satisfactory to the Purchaser, to the effect that such Remedial Action has been completed in accordance with and to any standard specified in the relevant agreed scope of works; and

(ii)	at the Purchaser’s reasonable request, obtain written confirmation from the relevant regulatory authority that either such Remedial Action has been completed or that no further action is required.

10.3	Completion of the Asbestos Survey and Remedial Action after the Closing Date

To the extent that the Asbestos Survey is completed after the Closing Date, paragraphs 10.2.1, 10.2.2 and 10.2.5 above shall apply mutatis mutandis and, as for paragraphs 10.2.3 and 10.2.4 above, other than in respect of costs in relation to paragraph 10.2.3 above which shall continue to be borne solely by the Seller, all references to the Seller shall be read as references to the Purchaser and all references to the Purchaser shall be read as references to the Seller.

140

Schedule 6

Part 2
Excluded CFB Business Indemnity
Clause 7.3

1	Definitions

For the purposes of this Part 2 of Schedule 6:

“Excluded CFB Business Claim Notice” means any notice required under paragraph 3 below which shall be marked for the attention of the Seller’s representative as listed in Clause 18.13 (or to such other representative as the Seller may notify to the Purchaser in writing from time to time) setting out particulars of any Purchaser Excluded CFB Business Claim (having regard to the particulars available to the relevant Excluded CFB Business Indemnified Person) including, without limitation, a copy of the document evidencing the claim, details of the claimant, nature and quantum of the claim, the identity of the claimant’s advisers and the status of the claim;

“Excluded CFB Business Indemnified Person(s)” means any member of the Purchaser’s Group;

“Excluded CFB Business Losses” means any losses, damages, costs, charges and expenses (including, but not limited to, the reasonable cost of legal and other expert advice and the costs of defending any criminal prosecutions commenced in relation to Purchaser Excluded CFB Business Claims or Seller Excluded CFB Business Claims but, without prejudice to Clause 18.12.1, excluding any losses, damages, costs, charges or expenses in respect of Tax) which are incurred by any Excluded CFB Business Indemnified Person in connection with or arising from the Excluded CFB Business;

“Excluded CFB Business Proceeding” means any criminal, civil, judicial, administrative or regulatory proceeding, suit or formal order or formal process by any regulatory authority or any formal claim by any third party in relation to the Excluded CFB Business that remains with or is transferred to the Retained Group under Applicable Law (other than any proceeding, suit, order, process or claim in respect of Tax), received by or issued against the Seller and/or any member of the Seller’s Group or the Purchaser and/or any member of the Purchaser’s Group (as applicable);

“Purchaser Excluded CFB Business Claim” means any Excluded CFB Business Proceeding commenced or threatened in writing by any person (including, without limitation, employees) against any Excluded CFB Business Indemnified Person after the Closing Date or against any Group Company (whether before or after the Closing Date); and

“Seller Excluded CFB Business Claim” means any Excluded CFB Business Proceeding commenced or threatened in writing by any person (including, without limitation, employees) against any member of the Seller’s Group (excluding any Group Company) whether before or after the Closing Date.

2	Indemnity

Subject to the provisions of this Part 2 of Schedule 6, the Seller agrees to pay to the Purchaser such amount as would, if paid to the Excluded CFB Business Indemnified

141

Persons (ignoring any Tax that would be suffered by such Excluded CFB Business Indemnified Persons or receipt thereof), keep indemnified the Excluded CFB Business Indemnified Persons from and against any Excluded CFB Business Losses actually incurred by an Excluded CFB Business Indemnified Person after the Closing Date.

3	Notification of Claims

The Purchaser shall, and shall procure that any relevant member of its Group shall, in relation to any Purchaser Excluded CFB Business Claim or Excluded CFB Business Losses:

3.1	in which an Excluded CFB Business Proceeding has been served on, or formally notified as part of the legal process, to any Excluded CFB Business Indemnified Person, serve the Seller with an Excluded CFB Business Claim Notice within ten (10) Business Days of service on or receipt of notification of such claim by, the relevant Excluded CFB Business Indemnified Person;

3.2	in respect of which any Excluded CFB Business Indemnified Person has received written notice of an intention to commence legal proceedings in respect of an Excluded CFB Business Proceeding, serve the Seller with an Excluded CFB Business Claim Notice as soon as reasonably practicable (and in any event within ten (10) Business Days of receipt by the relevant Excluded CFB Business Indemnified Person of such written notice); or

3.3	in respect of which any Excluded CFB Business Indemnified Person has suffered any Excluded CFB Business Losses or become aware of any facts or circumstances which are reasonably expected to result in Excluded CFB Business Losses, notify the Seller of such Excluded CFB Business Losses or such facts or circumstances as soon as practicably possible.

4	Conduct of Claims

4.1	If any Excluded CFB Business Indemnified Person becomes aware of any Excluded CFB Business Proceeding or receives any information in relation to any Excluded CFB Business Proceeding (including, for the avoidance of doubt, any Seller Excluded CFB Business Claim), the Purchaser shall give the Seller notice of this awareness and/or information within ten (10) Business Days of receiving it.

4.2	The parties agree that Clause 12.5 shall apply mutatis mutandis to the conduct of any Purchaser Excluded CFB Business Claims.

5	Maintenance of Privilege and Confidentiality

5.1	The Purchaser shall not (and shall procure that no Excluded CFB Business Indemnified Person shall) disclose information concerning any Purchaser Excluded CFB Business Claim or Seller Excluded CFB Business Claim, the historic conduct and practices of the Seller’s Group or any information relating to this Part 2 of Schedule 6 to any third party without the prior written consent of the Seller (such consent not to be unreasonably withheld), except where such disclosure is required by law, by court order or by Governmental Entity. If disclosure is or may be so required, prior to making any such disclosure, the Purchaser shall promptly notify the Seller through the representative specified in Clause 18.13 (or through such other representative as the Seller may notify to the Purchaser from time to time) of the requirement or potential requirement for disclosure
142

in sufficient time to permit the Seller to contest such disclosure at the Seller’s cost if it so elects or otherwise to determine in consultation with the Purchaser the timing, content and scope of such disclosure (including, without limitation, the intended recipients and any confidentiality obligations to which those recipients should be required to agree).

5.2	The Purchaser shall (and shall procure that the Excluded CFB Business Indemnified Persons shall) co-operate with the Seller and comply with the Seller’s reasonable requirements to maintain confidentiality and legal privilege in relation to any information or documentation relating to any Purchaser Excluded CFB Business Claims or Seller Excluded CFB Business Claims, including information relating to this Part 2 of Schedule 6.

6	Exclusive Remedies

The exclusive remedies of the Purchaser (and the Purchaser on behalf of all Excluded CFB Business Indemnified Persons) in respect of Excluded CFB Business Losses shall be under this Part 2 of Schedule 6.

143

Schedule 6

Part 3
Known Dispute Indemnity
Clause 7.6

1	Definitions

For the purposes of this Part 3 of Schedule 6:

“Known Dispute” means the Samcheok, Cebu and Alto disputes which have been disclosed by the Seller to the Purchaser and which are referred to in Data Room folders 3.2.5.2.7, 3.2.5.6, 3.2.9.26.1.1, 3.2.9.26.1.4, 3.2.9.27.1, 3.2.9.31.1, 3.2.9.37.1;

“Known Dispute Claim Notice” means any notice required under paragraph 3 below which shall be marked for the attention of the Seller’s representative as listed in Clause 18.13 (or to such other representative as the Seller may notify to the Purchaser in writing from time to time) setting out particulars of any Purchaser Known Dispute Claim (having regard to the particulars available to the relevant Known Dispute Indemnified Person) including, without limitation, a copy of the document evidencing the claim, details of the claimant, nature and quantum of the claim, the identity of the claimant’s advisers and the status of the claim;

“Known Dispute Indemnified Person(s)” means any member of the Purchaser’s Group;

“Known Dispute Losses” means any losses, damages, costs, charges and expenses (including, but not limited to, the reasonable cost of legal and other expert advice but, without prejudice to Clause 18.12.1, excluding any losses, damages, costs, charges or expenses in respect of Tax) which are incurred by any Known Dispute Indemnified Person in connection with or arising from any Known Dispute;

“Known Dispute Proceeding” means any criminal, civil, judicial, administrative or regulatory proceeding, suit or formal order or formal process by any regulatory authority or any formal claim by any third party in relation to Known Disputes under Applicable Law (other than any proceeding, suit, order, process or claim in respect of Tax), received by or issued against the Seller and/or any member of the Seller’s Group or the Purchaser and/or any member of the Purchaser’s Group (as applicable);

“Purchaser Known Dispute Claim” means any Known Dispute Proceeding commenced or threatened in writing by any person (including, without limitation, employees) against any Known Dispute Indemnified Person after the Closing Date or against any Group Company (whether before or after the Closing Date); and

“Seller Known Dispute Claim” means any Known Dispute Proceeding commenced or threatened in writing by any person (including, without limitation, employees) against any member of the Seller’s Group (excluding any Group Company) whether before or after the Closing Date.

2	Indemnity

Subject to the provisions of this Part 3 of Schedule 6, the Seller agrees to pay to the Purchaser such amount as would, if paid to the Known Dispute Indemnified Persons (ignoring any Tax that would be suffered by such Known Dispute Indemnified Persons on receipt thereof), keep indemnified the Known Dispute Indemnified Persons from and

144

against any Known Dispute Losses actually incurred by a Known Dispute Indemnified Person after the Closing Date.

3	Notification of Claims

The Purchaser shall, and shall procure that any relevant member of its Group shall, in relation to any Purchaser Known Dispute Claim or Known Dispute Losses:

3.1	in which a Known Dispute Proceeding has been served on, or formally notified as part of the legal process, to any Known Dispute Indemnified Person, serve the Seller with a Known Dispute Claim Notice within 10 Business Days of service on or receipt of notification of such claim by, the relevant Known Dispute Indemnified Person;

3.2	in respect of which any Known Dispute Indemnified Person has received written notice of an intention to commence legal proceedings in respect of a Known Dispute Proceeding, serve the Seller with a Known Dispute Claim Notice as soon as reasonably practicable (and in any event within 10 Business Days of receipt by the relevant Known Dispute Indemnified Person of such written notice); or

3.3	in respect of which any Known Dispute Indemnified Person has suffered any Known Dispute Losses or become aware of any facts or circumstances which are reasonably expected to result in Known Dispute Losses, notify the Seller of such Known Dispute Losses or such facts or circumstances as soon as practicably possible.

4	Conduct of Claims

4.1	If any Known Dispute Indemnified Person becomes aware of any Known Dispute Proceeding or receives any information in relation to any Known Dispute Proceeding (including, for the avoidance of doubt, any Seller Known Dispute Claim), the Purchaser shall give the Seller notice of this awareness and/or information within ten (10) Business Days of receiving it.

4.2	The parties agree that Clause 12.5 shall apply mutatis mutandis to the conduct of any Purchaser Known Dispute Claims.

5	Maintenance of Privilege and Confidentiality

5.1	The Purchaser shall not (and shall procure that no Known Dispute Indemnified Person shall) disclose information concerning any Purchaser Known Dispute Claim or Seller Known Dispute Claim, the historic conduct and practices of the Seller’s Group or any information relating to this Part 3 of Schedule 6 to any third party without the prior written consent of the Seller (such consent not to be unreasonably withheld), except where such disclosure is required by law, by court order or by any Governmental Entity. If disclosure is or may be so required, prior to making any such disclosure, the Purchaser shall promptly notify the Seller through the representative specified in Clause 18.13 (or through such other representative as the Seller may notify to the Purchaser from time to time) of the requirement or potential requirement for disclosure in sufficient time to permit the Seller to contest such disclosure at the Seller’s cost if it so elects or otherwise to determine in consultation with the Purchaser the timing, content and scope of such disclosure (including, without limitation, the intended recipients and any confidentiality obligations to which those recipients should be required to agree).
145

5.2	The Purchaser shall (and shall procure that the Known Dispute Indemnified Persons shall) co-operate with the Seller and comply with the Seller’s reasonable requirements to maintain confidentiality and legal privilege in relation to any information or documentation relating to any Purchaser Known Dispute Claims or Seller Known Dispute Claims, including information relating to this Part 3 of Schedule 6.

6	Exclusive Remedies

The exclusive remedies of the Purchaser (and the Purchaser on behalf of all Known Dispute Indemnified Persons) in respect of Known Dispute Losses shall be under this Part 3 of Schedule 6.

7	Provisions

The Seller shall not be liable for the Known Dispute Losses if and to the extent that specific allowance, provision or reserve is made in the Final Closing Statement for the matter giving rise to such Known Dispute Losses. Notwithstanding that only 50 per cent. of such allowance, provision or reserve may be taken account in the Final Closing Statement under paragraph 3.3.6 of Part 1 of Schedule 3, this paragraph 7 shall apply to the full amount of the relevant allowance, provision or reserve provided by the Seller or Seller’s Group in respect of the relevant project.

146

Schedule 7
Limitation of Liability under Clause 11

1	Time Limitation for Specific Claims

The Seller shall not be liable for any Specific Claim unless a notice of the Specific Claim is given by the Purchaser to the Seller specifying the matters set out in Clause 12.2:

1.1.1	in the case of any claim for breach of Fundamental Warranties: perpetual;

1.1.2	in the case of any Tax Claim: within six years following Closing;

1.1.3	in the case of any Asbestos Indemnity Claim made pursuant to paragraphs 2.2.1 and 2.2.2 of Part 1 of Schedule 6: on or before 1 January 2050;

1.1.4	in the case of any Asbestos Indemnity Claim made pursuant to paragraph 2.2.3 of Part 1 of Schedule 6: 12 months following completion of the Asbestos Survey;

1.1.5	in the case of any claim for breach of paragraph 12 of Schedule 4 other than Asbestos Indemnity Claims: within five years following Closing;

1.1.6	in the case of any claim concerning the indemnity in accordance with Clause 7.3 and Part 3 of Schedule 6: within four years following Closing; and

1.1.7	in the case of any claim (i) for breach of Seller’s Warranties except for those otherwise provided in this paragraph 1 and (ii) concerning the other specific indemnities in Clause 7 and Schedule 6: within 21 months following Closing.

2	Minimum Claims

2.1	The Seller and the Guarantor shall not be liable for any individual Claim (or a series of Claims arising from substantially identical facts or circumstances) where the liability agreed or determined for any such claim or series of claims against the Seller and the Guarantor does not exceed US$175,000.

2.2	Where the liability agreed or determined for any such Claim or series of Claims against the Seller exceeds US$175,000, the Seller shall be liable for the amount of the claim or series of claims as agreed or determined and not just the excess.

2.3	This paragraph 2 shall not apply to any Claim under clause 2.2 of the Tax Indemnity.

2.4	This paragraph 2 shall not apply to the Specific Indemnity in Clause 7.4.

3	Aggregate Minimum Claims

3.1	The Seller shall not be liable for any Specific Claim unless the aggregate amount of all Specific Claims for which Seller would otherwise be liable exceeds US$1,750,000.

3.2	Where the amount agreed or determined for all Specific Claims referred to in paragraph 3.1 above exceeds US$1,750,000, the Seller shall be liable for all the amount of such Specific Claims and not just the excess.

3.3	This paragraph 3 shall not apply to any Claim under clause 2.2 of the Tax Indemnity.

3.4	This paragraph 3 shall not apply to the Specific Indemnity in Clause 7.4.
147

4	Maximum Liability

The aggregate liability of the Seller:

4.1.1	for all claims for breach of the Fundamental Warranties shall not exceed 100 per cent. of the Purchase Price paid to the Seller pursuant to Clause 3.3;

4.1.2	for all Asbestos Indemnity Claims shall not exceed 100 per cent. of the Purchase Price paid to the Seller pursuant to Clause 3.3; and

4.1.3	for all other respective Specific Claims shall not exceed 22.5 per cent. of the Purchase Price paid to the Seller pursuant to Clause 3.3,

provided that for all Claims including Tax Claims and claims for breach of Fundamental Warranties (but excluding Asbestos Indemnity Claims), the aggregate liability of the Seller and the Guarantor shall not exceed 100 per cent. of the Purchase Price paid to the Seller pursuant to Clause 3.3.

5	Contingent Liabilities

The Seller shall not be liable for any Specific Claim (other than a Tax Claim) in respect of any liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable.

6	Losses

The Seller and the Guarantor shall not be liable for any Claim in respect of any loss of profit or indirect or consequential losses.

7	Provisions

The Seller shall not be liable for any Specific Claim (other than a Tax Claim) if and to the extent that:

7.1.1	allowance, provision or reserve is made in the Final Closing Statement for the matter giving rise to such claim provided that such allowance, provision or reserve is treated as Indebtedness in the adjustment process pursuant to Clause 9; or

7.1.2	in respect of a Claim for breach of a Seller’s Warranty in paragraph 13.3 of Schedule 4 arising from the warranty provided by the Seller or Seller’s Group in the relevant project only, an applicable portion of allowance, provision or reserve corresponding to such warranty in relation to the project is made and that amount has been taken into account in the Final Closing Statement; or

7.1.3	in respect of a Claim for breach of a Seller’s Warranty in paragraph 13.3 of Schedule 4 arising from matters other than paragraph 7.1.2 above only, an applicable portion of allowance, provision or reserve corresponding to the risk of the relevant project is made and that amount has been taken into account in the Final Closing Statement.

8	Matters Arising Subsequent to this Agreement

The Seller and the Guarantor shall not be liable for any Claim (other than a Tax Claim) to the extent that such claim has arisen as a result of:

148

8.1	Agreed Matters

any matter or thing done or omitted to be done pursuant to and in compliance with this Agreement or any other Transaction Document or otherwise at the request in writing or with the approval in writing of the Purchaser;

8.2	Acts of the Purchaser

any act, omission or transaction of the Purchaser or any member of the Purchaser’s Group or any of the Group Companies, or their respective directors, officers, employees or agents or successors in title, after Closing to the extent those would increase Losses;

8.3	Changes in Legislation, Regulation or Practice

8.3.1	the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement;

8.3.2	any change after the date of this Agreement of any generally accepted interpretation or application of any legislation or regulation; and

8.3.3	any change after the date of this Agreement of any generally accepted accounting principles, procedure or practice;

8.4	Accounting and Taxation Policies

any change in accounting or Taxation policy, bases or practice of the Purchaser or any of the Purchaser’s Group introduced or having effect after the date of this Agreement.

9	Insurance

Without prejudice to Clause 16, the Seller shall not be liable for any Specific Claim to the extent that the Losses in respect of which such claim is made are actually recovered under a policy of insurance.

10	Purchaser’s breach

The Seller shall not be liable in respect of any Specific Claim (other than a Tax Claim) to the extent that such claim arises as a result of, or is increased by, the failure of the Purchaser to comply with any of its obligations under this Agreement or the Tax Indemnity to the extent that such breach would increase Losses.

11	Mitigation of Losses

The Purchaser shall procure that reasonable steps are taken and reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability for any claim for breach of or under this Agreement or the Tax Indemnity.

149

12	Purchaser’s Right to Recover

12.1	Recovery for Actual Liabilities

The Seller shall not be liable to pay an amount in discharge of any Specific Claim (other than a Tax Claim) unless and until the liability for which such claim is made has become due and payable.

12.2	Prior to Recovery from the Seller etc.

If, before the Seller pays an amount in discharge of any Specific Claim (other than a Tax Claim), neither the Purchaser nor any Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser or Group Company (in whole or in part) for the loss or liability which is the subject matter of such claim, the Purchaser shall procure that, before steps are taken to enforce such claim against the Seller following notification under Clause 12.2 or Schedule 6, all reasonable steps are taken to enforce the recovery against the third party and any actual recovery (less any reasonable costs incurred in obtaining such recovery) shall reduce or satisfy, as the case may be, such claim to the extent of such recovery.

12.3	Following Recovery from the Seller etc.

If the Seller has paid an amount in discharge of any Specific Claim (other than a Tax Claim), and subsequently the Purchaser or any Group Company is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser or Group Company (in whole or in part) for the loss or liability which is the subject matter of such claim, the Seller shall be subrogated to all rights that the Purchaser has or would otherwise have in respect of the claim against the third party or, if subrogation is not possible, the Purchaser shall procure that all reasonable steps are taken as the Seller may reasonably require to enforce such recovery and shall, or shall procure that the relevant Group Company shall, pay to the Seller as soon as practicable after receipt an amount equal to any sum recovered from the third party less any costs and expenses incurred in obtaining such recovery less any Taxation attributable to the recovery after taking account of any Tax relief available in respect of any matter giving rise to the claim. Any payment made by the Purchaser to the Seller under this Clause shall be made or procured by way of further adjustment of the consideration paid by the Purchaser for the Shares and the provisions of Clause 3.3 shall apply mutatis mutandis.

13	No Double Recovery and no Double Counting

No party may recover for breach of or under this Agreement or the Tax Indemnity or otherwise more than once in respect of the same Losses suffered or amount for which the party is otherwise entitled to claim (or part of such Losses or amount), and no amount (including any Relief) (or part of any amount) shall be taken into account, set off or credited more than once for breach of or under this Agreement or the Tax Indemnity or otherwise, with the intent that there will be no double counting for breach of or under this Agreement or the Tax Indemnity or otherwise.

150

14	Fraud and Wilful Misconduct

None of the limitations contained in this Schedule 7 shall apply to any claim under, or for breach of, this Agreement or the Tax Indemnity against the Seller or Guarantor to the extent it arises or is increased as a result of fraud or wilful misconduct by the Seller or Guarantor.

15	Seller’s Right to Remedy Breaches

If a breach of this Agreement is capable of remedy, the Purchaser shall only be entitled to bring a Specific Claim or Tax Claim in respect of such breach if it gives the Seller written notice of the breach and the breach is not remedied within 60 days of the date on which such notice is served on the Seller. Without prejudice to its duty to mitigate any loss, the Purchaser shall (or shall procure that any relevant member of the Purchaser’s Group shall) provide all reasonable assistance to the Seller to remedy any such breach.

151

Schedule 8
Seller’s Knowledge
Clause 10.1.4

Name	Designation
Gary Nedelka	President, Global Power Group
Tony Scerbo	Senior Vice President, Finance, Global Power Group
Jim Vonkaenel	Senior Vice President, Legal, Global Power Group
Tomas Harju-Jeanty	President, Power Systems and Technology, Global Power Group
Tarun Bafna	Head of M&A
Robert Giglio	Chairman of the Technology Steering Committee of Global Power Group
David J. Parham	Executive VP, Global Sales and Marketing
Jaakko Riiali	SVP Commercial, Energia Group and AmecFWEOy
Weigang Chen	VP Commercial, Deputy MD PGA
Jaroslaw Mlonka	President, Energia Polska
Richard G. Lively	SVP Human Resources
152

Schedule 9

Part 1
Transferring Contracts

A.	Commercial Contracts

Project	Client	Seller Group Contracting Party	Scope of Agreement
Cebu / Therma Visayas Project (Philippines)	Hyundai Engineering Co., Ltd.	Amec Foster Wheeler North America Corp.	Supply contract for boilers and auxiliaries
Rio Turbio Gas Conversion Project in Argentina	Isolux Corsan	Amec Foster Wheeler North America Corp.	Gas Conversion Project
Mong Duong Project in Vietnam	Hyundai Engineering & Construction Co., Ltd.	Amec Foster Wheeler North America Corp.	Amec Foster Wheeler North America Corp. has a contract dated December 20, 2011 with Hyundai Engineering & Construction Co., Ltd. for Amec Foster Wheeler North America Corp. to design and supply four steam generators of 250MWe each for the 2x500MW Mong Duong 1 Thermal Power Plant Project located at Mong Duong, Quang Ninh Province, Vietnam
SM200 Project in Philippines	Daelim Industrial Co., Ltd.	Amec Foster Wheeler North America Corp.	Amec Foster Wheeler North America Corp. has a contract dated February 5, 2013 with Daelim Industrial Co., Ltd. for Amec Foster Wheeler North America Corp. to design and supply one steam generator and auxiliaries for the SM200 1x100MW Coal Fired Power Plant Project (Phase I) located in the province of Sarangani on Southern Mindanao Philippines
Seagull Project in South Korea	eTEC E&C Limited	Amec Foster Wheeler North America Corp.	Amec Foster Wheeler North America Corp. has a contract dated December 30, 2013 with eTEC E&C Ltd. for Amec Foster Wheeler North America Corp. to design and supply one steam generator for the Seagull Cogeneration Plant located at Gunsan, Korea
153

Project	Client	Seller Group Contracting Party	Scope of Agreement
Site Services for Mittal Project in India	Isgec Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	Amec Foster Wheeler North America Corp. has a contract dated January 21, 2015 with Isgec Heavy Engineering Limited for Amec Foster Wheeler North America Corp. to provide (i) quality checks for the manufacture of boiler pressure parts at the manufacturing shop, and (ii) consulting services at the project site during erection, commissioning and testing of the boilers for the 2x300 TPH boilers for the Guru Govind Singh Refinery Project located at Bhatinda, Punjab, India
Design Services for Mittal Project in India	Isgec Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	Amec Foster Wheeler North America Corp. has a contract dated January 21, 2015 with Isgec Heavy Engineering Limited for Amec Foster Wheeler North America Corp. to provide review and checking or technical documentation prepared by Isgec for the 2x300 TPH boilers for the Guru Govind Singh Refinery Project located at Bhatinda, Punjab, India
Therma Visias (Cebu) CFB Boiler Project in Philippines	Galing Power & Energy Construction Co., Ltd.	Amec Services Limited (Philippine Branch)	Jobsite Technical Advisory Services
Soma Kolin CFB Boiler Project in Turkey	Harbin Electric International Co., Ltd.	Amec Foster Wheeler Bimas Birlesik Insaat ve Muhendislik AS	Jobsite Technical Advisory Services
154

B.	Licences

I.	Licences

Data Room Reference	Licensee	Seller’s Group licensor	Technology	Main Territory
3.2.8.1.2.1.4	BHI Co., Ltd.	Amec Foster Wheeler North America Corp.	CFB and Oil and Gas Boilers	Korea
3.2.8.1.2.1.5	Caldema Equipamentos Industriais Ltda.	FW America Latina Limitada	BFB Boilers – Know How	Brazil
3.2.8.1.2.1.7	Essar Projects (India) Limited	FW Hungary Licensing LLC	CFB Boilers	India
3.2.8.1.2.1.11	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	India
3.2.8.1.2.1.12	Kobelco Eco-Solutions Co., Ltd	Amec Foster Wheeler North America Corp.	CFB	Japan
3.2.8.1.2.1.13	Sumitomo Heavy Industries, Ltd.	Foster Wheeler Energy Corporation	CFB Boilers	Far East countries (excluding Japan)
3.2.8.1.2.1.14	Sumitomo Heavy Industries, Ltd.	Amec Foster Wheeler North America Corp.	CFB	Japan
3.2.8.1.2.1.16	Wuxi Huaguang Boiler Co., Ltd	Amec Foster Wheeler North America Corp.	CFB	China
3.2.8.1.2.1.17	Zanini Industria e Montagens Ltda.	FW America Latina Limitada	BFB Boilers – Know How	Brazil

II.	Spot Licences

The spot licences are disclosed in the Data Room at Data Room Document 3.2.8.1.2.2.5.

Project Name	Licensee	Seller’s Group licensor	Technology	Main Territory
Cosumar Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Morocco
155

Project Name	Licensee	Seller’s Group licensor	Technology	Main Territory
EREN Corlu Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Turkey
Vietracimex VNT 19 Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Vietnam
Bontang Regency 2x100MW Power Plant	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Indonesia
Fuzairah Cement CPP Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	U.A.E.
Roytex S.A. Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Guatemala
Termoamaga Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Colombia
T L Cement Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	East Timor
ISKO Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Turkey
WILMAR NABATI Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Indonesia
TERMOFRONTERA Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Colombia
Trombay Power Plant Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Nigeria
156

Project Name	Licensee	Seller’s Group licensor	Technology	Main Territory
Ministry of Energy and Petroleum Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Niger
Wilmar Group Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Indonesia
Balkupu Seker Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Turkey
Modern Energy Supply (MES) Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Colombia
Dangote (Okpella) Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Nigeria
ICS (Industries Chimiques)	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Senegal
Tire Kutsan Paper Mill Project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Turkey
McNally Bharat Engineering Co., Ltd. project	ISGEC Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	CFB	Namibia
Sumsel-5 Project	Wuxi Huaguang Boiler Co., Ltd.	Amec Foster Wheeler North America Corp.	CFB	Indonesia
Hai Duong Project	Wuxi Huaguang Boiler Co., Ltd.	Amec Foster Wheeler North America Corp.	CFB	Vietnam
157

C.	Other Agreements

Agreement	Counterparty	Seller Group Contracting Party	Scope of Agreement
Repayment Agreement dated September 29, 1997	US Department of Energy	Foster Wheeler Energy Corporation	Repayment of funding provided by the Department of Energy for the Jacksonville Electric Authority CFB Project
Repayment Agreements dated May 29, 1997 (1)	US Department of Energy	Foster Wheeler Energy Corporation	Repayment of funding provided by the Department of Energy for the PCFB Demonstration Project at the City of Lakeland, FL
Repayment Agreements dated May 29, 1997 (2)	US Department of Energy	Foster Wheeler Energy Corporation	Repayment of funding provided by the Department of Energy for the PCFB Demonstration Project at the City of Lakeland, FL
Technical Partnership Agreement dated February 15, 2010	Fundacion Ciudad de la Energia	Amec Foster Wheeler Energia S.L.U.	Relates to the Technology Development Plant (an Oxy-CFB boiler) (see folders 3.1.5.3 and 3.1.5.3.3 in the Data Room)
Licence Termination Agreement dated April 9, 2014	Doosan Heavy Industries & Construction Co., Ltd.	Amec Foster Wheeler North America Corp.	Amec FW’s obligations for CFB projects sold by Doosan under the Licence Agreement before its termination
Memorandum of Understanding dated May 21, 2014	Dongfang Electric Corporation, Dongfang Boiler Group Co., Ltd. and Dongfang Boiler Works	Foster Wheeler Energy Corporation and Amec Foster Wheeler North America Corp.	Termination of the original licence agreement and all rendered arbitral awards, prohibiting the use of AFW’s patents with allowance of know-how granted to Dongfang from AFW
Joint Venture Agreement in respect of ISGEC Foster Wheeler Boilers Private Limited	Isgec Heavy Engineering Limited	Amec Foster Wheeler North America Corp.	ISGEC Joint Venture
158

Schedule 9

Part 2
Non-Transferring Contracts

Project	Client	Seller Group Contracting Party	Scope of Agreement
Site Services for Nghi Son 2x300MW PC Boilers in Vietnam (1)	Marubeni Corporation	Amec Foster Wheeler Services (Thailand) Ltd.	Foster Wheeler Service (Thailand) Limited has a contract dated September 27, 2010 with Marubeni Corporation to perform site advisory services during erection, commissioning and testing of the pulverized coal boilers and auxiliary equipment for the 2x300MW Nghi Son Thermal Power Plant Construction Project (1) located in Vietnam
Site Services for Thai Binh 2x300MW PC Boilers in Vietnam (1)	Marubeni Corporation	Amec Foster Wheeler Services (Thailand) Ltd.	Foster Wheeler Service (Thailand) Limited has a contract dated March 20, 2014 with Marubeni Corporation to perform site advisory services during erection, commissioning and testing of the pulverized coal boilers and auxiliary equipment for the 2x300MW Thai Binh (1) Thermal Power Plant and Transmission Lines Construction Project located in Vietnam
159

Schedule 10
Third Party Consents

Part 1
Transferring Contracts

1	Obligation to obtain Third Party Consents

1.1	The Seller shall use reasonable endeavours both before and after Closing to procure all necessary Third Party Consents to achieve the novation (and in the event that a novation is not acceptable to any third party counterparty to any Transferring Contract, the assignment or other transfer) from the relevant member of the Retained Group (the “Transferor”) to the relevant Group Company (the “Transferee”) of each Transferring Contract and shall keep the Purchaser informed of progress in obtaining such Third Party Consents.

1.2	In relation to any Transferring Contract which cannot be novated, assigned or transferred by the Transferor to the Transferee without a Third Party Consent, this Agreement shall not be construed as a novation or an assignment or transfer or an attempted novation, assignment or transfer.

1.3	The Seller shall deliver to the Purchaser, on Closing or, if later, as soon as possible after receipt, evidence of any Third Party Consent and a copy of any documentation effecting an assignment, transfer or novation (as the case may be) of the Transferring Contract duly executed by the appropriate parties. With effect from Closing, the Purchaser shall procure such due execution by Group Companies.

In connection with the obtaining of any Third Party Consent, the Purchaser shall co-operate and provide such assistance as may be required by the Seller, including supplying to the Seller such information and references regarding the financial position of the Purchaser as may be reasonably requested by the Seller or any relevant third party.

1.4	The cost of any reasonable fee demanded by the third party as consideration for giving the Third Party Consent shall be borne by the Seller. For the purposes of this Schedule 10, “fees or charges” shall mean any one-off fees payable to the relevant third party counterparty to the Transferring Contract in consideration for its consent and shall also include any ongoing fees or charges under any Transferring Contract, including any one-off increase in, or other variation to, any fees or charges payable during the remaining term of the Transferring Contract and any fees or charges payable during any renewals or extensions of term.

2	Obligations until Third Party Consents are obtained

2.1	In respect of any Transferring Contract, from Closing until the relevant Third Party Consent has been obtained as contemplated by paragraph 1 above or where the Third Party Consent has been refused:

2.1.1	the Transferor shall hold the benefit of the Transferring Contract on trust for the Transferee to the extent it is lawfully able to do so or, where it is not lawfully able to do so, the Transferor and the Transferee shall make such other arrangements between themselves to provide to the Transferee the benefits of the Transferring Contract, including the enforcement at the cost and for the account of the
160

Transferee of all rights of the Transferor against any other party thereto in accordance with the instructions of the Transferee;

2.1.2	to the extent that the Transferee is lawfully able to do so, the Transferee shall perform the Transferor’s obligations under the Transferring Contract as agent or subcontractor and the Purchaser shall indemnify, and keep indemnified, the Seller (for itself and as trustee for the relevant Transferor) in respect of any and all Losses the Seller and/or the Transferor may incur directly in connection therewith; and

2.1.3	to the extent that the Transferee is not lawfully able to perform the Transferor’s obligations as contemplated in paragraph 2.1.2 above, the Seller shall procure that the Transferor shall (subject to being indemnified by the Purchaser for any Losses the Seller and/or Transferor may incur in connection therewith) do all such things as the Purchaser may reasonably require to enable due performance of the Transferring Contract and the Purchaser shall indemnify the Seller and the Transferor in respect thereof.

3	Failure to Obtain Third Party Consents

If the Purchaser is not lawfully able to perform or procure the performance of any Transferring Contract in accordance with paragraph 2.1.2 above or to receive the benefits of any Transferring Contract in accordance with paragraph 2.1 above, or if a Third Party Consent or novation is refused or otherwise not obtained on terms reasonably acceptable to both the Transferor and the Transferee within six months of Closing, then the Seller shall use reasonable endeavours to achieve an alternative solution that is acceptable to the Purchaser by which the Transferee shall receive the benefit of the relevant Transferring Contract.

161

Schedule 10
Third Party Consents

Part 2
Non-Transferring Contracts

1	Obligation to obtain Third Party Consents

1.1	The Seller shall use reasonable endeavours both before and after Closing to procure all necessary Third Party Consents to achieve the novation (and in the event that a novation is not acceptable to any third party counterparty to any Non-Transferring Contract, the assignment or other transfer) from the relevant Group Company (the “Transferor”) to the relevant member of the Retained Group (the “Transferee”) of each Non-Transferring Contract and shall keep the Purchaser informed of progress in obtaining such Third Party Consents.

1.2	In relation to any Non-Transferring Contract which cannot be novated, assigned or transferred by the Transferor to the Transferee without a Third Party Consent, this Agreement shall not be construed as a novation or an assignment or transfer or an attempted novation, assignment or transfer.

1.3	The Seller shall deliver to the Purchaser, on Closing or, if later, as soon as possible after receipt, evidence of any Third Party Consent and a copy of any documentation effecting an assignment, transfer or novation (as the case may be) of the Non-Transferring Contract duly executed by the appropriate parties. With effect from Closing, the Purchaser shall procure such due execution by Group Companies.

1.4	In connection with the obtaining of any Third Party Consent, the Purchaser shall co-operate and provide such assistance as may be required by the Seller.

1.5	The cost of any reasonable fee demanded by the third party as consideration for giving the Third Party Consent shall be borne by the Seller. For the purposes of this Schedule 10, “fees or charges” shall mean any one-off fees payable to the relevant third party counterparty to the Non-Transferring Contract in consideration for its consent and shall also include any ongoing fees or charges under any Non-Transferring Contract, including any one-off increase in, or other variation to, any fees or charges payable during the remaining term of the Non-Transferring Contract and any fees or charges payable during any renewals or extensions of term.

2	Obligations until Third Party Consents are obtained

2.1	In the event that a Third Party Consent has not been obtained prior to Closing, subject to paragraph 2.2 below, the Seller shall, from Closing:

2.1.1	procure that each Transferee shall assume, carry out, perform and discharge all of the relevant Transferor’s obligations under the Non-Transferring Contracts in accordance with the terms of the Non-Transferring Contracts; and

2.1.2	indemnify and keep indemnified the Purchaser (for itself and as trustee for the relevant Transferor) against any liability incurred by the Purchaser and/or the Transferor arising from the failure by the Transferee to assume, carry out, perform or discharge such obligations and against any Losses which the Purchaser and/or the Transferor may suffer by reason of the Purchaser or the Transferor taking any
162

reasonable action to avoid, resist or defend any Liability referred to in this paragraph 2.1.2.

2.2	In respect of any Non-Transferring Contract, from Closing until the relevant Third Party Consent has been obtained as contemplated by paragraph 1 above or where the Third Party Consent has been refused:

2.2.1	the Transferor shall hold the benefit of the Non-Transferring Contract on trust for the Transferee to the extent it is lawfully able to do so or, where it is not lawfully able to do so, the Transferor and the Transferee shall make such other arrangements between themselves to provide to the Transferee the benefits of the Non-Transferring Contract, including the enforcement at the cost and for the account of the Transferee of all rights of the Transferor against any other party thereto;

2.2.2	to the extent that the Transferee is lawfully able to do so, the Transferee shall perform the Transferor’s obligations under the Non-Transferring Contract as agent or subcontractor and the Seller shall indemnify, and keep indemnified, the Purchaser (for itself and as trustee for the relevant Transferor) in respect of any and all Losses the Purchaser and/or the Transferor may incur directly in connection therewith; and

2.2.3	to the extent that the Transferee is not lawfully able to perform the Transferor’s obligations as contemplated in paragraph 2.2.2 above, the Purchaser shall procure that the Transferor shall (subject to being indemnified by the Seller for any Losses the Purchaser and/or Transferor may incur in connection therewith) do all such things as the Seller may reasonably require to enable due performance of the Non-Transferring Contract and the Seller shall indemnify the Purchaser and the Transferor in respect thereof.

3	Failure to Obtain Third Party Consents

If the Seller is not lawfully able to perform or procure the performance of any Non-Transferring Contract in accordance with paragraph 2.2 above or to receive the benefits of any Non-Transferring Contract in accordance with paragraph 2.1 above, or if a Third Party Consent or novation is refused or otherwise not obtained on terms reasonably acceptable to both the Transferor and the Transferee within six months of Closing, then the Purchaser shall use reasonable endeavours to achieve an alternative solution that is acceptable to the Seller by which the Transferee shall receive the benefit of the relevant Non-Transferring Contract.

163

Schedule 11
Owned Registered IPR

Owned Patents

Part A – Patents in the name of a member of the Retained Group at the date of this Agreement

Proprietor: Foster Wheeler Energy Corporation

Country	Registration/Application Number	Status
Czech Republic	304616	Granted
Germany	1259758	Granted
Finland	1259758	Granted
France	1259758	Granted
United Kingdom	1259758	Granted
Hungary	229016	Granted
Poland	198809	Granted
Sweden	1259758	Granted
Austria	1581768	Granted
Czech Republic	1581768	Granted
Germany	1581768	Granted
Spain	1581768	Granted
Finland	1581768	Granted
France	1581768	Granted
Hungary	1581768	Granted
Poland	207231	Granted
Sweden	1581768	Granted
United States of America	6793013	Granted

Proprietor: Amec Foster Wheeler North America Corp.

Country	Registration/Application Number	Status
United States of America	9333476	Granted
China	201580038239.0	Pending
European Patent Office	15738748.1	Pending
India	201747004814	Pending
Japan	2017-502213	Pending
Republic of Korea	2016-7036471	Pending
South Africa	2016/08110	Pending
164

Part B – Patents in the name of a Group Company

Proprietor: Amec Foster Wheeler Energia Oy

Country	Registration/Application Number	Status
United States of America	6117199	Granted
Austria	1012502	Granted
Germany	1012502	Granted
Finland	110026	Granted
France	1012502	Granted
India	212438	Granted
Sweden	1012502	Granted
United States of America	6263837	Granted
China	ZL 99815601.9	Granted
Czech Republic	302863	Granted
Germany	1141626	Granted
Spain	1141626	Granted
Finland	105499	Granted
France	1141626	Granted
United Kingdom	1141626	Granted
Poland	194339	Granted
United States of America	6470833	Granted
United States of America	6290921	Granted
Austria	1228332	Granted
China	ZL00818321.X	Granted
Czech Republic	304468	Granted
Germany	1228332	Granted
Finland	1228332	Granted
France	1228332	Granted
United Kingdom	1228332	Granted
Japan	3984051	Granted
Poland	196596	Granted
Sweden	1228332	Granted
Austria	1268036	Granted
Canada	2404800	Granted
Czech Republic	300881	Granted
Germany	1268036	Granted
Finland	1268036	Granted
France	1268036	Granted
United Kingdom	1268036	Granted
India	205910	Granted
165

Country	Registration/Application Number	Status
Japan	4284022	Granted
Republic of Korea	0500303	Granted
Poland	200528	Granted
Sweden	1268036	Granted
Austria	1613422	Granted
China	ZL200480016675.X	Granted
Czech Republic	1613422	Granted
Germany	1613422	Granted
Spain	1613422	Granted
Finland	114115	Granted
France	1613422	Granted
United Kingdom	1613422	Granted
Hungary	1613422	Granted
India	220923	Granted
Italy	1613422	Granted
Japan	4230510	Granted
Poland	1613422	Granted
Sweden	1613422	Granted
United States of America	7240639	Granted
Austria	1766291	Granted
China	ZL200580011983.8	Granted
Czech Republic	1766291	Granted
Germany	1766291	Granted
Finland	116315	Granted
Finland	1766291	Granted
France	1766291	Granted
Hungary	1766291	Granted
India	239613	Granted
Japan	4421650	Granted
Republic of Korea	10-0765854	Granted
Poland	1766291	Granted
Sweden	1766291	Granted
United States of America	7427384	Granted
Australia	20043191129	Granted
Brazil	PI0418787-3	Granted
Canada	2564265	Granted
China	ZL200480042920.4	Granted
Estonia	05298	Granted
166

Country	Registration/Application Number	Status
Israel	178594	Granted
Russian Federation	2321799	Granted
United States of America	7503286	Granted
South Africa	2006/08803	Granted
Austria	1771696	Granted
China	ZL200580024837.9	Granted
Czech Republic	1771696	Granted
Germany	1771696	Granted
Finland	121637	Granted
France	1771696	Granted
Hungary	1771696	Granted
India	248464	Granted
Japan	4331779	Granted
Republic of Korea	10-0886665	Granted
Poland	1771696	Granted
United States of America	8117995	Granted
Austria	1858622	Granted
Czech Republic	1858622	Granted
Germany	1858622	Granted
Spain	1858622	Granted
France	1858622	Granted
Poland	1858622	Granted
Russian Federation	2363883	Granted
United States of America	8382470	Granted
Australia	2006325190	Granted
China	ZL200680046983.6	Granted
Czech Republic	1963744	Granted
Germany	1963744	Granted
Finland	124429	Granted
Finland	1963744	Granted
India	258873	Granted
Japan	5042234	Granted
Poland	1963744	Granted
Turkey	1963744	Granted
United States of America	8393304	Granted
South Africa	2008/05139	Granted
Australia	2007247089	Granted
China	ZL200780016720.5	Granted
167

Country	Registration/Application Number	Status
India	269952	Granted
Japan	4920081	Granted
Republic of Korea	10-1118509	Granted
Russian Federation	2393386	Granted
United States of America	8807053	Granted
South Africa	2008/08047	Granted
Australia	2007253231	Granted
China	ZL200780018048.3	Granted
Czech Republic	2021691	Granted
Germany	2021691/602007034651.7	Granted
Finland	122210	Granted
France	2021691	Granted
India	265045	Granted
Japan	4938845	Granted
Republic of Korea	10-1147722	Granted
Poland	2021691	Granted
United States of America	9038577	Granted
South Africa	2008/08397	Granted
Australia	2007253230	Granted
China	ZL200780018211.6	Granted
Czech Republic	2021118	Granted
Germany	2021118	Granted
Finland	118436	Granted
France	2021118	Granted
India	263851	Granted
Japan	4834150	Granted
Republic of Korea	10-1120436	Granted
Poland	2021118	Granted
United States of America	8316783	Granted
South Africa	2008/08399	Granted
Australia	2007253232	Granted
Czech Republic	2021692	Granted
Germany	2021692	Granted
Finland	121826	Granted
France	2021692	Granted
India	261133	Granted
Japan	4920082	Granted
Republic of Korea	10-1165297	Granted
168

Country	Registration/Application Number	Status
Poland	2021692	Granted
South Africa	2008/08398	Granted
Australia	2007331421	Granted
Bulgaria	2102577	Granted
Canada	2671829	Granted
China	ZL200780045964.6	Granted
Germany	2102577	Granted
Estonia	2102577	Granted
Spain	2102577	Granted
Finland	122703	Granted
Finland	2102577	Granted
Italy	2102577	Granted
Japan	5006939	Granted
Poland	2102577	Granted
Russian Federation	2421673	Granted
Sweden	2102577	Granted
United States of America	8291560	Granted
Austria	2219788/E670748	Granted
Australia	2008309537	Granted
China	ZL200880111362.0	Granted
Czech Republic	2219788	Granted
Germany	2219788/602008032613.6	Granted
Spain	2219788	Granted
Finland	2219788	Granted
France	2219788	Granted
United Kingdom	2219788	Granted
Hungary	2219788/E022077	Granted
India	277475	Granted
Italy	2219788	Granted
Japan	4932941	Granted
Republic of Korea	10-1167514	Granted
Poland	2219788	Granted
Sweden	2219788	Granted
United States of America	8506665	Granted
South Africa	2010/02419	Granted
Japan	5166556	Granted
Republic of Korea	10-1227864	Granted
Australia	2009312676	Granted
169

Country	Registration/Application Number	Status
China	200980144366.3	Granted
Czech Republic	2361148	Granted
Germany	2361148	Granted
Spain	2361148	Granted
Finland	121284	Granted
France	2361148	Granted
Japan	5349606	Granted
Republic of Korea	10-1255005	Granted
Poland	2361148	Granted
South Africa	2011/04190	Granted
Germany	2370730	Granted
Poland	2370730	Granted
Australia	2010233624	Granted
China	ZL201080016080.X	Granted
Czech Republic	2417389	Granted
Germany	2417389	Granted
Finland	124762	Granted
Finland	2417389	Granted
France	2417389	Granted
Japan	5274709	Granted
Republic of Korea	10-1279529	Granted
Poland	2417389	Granted
Turkey	2417389/Turkey 2015 10911 T4	Granted
United States of America	9016243	Granted
South Africa	2011/07724	Granted
Australia	2010233625	Granted
China	2010080016036.9	Granted
Czech Republic	2438355	Granted
Germany	2438355/602010020532.0	Granted
Spain	2438355/2527683	Granted
Finland	124375	Granted
Finland	2438355	Granted
France	2438355	Granted
Japan	5362901	Granted
Republic of Korea	10-1343427	Granted
Poland	2438355	Granted
United States of America	9151496	Granted
South Africa	2011/07725	Granted
170

Country	Registration/Application Number	Status
Australia	2010244298	Granted
China	ZL201080020222.X	Granted
Czech Republic	2427695	Granted
Germany	2427695	Granted
Finland	121581	Granted
France	2427695	Granted
Japan	5613228	Granted
Republic of Korea	10-1267827	Granted
Poland	2427695	Granted
United States of America	9163835	Granted
South Africa	2011/08254	Granted
China	ZL201080035677.9	Granted
Germany	2440317	Granted
Finland	121638	Granted
France	2440317	Granted
Japan	5584759	Granted
Japan	5897658	Granted
Republic of Korea	10-1129288	Granted
Russian Federation	2495712	Granted
United States of America	8992841	Granted
China	ZL201080058810.2	Granted
Japan	5563098	Granted
Republic of Korea	10-1463739	Granted
United States of America	9175851	Granted
China	ZL201180006011.5	Granted
Finland	124376	Granted
Japan	5356613	Granted
Republic of Korea	10-1378347	Granted
United States of America	8967088	Granted
China	ZL201180011090.9	Granted
Finland	123548	Granted
Japan	5748784	Granted
Republic of Korea	10-1377245	Granted
Russian Federation	2507445	Granted
United States of America	9091481	Granted
Germany	2524167/602011024644.5	Granted
Finland	122154	Granted
Poland	2524167	Granted
171

Country	Registration/Application Number	Status
China	ZL201280010249.X	Granted
Czech Republic	2678607	Granted
Germany	2678607	Granted
Finland	2678607	Granted
France	2678607	Granted
Japan	5739021	Granted
Republic of Korea	10-1485477	Granted
Poland	2678607	Granted
Russian Federation	2543108	Granted
Turkey	2678607/TR201507512 T4	Granted
United States of America	9423122	Granted
Finland	123166	Granted
Canada	2813363	Granted
Finland	123354	Granted
United States of America	9296963	Granted
Finland	123704	Granted
China	ZL201380005355.3	Granted
Finland	123693	Granted
Japan	5806781	Granted
Republic of Korea	1559758	Granted
United States of America	9518688	Granted
Finland	125773	Granted
Japan	5844021	Granted
Russian Federation	2599888	Granted
South Africa	2015/02432	Granted
Germany	2935526	Granted
Finland	125951	Granted
United Kingdom	2935526	Granted
Republic of Korea	1464112	Granted
United States of America	9533257	Granted
Austria	3017248/E842221	Granted
Czech Republic	3017248	Granted
Germany	3017248	Granted
Finland	126039	Granted
Finland	3017248	Granted
France	3017248	Granted
Hungary	3017248	Granted
Poland	3017248	Granted
172

Country	Registration/Application Number	Status
Sweden	3017248	Granted
Germany	3017157	Granted
Finland	126149	Granted
Finland	3017157	Granted
France	3017157	Granted
Republic of Korea	1626269	Granted
Czech Republic	3024559	Granted
Germany	3024559	Granted
Finland	126040	Granted
Finland	3024559	Granted
France	3024559	Granted
Japan	6049943	Granted
Poland	3024559	Granted
Turkey	3024559	Granted
Japan	6076511	Granted
European Patent Office	2417389	Opposition
European Patent Office	2438355	Opposition
European Patent Office	07730751.0	Pending
India	3257/CHENP/2009	Pending
India	3367/CHENP/2009	Pending
India	3754/CHENP/2011	Pending
India	8093/CHENP/2011	Pending
India	8116/CHENP/2011	Pending
India	8995/CHENP/2011	Pending
India	269/CHENP/2012	Pending
India*	4941/CHENP/2012	Pending
European Patent Office	10838743.2	Pending
India	6324/CHENP/2012	Pending
European Patent Office	11732705.6	Pending
India	7020/CHENP/2012	Pending
European Patent Office	11746916.3	Pending
India	8141/CHENP/2012	Pending
India	7592/CHENP/2013	Pending
European Patent Office	11771641.5	Pending
European Patent Office	11783134.7	Pending
European Patent Office	11852088.1	Pending
European Patent Office	12741976.0	Pending
United States of America	13/996663	Pending
173

Country	Registration/Application Number	Status
European Patent Office	13705516.6	Pending
India	5278/CHENP/2014	Pending
China	201380052721.0	Pending
European Patent Office	13788785.7	Pending
India	2553/CHENP/2015	Pending
Republic of Korea	2015-7011816	Pending
Australia	2013366331	Pending
United States of America	14/648321	Pending
European Patent Office	14175957.1	Pending
United States of America	14/374931	Pending
European Patent Office	14704542.1	Pending
Republic of Korea	2016-7022112	Pending
India	7249/CHENP/2015	Pending
Republic of Korea	2015-7036265	Pending
United States of America	14/891712	Pending
Brazil	BR1120150304125	Pending
China	201580001190.1	Pending
India	7951/CHENP/2015	Pending
Japan	2015-563156	Pending
Russian Federation	2015156462	Pending
United States of America	14/891736	Pending
Vietnam	1-2015-04796	Pending
South Africa	2015/08588	Pending
Finland	20155706	Pending
Republic of Korea	2016-0129753	Pending
Poland	P.419038	Pending
China	201580001729.3	Pending
India	201647006229	Pending
Republic of Korea	2016-7004397	Pending
Russian Federation	2016106912	Pending
United States of America	14/911301	Pending
South Africa	2016/00558	Pending
Finland	20155805	Pending
Patent Corporation Treaty	PCT/FI2016/050753	Pending
Finland	20165029	Pending
Patent Corporation Treaty	PCT/FI2017/050008	Pending
Finland	20165287	Pending
Patent Cooperation Treaty	PCT/FI2016/050447	Pending
174

* Instructions have been issued to the patent attorneys managing this application not to pursue this application.

Proprietor: Amec Foster Wheeler Energia Oy; Valmet Automation Oy

Country	Registration/Application Number	Status
Finland**	124987	Granted
European Patent Office	12855987.9	Pending

** This patent is registered in the name of Foster Wheeler Energia Oy and Metso Automation Oy, which is a former name of Valmet Automation Oy. This name change has not been recorded at the relevant registry.

Proprietor: Amec Foster Wheeler Energia Oy; Pourin Welding Engineering Co., Ltd.

Country	Registration/Application Number	Status
United States of America***	15/405536	Pending

*** Instructions have been issued to the patent attorneys managing this application to withdraw it.

175

Owned Trade Marks

Proprietor: Amec Foster Wheeler Energia Oy

Country	Mark	Registration/ Application Number	Class(es)	Status
European Union (Madrid Protocol)	FLEXI-BURN	1004707 (IR)	11	Registered
Finland	FLEXI-BURN	245441	11	Registered
Finland *	PYROFLOW	77277	11	Registered

* Instructions have been issued to the trade mark attorneys managing this registration not to renew it on its next renewal date.

CFB Exclusive Non-Registered IP

1	Bubbling Fluidized Bed Boiler:

A steam generator utilizing the principles of fluidized bed combustion with gas velocities between 0.5 and 3.5 meters/second in the upper section of the furnace. The gas velocity causes the hot bed particles (solids) which can consist of fuel, fuel ash, and sand to churn and mix within the furnace to evenly burn the fuel and transfer heat to the walls and other heat absorbing surfaces within the furnace. The gas velocity is low enough so that most of the bed particles remain within the furnace. The low solids combustion gas then typically passes through a convection Heat Recovery Area (HRA).

2	Circulating Fluidized Bed Boiler:

A steam generator utilizing the principles of fluidized bed combustion with gas velocities between 2 - 10 meters/second in the upper section of the combustion furnace. The gas velocity causes the hot bed particles (solids) which can consist of fuel, fuel ash, limestone, and sand to churn and mix within the furnace to evenly burn the fuel, capture sulfur oxides and transfer heat to the walls and other heat absorbing surfaces within the furnace. The gas velocity is high enough to cause the particles to escape from the top of the furnace, which are then captured by solid separators (such as cyclones) and continually returned to the bottom of the furnace. Circulating Fluidized Bed Boilers may include heat absorbing surfaces to capture heat from the particles along their return path to the furnace. Large units (over 300 MWe) can employ once through steam heating circuitry with steam conditions above the critical point of water (221 bar, 374°C) to improve power plant efficiency. The low solids combustion gas then typically passes through a convection Heat Recovery Area (HRA).

3	Circulating Fluidized Bed Scrubber:

A multi-pollutant flue gas cleaning system utilizing the principles of fluidized bed reactor chemistry with gas velocities between 2 - 10 meters/second in the upper section of an absorber charged with sodium bicarbonate, powder activated carbon and/or other reagents to churn and mix with flue gas from boilers and industrial processes to capture

176

vapour phase acid gases including SO2, SO3, HCl and HF, and other such gases, and also capture heavy metals including Hg, Cd, Pb and Br and other such metals, and also capture dioxins and furans. To improve the chemical and surface absorption reactions, spray nozzles inject water into the absorber to cool and humidify the flue gas and reacting particles. The absorber gas velocity is high enough to cause the particles to escape from the top of the absorber, which are then captured by a particulate collection device (such as a fabric filter or electrostatic precipitator) and recirculated back to the absorber vessel to continue absorbing acid gases and metals. A fabric filter may be used to provide final cleaning as the flue gas passes through the absorbing dust layer on the fabric filter bags.

4	Waste Heat Boiler for Non-Ferrous Metallurgical Industries:

Metallurgical Waste Heat Boilers (“WHB“) are steam generators designed to recover heat from hot process flue gases produced by non-ferrous pyro-metallurgical furnaces, or similar processes. These gases contain hot sticky corrosive ash and corrosive vapour phase elements such as chlorine and alkali metals. These WHBs utilize robust materials, such as austenitic alloys, weld overlays, and composite tubes often coupled with robust cleaning techniques such as spring hammer rapping and sonic cleaning to reliably produce steam for a multitude of purposes including fuel dying, process steam, heating and power production.

5	Biomass Gasifier:

A gasifier utilizing a fluidized bed gasification process at atmospheric and higher pressure levels with gas velocities between 0.5 - 10 meters/second in the upper section of the gasifier vessel. The gas velocity causes the hot bed particles, which can consist of high volatile fuels such as woody biomass in combination with agricultural waste or byproducts, plastic, paper and refuse derived fuels to churn and mix within the gasifier reactor under sub-stoichiometric conditions to produce a hot synthetic gas with low to medium heating value (1000-3000 kcal/Nm3). The gasifier can be designed for either a bubbling bed or circulating bed process with the gas velocity set low enough to retain most of the bed particles within the gasifier vessel or high enough to cause the particles to escape from the top of the gasifier, which are then captured by solid separators (such as cyclones) and continually returned to the bottom of the gasifier. The gasifier can use air, oxygen enriched air, oxygen-steam mixture, steam or carbon dioxide as the fluidizing medium to control the syngas composition and heating value.

177

Schedule 12
Securities, Guarantees, etc.

Clause 5.9

1	Guarantees for which the Purchaser is to Procure Release

Obligor	Project	Beneficiary	Current Guarantor
Amec Foster Wheeler Energia Polska	Bank facility	Bank Zachodni WBK	Amec Foster Wheeler plc
Amec Foster Wheeler Energia Polska	Bank facility	ING Bank Śląski	Amec Foster Wheeler plc
Foster Wheeler Energia Oy	Bonding facility	Atradias Credit Insurance N.V.	Foster Wheeler Ltd.
Foster Wheeler Energia Oy	Bonding facility	Euler Hermes Europe S.A., Branch in Finland (Bank)	Amec Foster Wheeler plc
Foster Wheeler Energia Oy	Bonding facility	Nordea Bank Finland and Nordea Bank AB	Foster Wheeler Ltd.
Foster Wheeler Energia Oy	Bonding facility	Danske Bank Plc	Foster Wheeler Ltd
Isgec Heavy Engineering Limited	Foster Wheeler North America Corp. guarantees Isgec Heavy Engineering Limited contract obligations to HPCL-Mittal Energy Ltd. for 2x300 t/h CFB boilers	HPCL-Mittal Energy Ltd.	Foster Wheeler North America Corp.
Foster Wheeler Energia Oy*	Guarantee in respect of obligations under the Cebu contract to be novated from Amec Foster Wheeler North America Corp to Amec Foster Wheeler Energia Oy	Hyundai Engineering Co. Ltd.	Amec Foster Wheeler North America Corp.

*Proposed new parent company guarantee to be provided by Amec Foster Wheeler North America Corp. and entered into between the date of this Agreement and Closing in respect of the obligations of Foster Wheeler Energia Oy under the Cebu/Therma Visayas contract. This guarantee will be required in order to novate the Cebu/Therma Visayas contract to Foster Wheeler Energia Oy.

2	Guarantees for which the Seller is to Procure Release

Obligor	Project	Beneficiary	Current Guarantor
Foster Wheeler Energia SLU	Bonding Facility Bank facility	Banco Popular Espanol, SA	Foster Wheeler Energia Oy
Foster Wheeler Energia SLU	Hedging facility Bank facility	Banco Popular Espanol, SA	Foster Wheeler Energia Oy
178

3	Bank Facilities, Bonds and Letters of Credit for which the Purchaser is to Procure Release

Obligor	Project	Beneficiary	Expiry
ANZ
AmecFW Service (Thailand)	2980-S, Cebu / Therma Visayas Site Services	Hyundai Engineering Co., Ltd.	3 Apr 2018
AmecFW Service (Thailand)	3042-P, Spare parts for burner	PT Dian Swastatika Sentosa	13 Apr 2017
AmecFW Service (Thailand)	Sem-Calaca Power Corporation	Sem-Calaca Power Corporation	28 Feb 2017
Amec Services Limited – Philippine Branch	Cebu / Therma Visayas	Galing Power & Energy Contruction Inc.	31 May 2019
AmecFWNAC	Cebu / Therma Visayas	Hyundai Engineering	24 Aug 2018
BNP Paribas
AmecFWNAC	Mong Duong 1	Hyundai Engineering	10 Oct 2017
AmecFWNAC	Mong Duong 1	Hyundai Engineering	3 Dec 2017
AmecFWNAC	Alto SM 200	Daelim	15 Dec 2017
AmecFWNAC	Seagull Project	eTEC E&C	23 Jun 2018
AmecFWNAC	Isgec Mittal Project	HPCL Mittal Energy	13 Feb 2018
AmecFW Service (Thailand)	Seagull Project – Site services	eTEC E&C	23 Jun 2018
AmecFW Energia Polska	Administrare Fiscala pentru Contribuabili Nerezidenti	Agentia Nationala de Administrare Fiscala	31 Jul 2017
AmecFW Energy Fakop Sp. Z.o.o.	Georgia Pacific, Brewton AL	Andritz Oy	28 Feb 2017
179

4	Obligations issued under a local facility with a Parent Company Guarantee for which the Purchaser is to Procure Release

Obligor	Branch	Beneficiary	Expiry
Danske Bank
AmecFW Energia Oy	Helsinki, Finland	Helen Oy	4 Oct 2017
AmecFW Energia Oy	Helsinki, Finland	Kilpilahden Voimalaitos Oy	31 Dec 2018
AmecFW Energia Oy	Helsinki, Finland	Tulli	31 Dec 2017
AmecFW Energia Oy	Helsinki, Finland	StoraEnso Oyj	27 Jan 2019
AmecFW Energia Oy	Helsinki, Finland	ESB Electricity Supply Board	16 Jun 2017
AmecFW Energia Oy	Helsinki, Finland	ESB Electricity Supply Board	16 Jun 2017
AmecFW Energia Oy	Helsinki, Finland	Napapiirin Energia ja Vesi Oy	30 Nov 2017
AmecFW Energia Oy	Helsinki, Finland	Napapiirin Energia ja Vesi Oy	30 Nov 2017
AmecFW Energia Oy	Helsinki, Finland	Kotkan Energia Oy	31 Jan 2019
AmecFW Energia Oy	Helsinki, Finland	Yara Suomi Oy	03 Sept 2017
AmecFW Energia Oy	Helsinki, Finland	Boliden Harjavalta Oy	23 Aug 2018
AmecFW Energia Oy	Helsinki, Finland	Yara Suomi Oy	05 Sept 2017
AmecFW Energia Oy	Helsinki, Finland	Stora Enso	18 Nov 2017
AmecFW Energia Oy	Helsinki, Finland	Yara Suomi Oy	17 Mar 2017
AmecFW Energia Oy	Helsinki, Finland	Savon Sellu Oy	28 Dec 2017
AmecFW Energia Oy	Helsinki, Finland	Kotkan Energia Oy	29 Oct 2017
AmecFW Energia Oy	Helsinki, Finland	UPM-Kymmene Oyj	05 Nov 2018
AmecFW Energia Oy	Helsinki, Finland	UPM France SAS	17 Sept 2018
AmecFW Energia Oy	Helsinki, Finland	UPM France S.A.S.	10 May 2017
AmecFW Energia Oy	Helsinki, Finland	ESB Electricity Supply Board	29 May 2017
AmecFW Energia Oy	Helsinki, Finland	Oulun Kaupunki	1 Jul 2017
180

Obligor	Branch	Beneficiary	Expiry
AmecFW Energia Oy	Helsinki, Finland	StoraEnso Oyj	11 Mar 2018
AmecFW Energia Oy	Helsinki, Finland	UPM Kymmene Oyj	7 Nov 2017
AmecFW Energia Oy	Helsinki, Finland	Boliden Harja Valta Oy	03 Sept 2017
AmecFW Energia Oy	Helsinki, Finland	UPM-Kymmene (UK) Ltd	30 Jul 2017
AmecFW Energia Oy	Helsinki, Finland	UPM France S.A.S.	10 May 2017
AmecFW Energia Oy	Helsinki, Finland	Helen Oy	07 Nov 2017
AmecFW Energia Oy	Helsinki, Finland	Adven Oy	24 Sept 2017
AmecFW Energia Oy	Helsinki, Finland	Sachtleben Pigments Oy	30 Apr 2017
AmecFW Energia Oy	Helsinki, Finland	Aurubis Bulgaria AD	01 Jul 2017
AmecFW Energia Oy	Helsinki, Finland	KGHM Zanam S.A.	22 Oct 2017
AmecFW Energia Oy	Helsinki, Finland	TSE-Naantali Oy	05 Jan 2018
AmecFW Energia Oy	Helsinki, Finland	Wuxi Huaguang Boiler Co.	29 Mar 2020
Foster Wheeler Energia OY	Helsinki, Finland	Napapiirin Energia ja Vesi Oy	01 Dec 2017
Foster Wheeler Energia OY	Helsinki, Finland	Napapiirin Energia ja Vesi Oy	30 Nov 2018
Foster Wheeler Energia OY	Helsinki, Finland	Boliden Harjavalta Oy	25 Aug 2018
Foster Wheeler Energia OY	Helsinki, Finland	Yara Suomi Oy	30 Jun 2018
Foster Wheeler Energia OY	Helsinki, Finland	Boliden Harjavalta Oy	30 Sept 2018
Foster Wheeler Energia OY	Helsinki, Finland	Savon Voima Lämpö Oy	15 Dec 2018
Foster Wheeler Energia OY	Helsinki, Finland	Boliden Kokkola Oy	01 Aug 2018
Foster Wheeler Energia OY	Helsinki, Finland	Savon Voima Lämpö Oy	22 Jan 2019
Foster Wheeler Energia OY	Helsinki, Finland	Savon Sellu Oy	31 Aug 2018
Foster Wheeler Energia OY	Helsinki, Finland	Yara Suomi Oy	31 Dec 2018
Foster Wheeler Energia OY	Helsinki, Finland	StoraEnso Oyj	29 Dec 2018
181

Obligor	Branch	Beneficiary	Expiry
Foster Wheeler Energia OY	Helsinki, Finland	Altia Oyj	06 Oct 2017
Foster Wheeler Energia OY	Helsinki, Finland	Vantaan Energia Oy	25 Nov 2018
Foster Wheeler Energia OY	Helsinki, Finland	KGHM ZANAM Sp. z o.o.	02 Aug 2017
Foster Wheeler Energia OY	Helsinki, Finland	seinajoen energia oy	31 Mar 2017
Nordea Bank
AmecFW Energia Oy	Helsinki, Finland	Nyrstar Port Pirie Pty Ltd	1 Oct 2017
AmecFW Energia Oy	Helsinki, Finland	GS Engineering and Construction Corporation	1 Jul 2018
AmecFW Energia Oy	Helsinki, Finland	NyrstarPort Pirie PTY Ltd.	1 Oct 2017
AmecFW Energia Oy	Helsinki, Finland	Harbin Electric International Company Ltd	30 Jan 2018
AmecFW Energia Oy	Helsinki, Finland	Tecnicas Reunidas S.A. And Samsung C&T EC UK	10 Nov 2017
AmecFW Energia Oy	Helsinki, Finland	Tecnicas Reunidas S.A. And Samsung C&T EC UK	10 Apr 2020
Foster Wheeler Energia AB	Helsinki, Finland	Kraftringen Produktion AB	31 Mar 2017
Foster Wheeler Energia Oy	Helsinki, Finland	GS Engineering and Construction Corporation	31 Jul 2017
Foster Wheeler Energia Oy	Helsinki, Finland	Enefit Energiatootmine AS	29 Jun 2019
Euler Hermes S.A.
Amec Foster Wheeler Energie GmbH	Helsinki, Finland	Wien Energie Bundesforste Biomasse Kraftwerk	30 May 2017
Local Facility Fronting Bank
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	TAURON Wytwarzanie SA	29 May 2018
182

Obligor	Branch	Beneficiary	Expiry
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	TAURON Wytwarzanie Spólka Akcyjna	15 Jul 2018
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	Tauron Wytwarzanie SA	18 Mar 2017
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	Elektrocieplownia Chorzow Elcho	31 July 2017
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	ZAKLADY REMONTOWE ENERGETYKI KATOWICE SA	24 Oct 2019
AmecFW Energia Polska Sp. z o.o.	ING	Elektrobudowa SA	05 Jul 2019
AmecFW Energia Polska Sp. z o.o.	ING Bank Slaski	Tauron Wytrzarzanie SA	19 May 2017
AmecFW Energia Polska Sp. z o.o.	ING Bank Slaski	Polimex Energetyka Sp zoo	16 Apr 2018
AmecFW Energia Polska Sp. z o.o.	ING Bank Slaski	TAURON Wytwarzanie Spólka Akcyjna	30 Apr 2017
AmecFW Energia Polska Sp. z o.o.	ING Bank Slaski	Deven JSCo	14 Jul 2017
AmecFW Energia Polska Sp. z o.o.	ING	Polimex Energetyka Sp zoo	16 Apr 2018
AmecFW Energia Polska Sp. z o.o.	ING Bank Slaski	Deven JSCo	01 Apr 2017
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	Deven JSCo	30 Jun 2017
183

Obligor	Branch	Beneficiary	Expiry
AmecFW Energia Polska Sp. z o.o.	ING	Elektrobudowa SA	05 Jul 2019
AmecFW Energia Polska Sp. z o.o.	ING	Polimex Energetyka Sp zoo	28 Feb 2018
AmecFW Energia Polska Sp. z o.o.	Bank Zachodni WBK	Fortum Silesia SA	31 May 2019
AmecFW Energy Fakop Sp. z o.o.	Bank Zachodni WBK	Andritz OY	30 Aug 2017
AmecFW Energy Fakop Sp. z o.o.	Bank Zachodni WBK	Andritz	31 Jul 2018
AmecFW Energy Fakop Sp. z o.o.	Bank Zachodni WBK	Andritz OY	24 Jun 2018
AmecFW Energy Fakop Sp. z o.o.	Bank Zachodni WBK	Andritz OY	15 Mar 2018
AmecFW Energy Fakop Sp. z o.o.	Bank Zachodni WBK	Andritz OY	31 Oct 2018

5	FX arrangements

Deal Reference	Entity	Counterparty	Trade Date	Maturity Date	Pay	P-Amount	Rec	R-Amount	Rate1	Project Name
FXFD56930	Amec Foster Wheeler Energia Polska Sp. z o.o.	CREDIT AGRICOLE	02/03/2016	23/02/2017	EUR	80,000.00	PLN	351,408.08	4.392601	Intercompany with AFW Energia OY
FXFD58780	Amec Foster Wheeler Energia Polska Sp. z o.o.	THE ROYAL BANK OF SCOTLAND PLC	07/07/2016	06/04/2017	EUR	1,300,000.00	PLN	5,832,066.50	4.486205	Andrintz Inc
FXFD60543	Amec Foster Wheeler Energia Polska Sp. z o.o.	CITIBANK N.A. LONDON	21/10/2016	31/01/2017	EUR	870,000.00	PLN	3,786,515.79	4.352317	Intercompany with AFW Energia OY
184

Deal Reference	Entity	Counterparty	Trade Date	Maturity Date	Pay	P-Amount	Rec	R-Amount	Rate1	Project Name
FXFD60545	Amec Foster Wheeler Energia Polska Sp. z o.o.	CITIBANK N.A. LONDON	21/10/2016	28/04/2017	EUR	870,000.00	PLN	3,806,748.51	4.375573	Intercompany with AFW Energia OY
FXFD60547	Amec Foster Wheeler Energia Polska Sp. z o.o.	CITIBANK N.A. LONDON	21/10/2016	29/06/2017	EUR	1,300,000.00	PLN	5,707,240.50	4.390185	Intercompany with AFW Energia OY
FXFD60549	Amec Foster Wheeler Energia Polska Sp. z o.o.	BARCLAYS BANK PLC	21/10/2016	29/08/2017	EUR	800,000.00	PLN	3,524,248.00	4.405310	Intercompany with AFW Energia OY
FXFD60551	Amec Foster Wheeler Energia Polska Sp. z o.o.	CITIBANK N.A. LONDON	21/10/2016	19/10/2017	EUR	1,700,000.00	PLN	7,510,889.00	4.418170	Intercompany with AFW Energia OY
FXFD60553	Amec Foster Wheeler Energia Polska Sp. z o.o.	BARCLAYS BANK PLC	21/10/2016	29/01/2018	EUR	2,200,000.00	PLN	9,772,312.00	4.441960	Intercompany with AFW Energia OY
185

Schedule 13
Internal Work Orders

Part 1
Contracts of purchase by in-scope companies from out-of-scope companies (including Xinhui)

Purchase / Order Number	Order Date	Description	Supplier	Category
AMECFW FOY
15031255	11/12/2015	CO1 Expediting visit, T/R	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
15031337	12/14/2015	Contract price deduction	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
16040297	3/22/2016	E1 after Implementation 2016	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
16040458	5/9/2016	Intrex collar samples	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
16041056	9/16/2016	Varkaus GEO environmental investigation	AMEC FW ENVIRONMENT & INFRASTRUCTURE UK	Engineering / Services
16031218	11/1/2016	Pressure parts manufacturing	AMEC FOSTER WHEELER POWER MACHINERY	Manufacturing
16041155	11/14/2016	Engineering work (Note: minority-owned in-scope JV company)	ISGEC FOSTER WHEELER BOILERS PRIVATE LTD	Engineering / Services
16041163	11/22/2016	Varkaus GEO environmental legislation	AMEC FW ENVIRONMENT & INFRASTRUCTURE UK	Engineering / Services
16031315	12/2/2016	Analysis of COD cracks	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
16041199	12/13/2016	Flights, daily allowances (Note: minority-owned in-scope JV company)	ISGEC FOSTER WHEELER BOILERS PRIVATE LTD	Engineering / Services
AFWEP
103912	12/6/2016	Tees FGT	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
95007	6/8/2015	Zabrze CHP Plant	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
AMECFW EMC
418320280.01.CN0	-	Pressure Parts	AMEC FOSTER WHEELER POWER MACHINERY	Manufacturing
418320270.01.CN0	-	Pressure Parts Fabrication	AMEC FOSTER WHEELER POWER MACHINERY	Manufacturing
418051380.01.CN0	-	Pressure Parts	AMEC FOSTER WHEELER POWER MACHINERY	Manufacturing
418320260.02.CN5	-	Pressure Parts Fabrication	AMEC FOSTER WHEELER POWER MACHINERY	Manufacturing
186

Purchase / Order Number	Order Date	Description	Supplier	Category
418320260.26.CN4	-	ESP Engineering Service	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
Payroll Service	-	Monthly Payroll Service	AMEC PROJECT INVESTMENTS LIMITED - KOREA BRANCH	Engineering / Services
TVEP	-	Technical and admin support services	AMEC SERVICES LTD. – PHILIPPINE ROHQ	Engineering / Services
AMEC FW ITC
7623360.01.CN0	10/21/16	Overlay tubes	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
AMEC FWST
BK1605008R1	-	HRA side wall	AMEC FW PMCL	Manufacturing
BK1605023R4	-	Supply material	AMEC FW PMCL	Manufacturing
Bk1606031R1	-	Material and Manpower	AMEC FW PMCL	Manufacturing / Engineering / Services
BK1608012	-	Spray Header	AMEC FW PMCL	Manufacturing
Bk1608024R1	-	Tube & Inconel 625 overlay wire	AMEC FW PMCL	Manufacturing
BK1609006	-	Fabrication Reheater R11 and R13 Replacement	AMEC FW PMCL	Manufacturing
BK1609007	-	Fabrication R11 and R13 Tube Spare Part	AMEC FW PMCL	Manufacturing
BK1609010	-	Supply and fabrication	AMEC FW PMCL	Manufacturing
BK1609014	-	Spray Header	AMEC FW PMCL	Manufacturing
BK1610020	-	Quezon Reheater	AMEC FW PMCL	Manufacturing
BK1610031	-	Tube SA210C	AMEC FW PMCL	Manufacturing
BK1506027	-	Reducer Assembly	AMEC FW PMCL	Procurement
187

Part 2
Contracts of sale by in-scope companies to out-of-scope companies (including Xinhui)

Project Number	Description	Status	Client Name	Category
AMEC FOSTER WHEELER ENERGIA OY
40100098600	ETEC SEAGULL	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40111102700	DOOSAN LICENSE SUPPORT	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40111102800	ISGEC LICENSE SUPPORT	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40113606900	eTec Seagull FX-variance	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40113809801	HPCL-Mittal site services	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40113902400	Allocation of SHI Royalty	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40113905600	Allocation of ISGEC Royalty	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40113917800	Mong Duong Process Engineering	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40113988401	GRP Franklin	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114032100	Petrox plant boiler support	-	AMEC FOSTER TALCAHUANO LTDA.	Engineering / Services
40114111200	Proposal support for AmecFWNAC	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114121800	Global Technology support	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114124400	MDP4 coordination and services	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114142500	MPD8 coordination services	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114143700	Polaniec SB system maintenance	-	AMEC FOSTER WHEELER CONSULTING POLAND	Engineering / Services
40114164700	SocarCivil eng 3rd party verif	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114188100	Engineering JV Alignment	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114217300	CFB users conference New Orleans	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
40114231900	AFWNAC / Oil lance nozzle	-	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Procurement
40114242100	Thai Oil ERU eng services	-	AMEC FOSTER WHEELER ITALIANA S.R.L.	Engineering / Services
AMEC FW POLSKA
40640000900	Support services for FWCP	These are contracts with no lump sum price reimbursable paid on monthly basis	AMEC FW CONSULTING POLAND	Engineering / Services
188

Project Number	Description	Status	Client Name	Category
40640009300	Aegis	These are contracts with no lump sum price reimbursable paid on monthly basis	AMEC FW CONSULTING POLAND	Engineering / Services
AMEC FOSTER WHEELER EMC
41805057000	Nghi Son-1	In warranty, open AR * Contract may be terminated	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
418055057001	Nghi Son-1 supplemental	In warranty, open AR * Contract may be terminated	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41805079000	MONGDUONG 1 2X500MW CFB Boiler	In warranty, open AR	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41805079001	MONGDUONG – Supplemental	In warranty, open AR	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41805114000	Thai Binh 1	In Progress * Contract may be terminated	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41805114001	Thai Binh – Supplemental	In Progress * Contract may be terminated	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41805138000	TVEP Project	In Progress	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41805138001	TVEP Project – Supplemental	In Progress	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41832025000	ETEC Seagull	In Warranty, open AR	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41832025001	ETEC Seagull – Supplemental	In Warranty, open AR	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services / Procurement
41803000320	E&C Hebei Support	On Reimbursable Basis	FW (HEBEI) ENGINEERING DESIGN CO LTD	Engineering / Services
41805158000	FWPML expense	On Reimbursable Basis	AMEC FW POWER MACHINERY	Engineering / Services
41805223000	Technical Advisory Services	On Reimbursable Basis	AMEC SERVICES LTD. – PHILIPPINE ROHQ	Engineering / Services
41805227000	GRP Franklin	In Progress	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
189

Project Number	Description	Status	Client Name	Category
41805237000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805238000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805239000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805240000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805242000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805245000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805246000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805247000	Tube pipe inspection service	CIP unbilled	AMEC FW POWER MACHINERY	Engineering / Services
41805250000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805251000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805253000	Tube pipe inspection service	Open AR	AMEC FW POWER MACHINERY	Engineering / Services
41805254000	Tube pipe inspection service	Open AR & CIP Unbilled	AMEC FW POWER MACHINERY	Engineering / Services
41805255000	Burner Expeditor	Open AR & CIP Unbilled	AMEC FW ENERGY LIMITED	Engineering / Services
FAKOP
40700028900	MAYO	-	AMEC FW ENERGIA S.L.U.	Manufacturing
40700081100	Probki testowe dla MTT	-	AMEC FW NORTH AMERICA CORP.	Engineering / Services
40700081300	Redzikowo Steel embeds	-	AMEC FW CONSULTING POLAND	Manufacturing
AMEC FOSTER WHEELER ITC
41705028000	YCI LNTP pre-engineering	Open AR	AMEC FOSTER WHEELER NORTH AMERICA CORP.	Engineering / Services
41762326000	SP-Equipment Amec FWPML	In Progress	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
41762332000	SP-Equipment PML	Open AR	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
41762335000	SP-Service PML	CIP unbilled and accrued cost	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
41762337000	SP-Service PML	CIP unbilled and accrued cost	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
41762339000	SP-Equipment PML	Open AR and accrued cost	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
190

Project Number	Description	Status	Client Name	Category
41762340000	SP-Service PML	CIP unbilled and accrued cost	AMEC FOSTER WHEELER POWER MACHINERY	Procurement
AMEC FW SERVICES THAILAND
2686-F	Alto SM200 – Fabrication of compact separator	A part of Alto 1 in progress	FWNAC	Manufacturing
2922-F	Fabrication and Supply HRA Roof	CIP unbilled	FWNAC	Manufacturing
3139-S	Support FWNAC for 3 years RSE agreement with Formosa, Taiwan (16 October 2015 – 15 October 2018)	In Progress	FWNAC/FORMOSA RSE	Engineering / Services
3224-S	MD1 – Cost of Mr Hieu and Mr Ed Oziersko during Dec 15. 1st half of Jan, 2nd half of March 16 (HDEC 2472-S)	In Progress	FWNAC	Engineering / Services
3254-S	Tech Consulting Services to Optimize Power Plant Operational Efficiency and Performance (China JV Tech Support)	In Progress	AMEC FW ENVIRONMENT AND INFRASTRUCTURE	Engineering / Services
3257-S	Thai Binh 1 – Local Sourcing Misc. Material (Reimbursement)	A part of Thai Binh. In progress	AMEC FOSTER NORTH AMERICA CORP.	Procurement
3257-I	Tube Thickness Inspection and Repair	In Progress	AMEC FOSTER NORTH AMERICA CORP.	Engineering / Services
3302-S	Condenser Foundation Supervision (Base Plate Slotting) : SPD-C-27464 / GULF-01	In Progress	AMEC FOSTER WHEELER ENERGIA S.L.U	Engineering / Services
191

Schedule 14
Asbestos Survey Guidelines

1	Visual confirmation of the buildings

1.1.1	To conduct a thorough walk through across the target sites and to cover all buildings (covering all floors, all rooms, attics and basements) which potentially contain friable or non-friable asbestos containing materials (“ACMs”).

1.1.2	To use a site auditor with a reasonable level of experience to identify any possible friable/non-friable ACMs as part of the Asbestos Survey.

2	Sampling

2.1.1	To take samples from all identified potential ACMs in sufficient amounts for a laboratory to be able to test for asbestos.

2.1.2	Samplings to be conducted and the sampling process may, at the discretion of the site auditor, include (but are not limited to) taking a sample of:

(i)	wall board materials;

(ii)	floor tiles;

(iii)	roof materials;

(iv)	insulation materials;

(v)	gaskets;

(vi)	pipe coverings; and/or

(vii)	exterior paint.

2.1.3	Each sample is to be individually stored in separate container (e.g. in plastic bags) and labelled appropriately (e.g. date taken, location and material taken).

2.1.4	Photo logs of the sampling locations should be taken in order to identify where all the relevant samples were taken.

2.1.5	During the sampling, the condition and status of the potential ACMs should also be recorded along with confirmation on whether such materials are deteriorated or damaged to the extent that they must be replaced/removed, should they contain asbestos.

2.1.6	All samples should be sent to the laboratory with record taken of the relevant chain of custody.

3	Analysis

3.1.1	The analysis should be conducted at an accredited and certified laboratory with a reasonable level of experience in assessing ACMs.
192

3.1.2	The results generated by the laboratory should be accompanied by an assessment on whether the ACMs contain asbestos, the type of asbestos and the relative percentage concentration of asbestos contained in the samples.
193

Schedule 15
Terms and Conditions
Clause 6.6.1

Terms and Conditions of Sale/Purchase

Article 1, General: These Terms and Conditions are applicable to Intra-Group Contracts (Contracts) for the purchase and sale of goods and services between the relevant members of the Seller’s Group (as such term is defined in the SPA) and the Group (as such term is defined in the SPA) where the Intra-Group Contracts do not specify formal mutually agreed terms and conditions.

The Intra-Group Contracts are sometimes issued in the form of an Inter-Company Work Order (IWO).

As used herein, the term “Purchaser” shall mean the purchaser of the goods or services under the Contract, and the term “Seller” shall mean the Seller of the goods and services under the Contract.

Article 2, Price: The price shall be as a set forth in the Contract.

Article 3, Terms of Payment: Unless otherwise stated in the Contract, the payments terms shall be as follows:

Sale of Goods: Invoices shall be issued upon shipment of goods based upon 100% of the price of the goods shipped and pro rata invoices shall be issued for partial shipments.

Consulting and Advisory Services and Construction Services: Invoices shall be issued each month for the services performed during the prior month.

General: No offset or retention shall be applicable to invoices issued by the Seller. Invoices shall be payable by the end of the month following the month the Purchaser receives invoice, and interest shall be charged on past due accounts. If any payments are delayed, the Seller may suspend the work upon fifteen (15) days prior written notice to the Purchaser, and the Seller shall be entitled to an extension of time and compensation for any additional costs as a result of such suspension. If any payments are delayed by more than thirty (30) days, the Seller may terminate the Contract upon fifteen (15) days prior written notice to the Purchaser, and such termination shall be treated as a termination for the convenience of the Purchaser.

Article 4, Taxes: The Seller’s price is exclusive of all taxes or assessments of any kind that may be imposed by any taxing jurisdiction, directly or indirectly, on the sale of the goods or services including but not limited to sales, use, license, income, franchise, business, gross receipts, turnover, value added tax (VAT), Goods and Services Tax (GST), stamp, withholding tax or retention in lieu of withholding tax, or consumption taxes and customs duties or fees, clearance charges, port charges, or inspection charges, if applicable to the goods or services rendered.  If the Seller is required to pay or collect any such taxes or duties, or the Purchaser is required to withhold such taxes or duties, then all such amounts shall be paid by the Purchaser in addition to the Seller’s price.

Article 5, Time of Performance: All schedule dates are estimated dates, and in no event shall Seller be liable for any delay damages.

All schedule dates shall be extended for delays attributable to fires, floods, labor disputes, riots, thefts, accidents, act of the Government, acts of subsuppliers, acts of other contractors, acts of the Purchaser or Owner/User, changes in applicable laws or regulations, unavailability of qualified

194

labor or materials, or any other cause beyond the reasonable control of Seller which may delay the work.

The Seller may terminate this Contract if performance becomes impossible or illegal, or if an unacceptable danger to the Seller’s personnel arises.

Article 6, Title and Risk of Loss: Title and risk of loss to the goods shall pass to the Purchaser upon delivery of the goods to the delivery point specified in the Contract.

Seller shall not be responsible for loss or damage, including loss or damage in transit when the risk lies with Seller, unless the delivered goods are checked against the bill of lading and Seller’s shipping list immediately upon arrival and any claims are promptly reported.

Article 7, Changes: Any changes requested by the Purchaser shall be subject to the agreement of the Seller, including agreement on an appropriate adjustment to the price, schedule and other affected conditions of the Contract. Any such changes and the adjustments to the Contract resulting therefrom shall be documented in a formal change order executed by Purchaser and Seller prior to the commencement of the change.

The Contract is based upon applicable laws that are in effect on the date of the Seller’s Proposal. Any changes in such laws that impact the performance of the work or the time or cost to perform the work shall be considered a change to the Contract and an appropriate adjustment shall be made to the price, schedule and other affected conditions of the Contract.

Article 8, Subcontracting and Substitution: Seller may subcontract all or any part of the work. In addition, Seller reserves the right to select the manufacturer or supplier of purchased items of goods. In the event the Proposal or Contract should name specific vendors, the reference to such vendors shall be construed as a general indication of the type of goods to be furnished and shall not limit Seller’s selection to that particular vendor.

Article 9, Suspension and Termination: The Purchaser shall have the right to postpone or suspend the work at any time upon ten days written notice to Seller. In such event, the Purchaser shall compensate Seller for any additional costs incurred by Seller as a result of such postponement or suspension, and Purchaser shall grant an appropriate extension to the schedule which shall take into consideration both the period of postponement and its consequences.

In the event the aggregate total of suspensions exceeds two (2) months Seller shall be entitled to be paid for all costs for work performed including any partially completed work. In the event the aggregate total of suspensions exceeds six (6) months Seller shall be entitled to terminate the Contract by notice to the Purchaser and such termination shall be deemed to be a termination for Purchaser’s convenience.

If shipment is delayed at the request of the Purchaser or by any other cause which is beyond the control of Seller, the date when the goods are reported ready for shipment shall be regarded as the date of shipment and payments shall be made accordingly. The goods shall be held at the Purchaser’s risk, and the Purchaser shall pay for storage, maintenance and handling charges.

The Purchaser shall have the right to terminate this Contract at any time upon ten days written notice to Seller. In the event this Contract should be terminated by the Purchaser for any reason, or by the Seller for reasons specified in this Contract, the Purchaser shall pay Seller an appropriate amount to compensate Seller for work performed prior to termination and cost to bring the work to a conclusion.

195

Article 10, Warranty:

Goods: The Seller warrants that the goods furnished by Seller pursuant to the Contract shall be free from defects in materials and workmanship. Should any such goods be discovered to fail to conform to this warranty and the Seller be notified in writing of such failure prior to the expiration of the warranty period, Seller shall correct such failure by repair or replacement.

The warranty period applicable to the goods shall extend until twelve (12) months from the date of initial operation or twenty-four (24) months from the date of delivery, whichever should occur first.

Corrections shall be performed by replacement of the defective part to the same delivery point and under the same delivery term as were applicable to the original delivery (in which case the Seller shall not be responsible for the costs related to the Jobsite dismantling or reinstalling of such part), or repair of the defective part at the Jobsite on a normal straight time work hours basis (in which case the Purchaser shall provide the Seller free access to the part to perform the repair).

Seller shall be responsible for the proper selection and specification requirements for accessory equipment that is purchased by Seller from third party suppliers. Warranties for such items are limited to those extended to Seller by the suppliers.

Services: The Seller warrants that any engineering or consulting services or any construction services furnished by the Seller shall be performed in accordance with good practices and procedures. Should any such services be discovered to fail to conform to this warranty within twelve (12) months from the date of performance of the services and the Seller be notified in writing of such failure prior to the expiration of such warranty period, the Seller shall at its option either (a) correct or reperform the services, or (b) refund to the Purchaser a portion of the price that is applicable to the nonconforming portion of the services.

Any and all work performed or decisions made by the Purchaser or others on the engineering or consulting services provided by Seller shall be at the risk and expense of the Purchaser.

General: The Seller shall not be held responsible for corrections made by the Purchaser or by others unless prior written approval is given to the Purchaser by Seller.

The foregoing warranty is conditioned upon prompt notification by the Purchaser and substantiation that the goods has been properly handled, erected, maintained and operated in accordance with good industry practice and any specific recommendations of Seller, including the use of fuels and consumables within the specified range. The Seller makes no performance guarantees and the Seller shall not be responsible for the effects of corrosion, erosion, and wear.

THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXCEPT THAT OF TITLE, WHETHER WRITTEN, ORAL OR IMPLIED, IN FACT OR IN LAW (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.) Correction of defects, whether latent or patent, in the manner and within the period of time provided above, shall constitute the entire liability of Seller with respect to defects in the work, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory.

Article 11, Limitation of Liability: In no event shall the Seller or its subcontractors or vendors be liable, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory, for any loss of anticipated profits or revenue or for any special, indirect, consequential, punitive or exemplary damages, such as, but not limited to, cost of capital, loss of use or increased expense of use of equipment or plant, loss of power or production, cost of purchased or replacement power or production, or claims of customers for loss of power or production. The remedies of the Purchaser set forth in this Contract are exclusive.

196

The liability of the Seller and its subcontractors or vendors arising out of or relating to this Contract or the breach thereof, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory, shall be limited to the Contract price.

The liability of Seller and its subcontractors and vendors for damage to property of the Purchaser or damage to the facility for which the work hereunder is performed (including the goods and other work furnished by Seller under this Contract after risk of loss has passed to the Purchaser) shall be limited to the lesser of (i) US$1,000,000 or (ii) the Contract price, and Seller and its subcontractors and vendors shall be released from any such liability in excess of such amount.

Article 12, Liability to Owner/User: In the event the Purchaser is different than the Owner/User of the facility for which the work is performed, the Purchaser shall obtain a written agreement from the Owner/User, and every party in the contracting chain between the Purchaser and the Owner/User, (a) releasing the Seller and its subcontractors and vendors from liability for loss of anticipated profits or revenue and any special, indirect, consequential, punitive or exemplary damages, and (b) releasing Seller and its subcontractors and vendors from liability for damage to the facility and Owner’s/User’s and each releasing Party’s property in excess of US$1,000,000.

Article 13, Governing Law: This Contract shall be governed by and construed in accordance with the laws of the England and Wales without regard to its conflicts of law doctrine.

Article 14, Dispute Resolution: Any dispute between the Purchaser and Seller arising out of or relating to this Contract, including the validity, interpretation, execution or breach of this Contract or the rights of Purchaser and Seller under this Contract, that Purchaser and Seller cannot settle by mutual agreement shall be finally settled by arbitration in Singapore under the Rules of Arbitration of the International Chamber of Commerce in effect on the date of this Contract by three arbitrators. The arbitration proceedings shall be held in the English language. Any and all awards made by the arbitrators shall be considered final and binding upon Purchaser and Seller, and may be entered in any court having jurisdiction for a judicial acceptance of the award and an order of enforcement.

197

Schedule 16
Terms and Conditions
Clause 6.6.2

Contract for Services

Article 1, General: This Contract applicable to the services provided from Amec Foster Wheeler Energia Polska Sp. z.o.o. (“Supplier”) to Amec Foster Wheeler Consulting Poland Sp. z.o.o. (“Customer”) as are specified in Schedule A (“Services”).

Article 2, Price: The price shall be as set forth in Schedule A.

Article 3, Terms of Payment: The payments terms shall be as follows:

Invoices shall be issued each month for the Services performed during the prior month.

No offset or retention shall be applicable to invoices issued by the Supplier. Invoices shall be payable by the end of the month following the month the Customer receives invoice, and interest shall be charged on past due accounts. If any payments are delayed, the Supplier may suspend the work upon fifteen (15) days prior written notice to the Customer, and the Supplier shall be entitled to an extension of time and compensation for any additional costs as a result of such suspension. If any payments are delayed by more than thirty (30) days, the Supplier may terminate this Contract and end the provision of the Services upon fifteen (15) days prior written notice to the Customer, and such termination shall be treated as a termination for the convenience of the Customer.

Article 4, Taxes: The Supplier’s price is exclusive of all taxes or assessments of any kind that may be imposed by any taxing jurisdiction, directly or indirectly, on the services including but not limited to sales, use, license, income, franchise, business, gross receipts, turnover, value added tax (VAT), Goods and Services Tax (GST), stamp, withholding tax or retention in lieu of withholding tax, or consumption taxes and customs duties or fees, clearance charges, port charges, or inspection charges, if applicable to the goods or services rendered.  If the Supplier is required to pay or collect any such taxes or duties, or the Customer is required to withhold such taxes or duties, then all such amounts shall be paid by the Customer in addition to the Supplier’s price.

Article 5, Time of Performance: All schedule dates are estimated dates, and in no event shall Supplier be liable for any delay damages.

All schedule dates shall be extended for delays attributable to fires, floods, labor disputes, riots, thefts, accidents, act of the Government, acts of subsuppliers, acts of other contractors, acts of the Customer or Owner/User, changes in applicable laws or regulations, unavailability of qualified labor or materials, or any other cause beyond the reasonable control of Supplier which may delay the work.

The Supplier may terminate this Contract and end the provision of the Services if performance becomes impossible or illegal, or if an unacceptable danger to the Supplier’s personnel arises.

Article 6, Changes: Any changes to this Contract requested by the Customer shall be subject to the agreement of the Supplier, including agreement on an appropriate adjustment to the price, schedule and other affected conditions hereof. Any such changes and the adjustments shall be documented in a formal change order executed by Customer and Supplier prior to the commencement of the change.

198

This Contract is based upon applicable laws that are in effect as of the date hereof. Any changes in such laws that impact the performance of the work or the time or cost to perform the work shall be considered a change to this Contract and an appropriate adjustment shall be made to the price, schedule and other affected conditions hereof.

Article 7, Subcontracting and Substitution: Supplier may subcontract all or any part of the work to a third party at Supplier’s own discretion.

Article 8, Term, Suspension and Termination: The term of the provision of the Services shall be 12 months commencing on the date hereof.

The Customer shall have the right to postpone or suspend the work at any time upon ten days written notice to Supplier. In such event, the Customer shall compensate Supplier for any additional costs incurred by Supplier as a result of such postponement or suspension, and Customer shall grant an appropriate extension to the schedule which shall take into consideration both the period of postponement and its consequences.

In the event the aggregate total of suspensions exceeds two (2) months Supplier shall be entitled to be paid for all costs for work performed including any partially completed work. In the event the aggregate total of suspensions exceeds six (6) months Supplier shall be entitled to terminate this Contract and end the provision of the Services by notice to the Customer and such termination shall be deemed to be a termination for Customer’s convenience.

The Customer shall have the right to terminate this Contract and end the provision of the Services at any time upon ten days written notice to Supplier. In the event terminated by the Customer for any reason, or by the Supplier for reasons specified in this Contract the Customer shall pay Supplier an appropriate amount to compensate Supplier for work performed prior to termination and cost to bring the work to a conclusion.

Article 9, Warranty:

The Supplier warrants that any Services furnished by the Supplier shall be performed in accordance with good practices and procedures. Should any such Services be discovered to fail to conform to this warranty within twelve (12) months from the date of performance of the Services and the Supplier be notified in writing of such failure prior to the expiration of such warranty period, the Supplier shall at its option either (a) correct or reperform the Services, or (b) refund to the Customer a portion of the price that is applicable to the nonconforming portion of the Services.

Any and all work performed or decisions made by the Customer or others on the Services provided by Supplier shall be at the risk and expense of the Customer.

The Supplier shall not be held responsible for corrections made by the Customer or by others unless prior written approval is given to the Customer by Supplier.

The foregoing warranty is conditioned upon prompt notification by the Customer and substantiation that the goods has been properly handled, erected, maintained and operated in accordance with good industry practice and any specific recommendations of Supplier, including the use of fuels and consumables within the specified range. The Supplier makes no performance guarantees and the Supplier shall not be responsible for the effects of corrosion, erosion, and wear.

THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES EXCEPT THAT OF TITLE, WHETHER WRITTEN, ORAL OR IMPLIED, IN FACT OR IN LAW (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.) Correction of defects, whether latent or patent, in

199

the manner and within the period of time provided above, shall constitute the entire liability of Supplier with respect to defects in the work, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory.

Article 10, Limitation of Liability: In no event shall the Supplier or its subcontractors or vendors be liable, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory, for any loss of anticipated profits or revenue or for any special, indirect, consequential, punitive or exemplary damages, such as, but not limited to, cost of capital, loss of use or increased expense of use of equipment or plant, loss of power or production, cost of purchased or replacement power or production, or claims of customers for loss of power or production. The remedies of the Customer set forth in this Contract are exclusive.

The liability of the Supplier and its subcontractors or vendors arising out of or relating to this Contract or the breach thereof, whether in contract, tort (including negligence), warranty, strict liability or any other legal theory, shall be limited to the total price provided in Article 2.

The liability of Supplier and its subcontractors and vendors for damage to property of the Customer or damage to the facility for which the work hereunder is performed shall be limited to the lesser of (i) US$1,000,000 or (ii) the total price provided in Article 2, and Supplier and its subcontractors and vendors shall be released from any such liability in excess of such amount.

Article 11, Liability to Owner/User: In the event the Customer is different than the Owner/User of the facility for which the work is performed, the Customer shall obtain a written agreement from the Owner/User, and every party in the contracting chain between the Customer and the Owner/User, (a) releasing the Supplier and its subcontractors and vendors from liability for loss of anticipated profits or revenue and any special, indirect, consequential, punitive or exemplary damages, and (b) releasing Supplier and its subcontractors and vendors from liability for damage to the facility and Owner’s/User’s and each releasing Party’s property in excess of US$1,000,000.

Article 12, Governing Law: This Contract shall be governed by and construed in accordance with the laws of the England and Wales without regard to its conflicts of law doctrine.

Article 13, Dispute Resolution: Any dispute between the Customer and Supplier arising out of or relating to this Contract, including the validity, interpretation, execution or breach of this Contract or the rights of Customer and Supplier under this Contract, that Customer and Supplier cannot settle by mutual agreement shall be finally settled by arbitration in Singapore under the Rules of Arbitration of the International Chamber of Commerce in effect on the date of this Contract by three arbitrators. The arbitration proceedings shall be held in the English language. Any and all awards made by the arbitrators shall be considered final and binding upon Customer and Supplier, and may be entered in any court having jurisdiction for a judicial acceptance of the award and an order of enforcement.

Amec Foster Wheeler Energia Polska Sp. z.o.o. Amec Foster Wheeler Consulting Poland Sp. z.o.o.

By:	By:
Print Name:	Print Name:
Title:	Title:
200

Schedule A

1.	Scope of Services

Support Services (including, Commercial, Legal, Information Technology Human Resources and Engineering Services), Aegis support (including, Human Resources, Information Technology, Legal, Project Management, Engineering, Project Control and Accounting)

2.	[Price]

[ ]

201

Annexure

202

Table of Contents

Contents		Page

1	Interpretation	2

2	Sale and Purchase of the Shares	16

3	Consideration	16

4	Conditions	17

5	Pre-Closing	21

6	Closing	29

7	Special Indemnity	31

8	Post-Closing Obligations	31

9	Post-Closing Adjustments	41

10	Warranties	42

11	Limitation of Liability	44

12	Claims	44

13	Restrictions on the Seller	47

14	Restrictions on the Purchaser	48

15	Confidentiality	50

16	Insurance	51

17	Guarantee	52

18	Other Provisions	53

Schedule 1 Companies and Subsidiaries		63

Schedule 2 Closing Obligations		75

Schedule 3		77

Schedule 4 Warranties given by the Seller under Clause 10.1		111

Schedule 5 Warranties given by the Purchaser under Clause 10.4		131
i

ii